Exhibit W

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MPI

A public limited company with capital of €11,533,653.40

Registered office: 51 rue d’Anjou – 75008 Paris

RCS Paris 517 518 247

Update to the 2014 annual report

This update to the annual report was filed with the Autorité des Marchés Financiers (“AMF”) on 13 November 2015, in accordance with Article 212-13 of its General Regulations. It supplements the annual report filed with the AMF on 28 April 2015 under number D.15-0419.

The annual report and this update may be used in support of a financial transaction if they include the relevant transaction note approved by the AMF.

This document was prepared by the issuer and is the responsibility of its signatories.

The purpose of this document (the “Update”) is to update the annual report of MPI (the “Company” or “MPI”) for the fiscal year ended 31 December 2014, filed with the AMF on 28 April 2015 under number D.15-0419 (the “2014 Annual Report”).

Copies of the 2014 Annual Report and the Update are available free of charge from the Company’s registered office, 51, rue d’Anjou, 75008 Paris, as well as on the Company’s website (www.mpienergy.com) and on the AMF website (www.amf-france.org).

Expressions in this Update that begin with a capital letter have the meanings defined in the 2014 Annual Report or, alternatively, defined in the present Update, which must be read in conjunction with the 2014 Annual Report.

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This document is a free English translation of the Update to the 2014 Annual Report of MPI. This translation has been prepared solely for the information and convenience of the shareholders of MPI and other readers. No assurances are given as to the accuracy or completeness of this translation and MPI assumes no responsibility with respect to this translation or any misstatement or omission that may be contained therein. In the event of any ambiguity or discrepancy between this translation and the original French version of this document, the French version shall prevail.

Important information

This document does not constitute and shall not be construed as an offer or the solicitation of an offer to purchase, sell or exchange any securities of Maurel & Prom or MPI. In particular, it does not constitute an offer or the solicitation of an offer to purchase, sell or exchange of securities in any jurisdiction (including the US, the United Kingdom, Australia, Canada and Japan) in which it would be unlawful or subject to registration or qualification under the laws of such jurisdiction.

This business combination is made for the securities of a foreign company, and is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in any of the documents made available to the public in the context of the business combination have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the US federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

In connection with the proposed transaction, the required information documents will be filed with the Autorité des Marchés Financiers (“AMF”). Investors and shareholders are strongly advised to read, when available, the information documents that have been filed with the AMF because they will contain important information.

Shareholders and investors may obtain free copies of documents filed with the AMF at the AMF’s website at www.amf-france.org or directly from Maurel & Prom’s website (www.maureletprom.fr) or MPI’s website (www.mpienergy.fr).

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TABLE OF CONTENTS

I.	RESPONSIBLE PERSONS	5
1.	PERSON RESPONSIBLE FOR THE ANNUAL REPORT AND ITS UPDATE	5
2.	STATEMENT BY THE PERSON RESPONSIBLE	5
3.	PERSON RESPONSIBLE FOR AUDITING THE FINANCIAL STATEMENTS	5
3.1	Incumbent statutory auditors	5
3.2	Alternate statutory auditors	5

II.	UPDATE TO THE 2014 ANNUAL REPORT	6
1.	DESCRIPTION OF THE COMPANY	6
1.1	Profile and history	6
1.1.2	Organisation chart and change in consolidation scope	6
1.1.2.1	Group organisation chart	6
1.2	Description of the Group’s business	6
1.2.1	Seplat’s assets and activities	6
1.2.1.2	Seplat’s share of reserves (before royalties)	6
1.2.1.3	Seplat’s activity in the first half of 2015	7
1.2.1.4	Seplat activity’s after the half-year reporting date	7
1.2.2	Saint-Aubin Energie’s assets and activities	8
1.2.2.2	Saint-Aubin Energie’s operations in the first half of 2015	8
1.3	MPI development potential	9
1.4	Financial information	9
1.4.1	MPI consolidated financial statements as at 30 June 2015	9
1.6	Trends and strategy	10
1.6.2	Diversification of Seplat’s asset portfolio and refinancing	10
1.6.3	Development strategy	11
2	RISK FACTORS	13
2.2	Financial risks	13
2.2.1	Risks of fluctuations in hydrocarbon prices	13
2.2.2	Foreign exchange risk	13
2.2.3	Liquidity risks	14
3	CORPORATE GOVERNANCE	15
3.1	Administrative, management and supervisory bodies and executive management	15
3.1.1	Members of the management and supervisory Bodies of the Company and Seplat	15
3.1.1.1	Members of the management and supervisory bodies of the Company	15
3.1.2	Potential conflicts of interest on the Company’s administrative bodies and executive management	15
3.2	Compensation and benefits	17
3.2.1	Compensation and benefits of all types paid to corporate officers	17
3.2.1.2	Executive corporate officers	17
3.2.1.3	Stock options, free shares and free preference shares	17
3.2.2	Equity interest of corporate officers in the Company’s capital	20
3.3	Operations of administrative and management bodies	21

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3.3.6	Committees of the Board of Directors	22
3.3.6.2	Appointments and Compensation Committee	22
3.3.6.3	Observer	22
4	CORPORATE, SOCIAL AND ENVIRONMENTAL RESPONSIBILITY	23
4.1	Information on labour	23
4.1.1	Employment	23
4.1.1.3	Compensation and changes in compensation	23
5	INFORMATION ABOUT THE COMPANY AND ITS CAPITAL	24
5.2	Information about capital	24
5.2.1	General information regarding capital	24
5.2.1.1	Amount of share capital	24
5.2.1.2	Shares held by the Company or on its behalf	24
5.2.1.3	Other securities giving access to capital and free share grants	25
5.2.1.4	Authorised share capital not issued	26
5.2.1.5	Share capital history as at the date of this Update	28
5.2.2	Major shareholders	29
5.2.2.1	Major shareholders	29
5.2.2.3	Shareholders with more than 5% of the capital	29
5.2.2.4	Control of the issuer exercised by one or more shareholders	30
5.2.3	Dividend distribution policy	30
6	FINANCIAL STATEMENTS	31
6.1	Consolidated financial statements at 30 June 2015	31
I.	Statement of financial position	31
II.	Consolidated statement of global income	32
III.	Cash Flow Statement	33
IV.	Changes in shareholders’ equity	34
I.	Opinion on the financial statements	42
II.	Specific verification	42

III.	APPENDIX TO THE UPDATE	43

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I.	RESPONSIBLE PERSONS

1.	PERSON RESPONSIBLE FOR THE ANNUAL REPORT AND ITS UPDATE

Xavier Blandin, Chief Executive Officer

2.	STATEMENT BY THE PERSON RESPONSIBLE

“I hereby certify, having taken every reasonable measure to this effect, that the information contained in this Update is, to the best of my knowledge, accurate and does not contain any omission that could affect its scope.

I have obtained a completion of work letter from the statutory auditors, in which they indicate that they have verified the financial data and the financial statements contained in this Update and have read the Update in its entirety.

The interim consolidated financial statements for the period from 1 January to 30 June 2015 presented in this Update in section 6.1 were subject to a report by the Statutory Auditors, presented in paragraph 6.1 of this Update, which contains no observations.

Paris, on 13 November 2015

Xavier Blandin

Chief Executive Officer”

3.	PERSON RESPONSIBLE FOR AUDITING THE FINANCIAL STATEMENTS

3.1	Incumbent statutory auditors

KPMG (775 726 417 RCS Nanterre)

Tour EQHO – 2 avenue Gambetta – 92600 Paris La Défense Cedex

Date of first appointment: General Shareholders’ Meeting of 22 May 2015

Date on which term of office expires: at the close of the General Shareholders’ Meeting called to approve the financial statements for the year ended 31 December 2020

International Audit Company (347 787 327 RCS Paris)

46 rue du Général Foy – 75008 Paris

Date of first appointment: General Shareholders’ Meeting of 13 May 2011

Date on which term of office expires: at the close of the General Shareholders’ Meeting called to approve the financial statements for the year ended 31 December 2016

3.2	Alternate statutory auditors

Salustro Reydel (652 044 371 RCS Nanterre)

Tour EQHO – 2 avenue Gambetta – 92600 Paris La Défense Cedex

Date of first appointment: General Shareholders’ Meeting of 22 May 2015

Date on which term of office expires: at the close of the General Shareholders’ Meeting called to approve the financial statements for the year ended 31 December 2020

M. François Caillet

46 rue du Général Foy – 75008 Paris

Date of first appointment: General Shareholders’ Meeting of 13 May 2011

Date on which term of office expires: at the close of the General Shareholders’ Meeting called to approve the financial statements for the year ended 31 December 2016

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II.	UPDATE TO THE 2014 ANNUAL REPORT

1.	DESCRIPTION OF THE COMPANY

Information relating to this chapter is included in the 2014 Annual Report. That information, as at the date of this Update, remains correct and is updated by the following information.

1.1	Profile and history

1.1.2 Organisation chart and change in consolidation scope

1.1.2.1 Group organisation chart

As at the date of the Update, the Company held in particular equity interests of 21.76% in Seplat and 66.67% in Saint-Aubin Energie

1.2	Description of the Group’s business

1.2.1 Seplat’s assets and activities

1.2.1.2 Seplat’s share of reserves (before royalties)

P1 and P2 reserves (Seplat share before royalties) were estimated at 281 Mboe (139 Mbls of oil and 826 Bscf of gas) as at 31 December 2014, which corresponds to a 24% increase between 31 December 2013 and 31 December 2014 and a reserve replacement ratio of over 400%.

	Oil + Condensates	Natural Gas	Total Oil Equivalent
	Mbls	Bscf	Mboe
Reserves at 31/10/2013	111.5	663.3	225.8
Revision	36.5	184.1	67.4
Discoveries	1.8	0	1.8
Production	(10.4)	(21.4)	(14.1)
RESERVES AT 31/12/2014	138.5	827.0	281.1

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1.2.1.3 Seplat’s activity in the first half of 2015

Production

Seplat holds direct or indirect interests in six licences (OMLs 4, 38, 41, 53, 55 and OPL 283) in the Niger Delta, Nigeria. The following table shows their contribution to production in the first half of 2015:

		Gross (base 100%)		Direct interest (Seplat share)
		Liquid	Gas	Liquid	Gas	Total Oil Equivalent
Seplat %		boepd	mmcfd	boepd	mmcfd	boepd
OMLs 4, 38, 41	45%	44,765	118.3	20,144	53.3	29,020
OPL 283	40%	2,724	—	1,089	—	1,089
OML 53	40%	2,243	—	897	—	897
OML 55	22.5%	6,995	—	1 574	—	1,574

Total		56,727	118.3	23,705	53.3	32,580

In the first half of 2015, Seplat’s share of oil production averaged 23,705 barrels per day and gas production 53.3 million cubic feet per day, or a total 32,580 barrels of oil equivalent per day (versus 27,375 barrels of oil equivalent per day in the first half of 2014). These production levels were achieved despite many stoppages in the Trans Forcados routing system during the first half of 2015 (52 days complete stoppages and 25 days partial stoppages) and remain consistent with the production targets set for the period of 32,000 to 36,000 barrels of oil equivalent per day.

These production levels are mainly due to the new gas plant at Oben which can deliver an additional 150 million cubic feet per day, sharply increasing gas processing capacity. This is reflected in the new production records achieved during the period of 84,400 barrels of oil per day and 284 million cubic feet of gas per day at OML fields 4, 38 and 41.

The average sale price of oil in the first half of 2015 was US$53.3 per barrel (versus US$112.4 per barrel in the first half of 2014), or an average premium of US$1.5 per barrel over Brent. The average price of gas in the first half of 2015 was US$2.75 per million cubic feet (versus US$1.50 per mmcf in the first half of 2014).

1.2.1.4 Seplat activity’s after the half-year reporting date

Production (1)

The contribution to production over the first nine months of the 2015 financial year for the six licences (OMLs 4, 38, 41, 53, 55 and OPL 283) in the Niger Delta, Nigeria, in which Seplat has a direct or indirect interest is presented below:

		Gross (base 100%)		Direct interest (Seplat share)
		Liquid	Gas	Liquid	Gas	Total Oil Equivalent
Seplat %		boepd	mmcfd	boepd	mmcfd	boepd
OMLs 4, 38, 41	45%	53,525	169.9	24,086	76.5	36,828
OPL 283	40%	2,634	—	1,054	—	1,054
OML 53	40%	1,550	—	620	—	620
OML 55(2)	22,5%	6,715	—	1,511	—	1,511

Total		64,423	169.9	27,270	76.5	40,012

(1)	Oil production volumes are measured at the meter station for OMLs 4, 38 and 41 and OPL 283. These volumes are subject to reconciliation and may present differences from sales data.
(2)	The volumes for Seplat’s 56.25% interest in Belemaoil are equivalent to a direct Seplat interest in OML 55 of 22.5%.

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Seplat’s share of hydrocarbons production averaged 40,012 barrels of oil equivalent per day for the first nine months of the financial year, or a 38% rise from the same period in 2014. Seplat benefitted from a significant improvement in Trans Forcados System (TFS) pipeline availability, with only two days of complete stoppage recorded in the third quarter 2015. Gas production has also been strong, with gross sales for the internal market regularly exceeding 300 million cubic feet per day. With the help of these positive factors, Seplat was able to achieve a record level of 56,415 barrels of oil equivalent per day for Seplat’s share of daily production in September 2015.

These production levels take into account 54 days of complete stoppage and 29 days of partial stoppage on the third-party operated Trans Forcados routing system since the beginning of the financial year (two days of complete stoppage recorded for the third quarter). No stoppage days were recorded for the OML 53 and OML 55 licences.

The majority of oil production from OMLs 4, 38 and 41 (approximately 97%) was routed through the Trans Forcados pipeline. Gross production volumes recorded by Seplat were reprocessed using a reconciliation factor of an average of 12% applied by the oil terminal operator. Over the first nine months of the financial year, 385,060 barrels were routed to the Warri refinery through the substitute export pipeline operated by Seplat (versus 288,661 barrels for third quarter 2014).

The average price of sale over the period was US$49.3 per barrel versus US$109.9 per barrel for the same interval in 2014, or an average premium of US$1.2 per barrel over Brent. The average price of gas was US$2.53 /mscf (2014: US$1.60 /msci).

To find out more, all financial information relating to Seplat is available in the “Investor Centre” section of its website: http://seplatpetroleum.com

1.2.2 Saint-Aubin Energie’s assets and activities

1.2.2.2 Saint-Aubin Energie’s operations in the first half of 2015

(a)	Canada

At Sawn Lake in Alberta, the pilot test of the SAGD process, conducted on the first pair of horizontal exploration wells to assess the technical and commercial feasibility of bitumen production through steam injection, is continuing. Average production, with 325 barrels per day for the first half of 2015, is continuing to improve. The average was 400 barrels per day in July 2015. The pilot test will continue until Fall 2015 to assess the field’s economic viability.

On Anticosti Island, Quebec, the stratigraphic drilling campaign which began in 2014 resumed in May 2015., Ten core holes have been completed and an eleventh is in the process of completion. A twelfth core hole will be drilled in 2015, and its location will be optimally adjusted based on the results of previous drilling. The 2015 core holes campaign is part of the programme to assess the Macasty reservoir’s resources. The results already achieved will help to determine the locations of the three horizontal exploration wells to be fracked, as planned for summer 2016.

(b)	Myanmar

In Myanmar, drilling of the SP-1X well, operated by Petrovietnam, began on 27 December 2014 and was completed in March 2015. The drilling revealed significant gas volumes. The well has not been tested and has been capped on account of the high pressure levels encountered when drilling; it is believed that it could be easier to assess the reservoir in the future by drilling elsewhere in this area.

1.2.2.3 Saint-Aubin Energie’s operations after the half-year reporting date

(a)	Canada

At Sawn Lake in Alberta (Canada), the pilot test of the SAGD process continued. Average production was 380 barrels per day for third quarter 2015. To gain an improved understanding of the field’s technical potential, the SAGD pilot test will continue until end of 2015 before being adjourned.

On Anticosti Island, Quebec, the first phase of the exploration programme has ended, i.e. a campaign of 12 stratigraphic core holes drilled within budget and in compliance with health, safety, and environmental protection policies. The objectives of the first phase were to identify the scale of hydrocarbon resources and identify three locations for the horizontal exploration drilling scheduled for summer 2016. The results from the seven core holes in 2015 combined with the five done in 2014 are consistent with expectations for Macasty Formation thickness, total organic content (TOC), porosity, permeability and maturity. These results compare favourably with those from other North American source rock gas and oil productions.

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(b)	Myanmar

The results from the drilling of the SP-1X well on M2 block are currently being analysed.

1.3	MPI development potential

The Company was established by Maurel & Prom with the aim of creating Seplat in cooperation with local partners, the main independent oil and gas player in Nigeria. In 2011, shares of the Company were distributed to the Maurel & Prom shareholders with the intent of merging the Company with Seplat in the future. As this was not possible, the Company, whose corporate object is exactly the same as Maurel & Prom’s, remained an independent structure.

The Company’s Board of Directors examined other development opportunities through investments in Nigeria, either indirectly by participating in financing Seplat acquisitions, or directly by acquiring a stake in a permit alongside Seplat. However as these opportunities did not bear fruit, the Board of Directors turned its attention to investment projects outside of Nigeria. The establishment of the joint venture Saint-Aubin Energie with Maurel & Prom gave the Company access to oil exploration activities in Canada and Myanmar.

The Board of Directors then came to reflect on the strategy the Company should be implementing, and especially its ability to grow independently. In particular, the difficult macro-economic context due to the sudden drop in oil prices beginning in the second half of 2014 and the associated collapse in oil company market value contributed to the view that the Company had only two solutions for its future:

(i)	its dissolution, which was not an acceptable option to the Board of Directors as it was not in the interest of either the company or its shareholders, or

(ii)	restructuring the Company, either in a merger with a larger entity or by taking advantage of the depressed market to invest its cash on hand.

When no attractive target in line with the company’s investment capacity could be identified, and after an analysis with the support of an independent expert review, it became clear to the Board of Directors of the Company that a merger with Maurel & Prom was the best solution as it would provide shareholders of the Company with access to Maurel & Prom oil reserves on especially advantageous terms, in light of the declining price of oil.

1.4	Financial information

1.4.1 MPI consolidated financial statements as at 30 June 2015

The Company consolidates its subsidiaries Seplat (21.76%) and Saint-Aubin Energie (66.67%) using the equity method, in accordance with IFRS 11 standards.

In thousands of euros	30/06/2015	30/06/2014
Sales	0	0
Operating income	(1,778)	(2,340)
Financial income	340	1,694
Income before tax	(1,438)	(646)
Income taxes	(5,034)	(2,294)
Net income from consolidated companies	(6,472)	(2,940)
Income from equity associates	8,633	28,801
Net income from continuing operations	2,161	25,861
Income from discontinued operations	0	29,388
Consolidated net income	2,161	55,249
NET CASH	222,301	236,994

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Economic environment

The economic context was marked by a sharp decline in the price of Brent since the summer of 2014, falling from US$113 at end-June 2014 to US$58 at end-December 2014 then regaining slightly to US$63 by end-June 2015. In the first half of 2015, the average price of Brent was US$57.8 versus US$108.9 in the first half of 2014, or a 47% decline year-on-year.

This drop in barrel price had a direct impact on Seplat’s results, a company accounted for by the equity method.

The US dollar rose against the euro over the same period. The €/US$ exchange rate was 1.12 at 30 June 2015 versus 1.21 at 31 December 2014, and averaged 1.12 in the first half of 2015 versus 1.37 in the first half of 2014.

Financial information

Group net income totalled €2.2 million at 30 June 2015 versus €55.2 million at 30 June 2014. MPI reported an operating loss of €1.8 million versus a €2.3 million loss at 30 June 2014, reflecting the Group’s running costs. The favourable movement in the €/US$ exchange rate resulted in the Group recognizing corporate income tax of €5 million. Seplat’s share of net income at 30 June 2015 totalled €7.8 million.

MPI’s cash position at 30 June 2015 totalled €222.3 million, down €29 million from 1 January 2015. This reflects €11 million withheld for corporate income tax payable for fiscal year 2014, €6.5 million received from Seplat, and €33 million paid to Group shareholders in June 2015 as a dividend for the fiscal year ended 31 December 2014. The movement in the €/US$ exchange rate had a favourable impact of €24 million on the Group’s cash position.

1.4.2	Seplat financial information after the half-year reporting date

Oil sales for Seplat for the first nine months of 2015 totalled US$367 million, or a decline of 36% compared to the same interval in 2014, explained not least by the 55% drop in oil prices over the period. Seplat gas sales increased by 220% to US$53 million after Oben production capacity increased in June 2015.

As at 30 September 2015, Seplat gross profit was US$192 million and its net profit was US$62 million. Investment expenses incurred by Seplat over the first nine months of the 2015 financial year totalled US$98 million. Cash flow from operations (before working capital) totalled US$168 million over the same period. Seplat cash and bank deposits totalled US$445 million and net liabilities US$480 million as at 30 September 2015.

Outstanding NPDC receivables as at 30 September 2015 was US$461 million, down from the US$504 million recorded on 30 June 2015. A July 2015 agreement with NPDC led Seplat to offset the balance of arrears against NPCD’s share in revenue for gas sales under OMLs 4, 38 and 41. NPDC and Seplat also undertook to set up a US$ 300 million facility in order to fund joint ventures cash calls, effective as of January 2015, to accelerate progress on repayment of arrears.

1.6	Trends and strategy

1.6.2 Diversification of Seplat’s asset portfolio and refinancing

Seplat dividend

Seplat’s Board of Directors recommended to its General Shareholders’ Meeting the payment of a total dividend of US$0.15 per share (of which US$0.06 per share had already been paid at end-2014).

Seplat’s General Shareholders’ Meeting, which was held in Lagos, Nigeria, on 2 June 2015, followed the recommendation of Seplat’s Board of Directors and approved the payment of a total dividend of US$0.15 per share (of which US$0.06 per share had already been paid at end-2014).

Seplat’s Board of Directors also announced interim dividends of US$0.04 per share to be paid in mid-November 2015, versus US$0.06 per share for the same period in 2014.

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1.6.3 Development strategy

Planned merger between Maurel & Prom and MPI

The Boards of Directors of Maurel & Prom and the Company unanimously approved the principle of a merger between the two companies in the form of a merger by absorption of the Company by Maurel & Prom.

In contrast to the market conditions in 2011, Maurel & Prom and the Company are now facing a challenging macro-economic environment following a sharp drop in oil prices, a lack of visibility due to their size which restricts their access to the best terms available on financial markets and limits their external growth capacity in a capital-intensive industry.

The union is in line with a strategy of sector consolidation and would allow the new entity to enjoy financial means strengthened by:

•	a combination of substantial cash flow from production in Gabon and Tanzania and dividends from Seplat in Nigeria;

•	improved access to financial markets; and

•

cost synergies and substantial tax savings which, for example, would have represented €14.5 million for fiscal year 2014 on a pro-forma basis, of which €12 million in tax savings and €2.5 million in administrative fees corresponding to MPI listing costs, overheads and management costs.

Moreover, the merger would see the new entity benefiting from an attractive combination of developed onshore assets providing a favourable oil (variable price)/gas (fixed price) product mix and greater geographic diversification combining (i) operated assets which generate major oil production and offer long-term visibility (Gabon); (ii) operated assets for which gas production started on 20 August 2015 providing exposure to Eastern African countries (Tanzania); (iii) a substantial (21.76%) stake in Seplat, one of the leading indigenous operators in Nigeria with major growth prospects; (iv) major potential growth prospects in Canada; and (v) exploration zones in Columbia, Myanmar and Namibia. Considering the characteristics of these assets, the new merged entity would become a leading player among the oil juniors.

The merged entity will offer investors an attractive investment vehicle in terms of liquidity and market capitalisation, ranking among the leading independent European oil and gas exploration/production companies.

As part of preparatory work for the transaction, Maurel & Prom’s and the Company’s Boards of Directors both decided, during their 30 July 2015 meetings, to form ad hoc committees composed of Directors considered as independent, in relation to the proposed merger, by their respective Boards of Directors. Each ad hoc committee is charged, in particular, with analysing the terms and conditions of the proposed merger and issuing recommendations to its Board of Directors to help in its decision-making regarding the merger, including the exchange ratio.

Based on the recommendations of their respective ad hoc committees, the indicative exchange ratio proposed by the Boards of Directors of Maurel & Prom and the Company, dated 27 August 2015, was 1 Maurel & Prom share for 2 shares of the Company, it being noted that shareholders of the Company would be offered an extraordinary dividend of €0.45 per share of the Company.

Based on the recommendation of its ad hoc committee which met on 27 August 2015, the Company’s Board of Directors decided to appoint, on a voluntary basis, Associés en Finance, represented by M. Arnaud Jacquillat as an independent expert. His role is to assess the fairness of the financial conditions proposed to the Company’s shareholders as part of the contemplated merger, it being noted that this independent expert must comply with the rules applicable to independent experts appointed pursuant to the AMF’s General Regulations. The work of the independent expert was supervised by the ad hoc committee set up by the Company’s Board of Directors.

Moreover, Messrs Olivier Pérronet and Jacques Potdevin were appointed on 1 September 2015, at the joint request of Maurel & Prom and the Company, as merger auditors, by order of the President of the Paris Commercial Court. Their mission is to examine the terms of the merger and, more particularly, to ensure that the relative values attributed to Maurel & Prom and Company shares are relevant and that the exchange ratio is fair.

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After carefully examining the terms of the proposed merger, including the valuation work of the consultant bank and the conclusions of the independent expert, each ad hoc committee recommended, in particular, that its Board of Directors (i) approve the principle of the merger by absorption of the Company by Maurel & Prom and (ii) decide on a definitive exchange ratio of 1 Maurel & Prom share for 1.75 Company shares, it being noted that Company shareholders would be offered an extraordinary dividend of €0.45 per Company share. Maurel & Prom’s and the Company’s Boards of Directors thus approved, during their 15 October 2015 meetings, the recommendations of their respective ad hoc committees and decided to convene their General Shareholders’ Meetings in particular to vote on the proposed merger on 17 December 2015.

The transaction is subject to certain conditions precedent, in particular (i) confirmation by the AMF that the merger will not result in the obligation for Pacifico S.A. to file a compulsory buyout offer on Maurel & Prom and Company shares pursuant to Article 236-6 of the General Regulations of the AMF; (ii) approval of the merger by Maurel & Prom’s and the Company’s General Shareholders’ Meetings; and (iii) approval at the Company’s ordinary General Shareholders’ Meeting of the exceptional distribution of €0.45 per Company share with dividend entitlement.

The merger auditors’ report, the report from the independent expert on the fairness of the exchange ratio, the draft merger agreement as well as an information documentregarding the transaction must be filed with the AMF has been or will, if applicable, be made available to shareholders in accordance with the law and regulations in force.

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2	RISK FACTORS

2.2	Financial risks

2.2.1 Risks of fluctuations in hydrocarbon prices

The economy, particularly the profitability of the oil and gas industry, is very sensitive to the price of hydrocarbons expressed in US$. As a result, the provisional cash flows and net incomes for the Company and Seplat are heavily impacted by changes in the price of hydrocarbons expressed in US$.

As at the date of this Update, no specific policy to hedge this risk has been implemented by the Company, owing in particular to the lack of its own oil production, the implementation costs and the associated unfavourable tax treatment.

However, the Company does not rule out the possibility of using hedging instruments in the future, if the related costs and taxes become more favourable, or if it is warranted by a change in the price of hydrocarbons.

The economic context was marked by a sharp decline in the price of Brent since the summer of 2014, falling from US$113 at end-June 2014 to US$58 at end-December 2014 then regaining slightly to US$63 by end-June 2015. In the first half of 2015, the average price of Brent was US$57.8 versus US$108.9 in the first half of 2014, a 47% decline year-on-year.

This drop in barrel price had a direct negative impact on Seplat’s results, a company accounted for by the equity method. Furthermore, if prices were to remain at a low level for a prolonged period of time, Seplat may be forced to revise the amount of the dividend that it would pay to its shareholders.

The following table sets out a sensitivity analysis of the Company’s net income and consolidated shareholders’ equity as at 30 June 2015 to fluctuations in the price of hydrocarbons (in millions of euros):

		Change in barrel price
Percentage change	+10%	-10%
Impact on consolidated net income	+3.9	-3.9
Impact on consolidated net equity	-3.9	-3.9

2.2.2 Foreign exchange risk

Although the Company’s reporting currency is the euro, Seplat and the Company have used US$ as their operating currency since 1 January 2012, since sales, the majority of operating expenses and a significant portion of the investments of the Company and Seplat are denominated in this currency. As for Saint-Aubin Energie, whose reporting currency is the euro, investments are made in US$ and Canadian dollars (C$).

This situation creates sensitivity in the Company’s consolidated financial statements to the €/US$, €/C$ exchange rates, related to the conversion of assets and liabilities into the reporting currency at the closing rate, with the discrepancy resulting from this conversion being recorded directly as shareholders’ equity.

ENGLISH LANGUAGE TRANSLATION

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The impact on income before tax, profits and the currency translation adjustment (shareholders’ equity) as at 30 June 2015 of a 10% increase or decrease in the €/US$ exchange rate on that date is set out below:

In thousands of euros	Impact on profit/loss before corporate tax		Impact on exchange gain (loss) (shareholders’ equity)
	10% rise in €/ US$ exchange rate	10% drop in €/US$ exchange rate	10% rise in €/US$ exchange rate	10% drop in €/US$ exchange rate
US$	(1,653)	2,021	(49,927)	61,022
Other currencies
Total	(1,653)	2,021	(49,927)	61,022

The Company may occasionally employ hedging strategies using derivative instruments (forward currency transactions and currency options) to limit its exposure to foreign exchange risk. As at the date of this Update, there was no foreign exchange hedging in place.

The Company’s consolidated foreign exchange position as at 30 June 2015 breaks down as follows:

In millions of US $	Assets and liabilities	Commitments in currencies	Net position before hedging	Hedging instruments	Net position after hedging
Non-current financial assets	65		65		65
Equity affiliates	313		313		313
Other current assets	11		11		11
Derivative instruments			0		0
Other miscellaneous creditors and debtors			0		0
Cash and cash equivalents	226		226		226
US$ exposure	615	0	615	0	615

2.2.3 Liquidity risks

As with any industrial and commercial activity, the Company is exposed to the risk of insufficient liquidity or the risk that its financing strategy is inadequate.

As at 30 June 2015, MPI Group had no significant financial liabilities.

The Company’s cash, which was €222 million at the 30 June 2015 period-end, are held in sight deposit accounts.

The Company has conducted a specific review of its liquidity risk, and believes that it is able to meet its forthcoming contractual maturities over the next 12 months.

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3	CORPORATE GOVERNANCE

Information relating to this chapter is included in the 2014 Annual Report. That information, as at the date of this Update, remains correct and is updated by the following information.

3.1	Administrative, management and supervisory bodies and executive management

3.1.1 Members of the management and supervisory Bodies of the Company and Seplat

3.1.1.1 Members of the management and supervisory bodies of the Company

(b)	Chief Executive Officer

On the recommendation of the Appointments and Compensation Committee, the Company’s Board of Directors on 27 August 2014 appointed Mr Xavier Blandin as Chief Executive Office until the close of the General Shareholders’ Meeting held to approve the financial statements for the fiscal year ended 31 December 2014. The Company’s Board of Directors meeting held after the Combined (Ordinary and Extraordinary) General Shareholders’ Meeting of 22 May 2015 decided, on the recommendation of the Company’s Appointments and Compensation Committee, to renew Mr Xavier Blandin’s term of office as the Company’s Chief Executive Officer until the close of the General Shareholders’ Meeting called to approve the financial statements for the year ending 31 December 2015.

(c)	Observer

As at the date of this Update, the Company had no observer.

Mr Roman Gozalo, who was Company observer since 14 December 2011, resigned on 27 July 2015 with immediate effect, in order to fully concentrate on his other duties and, specifically, his duties within Maurel & Prom as a member of the ad hoc committee as part of the contemplated merger.

Since his resignation, the Board of Directors has not appointed a new observer.

(d)	Management Bodies

The Company has a Chief Executive Officer, Mr Xavier Blandin (see paragraph 3.1.1.1 (b) of this Update), and a Deputy Chief Executive Officer, Mr Michel Hochard. At the meeting of the Company’s Board of Directors on 27 August 2014, Mr Michel Hochard was indeed appointed, on the recommendation of the Appointments and Compensation Committee, as the Company’s Deputy Chief Executive Officer until the close of the General Shareholders’ Meeting called to approve the financial statements for the year ended 31 December 2014. The Company’s Board of Directors meeting held after the Combined (Ordinary and Extraordinary) General Shareholders’ Meeting of 22 May 2015 decided, on the recommendation of the Company’s Appointments and Compensation Committee, to renew Mr Michel Hochard’s term of office as the Company’s Deputy Chief Executive Officer until the close of the General Shareholders’ Meeting called to approve the financial statements for the year ending 31 December 2015.

3.1.2	Potential conflicts of interest on the Company’s administrative bodies and executive management

Under the terms of Articles L. 225-38 and L. 225-40 of the Commercial Code, Mr Jean-François Hénin is interested in (i) two service agreements entered into between the Company and Seplat and by the Company and Maurel & Prom, (ii) a mandate given by the Company to Seplat (it should be noted that this mandate was terminated by Seplat’s stock market listing on 14 April 2014) and (iii) the partnership agreement between the Company and Maurel & Prom.

Mr Jean-François Hénin is a Director and the Chairman of the Company’s Board of Directors, and Chairman of Maurel & Prom’s Board of Directors. He was a director of Seplat until the end of fiscal year 2013. He is also a shareholder of the Company and of Maurel & Prom through Pacifico S.A.

Consequently, the above-cited agreements were submitted for the prior authorisation of the Board of Directors and for the approval of the Company’s General Shareholders’ Meeting as part of the related-party agreements procedure.

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In addition, as at the date of this Update, Mr Xavier Blandin, Ms Nathalie Delapalme and Mr Emmanuel de Marion de Glatigny, Directors of the Company, were also Directors of Maurel & Prom, and Mr Michel Hochard, Deputy Chief Officer of the Company, was also Chief Executive Officer of Maurel & Prom.

With the exception of the foregoing, to the Company’s knowledge, as at the date of this Update, there are no potential conflicts of interest for (i) members of the Board of Directors between their duties in respect of the Company and their private interests, or (ii) the Chief Executive Officer, Mr Xavier Blandin, and the Deputy Chief Executive Officer, Mr Michel Hochard, between their duties in respect of the Company and their private interests.

As part of the planned merger of the Company into Maurel & Prom, the Company and Maurel & Prom established ad hoc committees (see paragraph 1.6.3 of this Update). The Boards of Directors of Maurel & Prom and the Company thus assessed the criteria pertaining to the independence of their members with respect to (i) any common directorship held in the two companies (independent members must not hold directorships with both the Company1 and Maurel & Prom) and (ii) the corporate governance codes applicable within the two companies.

The Company’s ad hoc committee is thus formed of three directors who hold no offices at Maurel & Prom, of whom two (Ms Caroline Catoire and Mr Alexandre Vilgrain) are independent directors within the meaning of the Middlenext Code.

One specific case was raised by the ad hoc committee: although not considered as an independent director within the meaning of the Middlenext Code due to his duties at Seplat, of which the Company originally held 45% (the holding was reduced to 21.76% in 2013), the inclusion of Mr Ambrosie Bryant Chukwueloka Orjiako (who holds no offices at Maurel & Prom) on the Company’s ad hoc committee was perceived as a means of ensuring that the transaction (and the corresponding exchange ratio) would be in the Company’s best interests in so far as the valuation of the Company could have an indirect impact on the valuation of Seplat.

Mr Alexandre Vilgrain, a former director of Maurel & Prom, notified that company of his resignation from the Board in July 2015 in order to concentrate on his other duties, especially those carried out at the Company in his capacity as a member of the ad hoc committee, and to avoid all potential or perceived conflicts of interests. He also notified the Company of his decision to step down from his role as a director of the Company following the General Shareholders’ Meeting called to approve the planned merger in the event that the shareholders vote to refuse the transaction and, if the transaction is completed, not to accept any role as a director of the merged entity if any such proposal were to be made to him by the Board of Directors of Maurel & Prom.

The Boards of Directors of the Company and Maurel & Prom took the view that the decision to approve the planned merger – an important operation for both companies – could not be taken in accordance with the corporate governance rules incorporated into the internal regulation (which require directors to abstain – or even refrain from attending meetings – in the event of a conflict of interests, even a potential conflict) by four directors of the Company and four directors of Maurel & Prom. The Boards of Directors of the Company and Maurel & Prom thus decided to establish ad hoc committees, as described above, to provide an independent review in order to assist the Boards of Directors with their decisions and avoid any potential conflicts of interests.

The Boards of Directors of the Company and Maurel & Prom thus decided to go beyond the corporate governance rules on abstention (and meeting attendance) and to give greater sway to those on the duty and responsibility of directors. The view was taken that it was the duty and the responsibility of all directors of the Company and of Maurel & Prom to vote on such an important transaction and that the establishment of the ad hoc committees would prevent any potential conflict of interests, thus enabling the vote, all the while showing the commitment of the Company and of Maurel & Prom to good governance practices.

It is herein specified that the Boards of Directors of the Company and Maurel & Prom voted unanimously to approve all of the recommendations of the ad hoc committees made independently.

[1]

Mr Romain Gonzalo has, notified the company of his resignation from jis position as Observer in order to fully concentrate on his other duties, especially those carried out at the Company in his capacity as a member of the ad hoc committee as part of the contemplated merger.

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3.2	Compensation and benefits

3.2.1 Compensation and benefits of all types paid to corporate officers

3.2.1.2 Executive corporate officers

(a) Compensation of the Chairman, Chief Executive Officer and Deputy Chief Executive Officer

When renewing Mr Xavier Blandin’s term of office as the Company’s Chief Executive Officer on 22 May 2015, the Board of Directors also decided, on the recommendation of the Appointments and Compensation Committee, to maintain the compensation paid to the Company’s Chief Executive Officer at €120,000 gross per annum.

When renewing Mr Michel Hochard’s term of office as the Company’s Deputy Chief Executive Officer on 22 May 2015, the Board of Directors also decided, on the recommendation of the Appointments and Compensation Committee, to maintain the compensation paid to the Company’s Deputy Chief Executive Officer at €120,000 gross per annum. It is also specified that the Board of Directors on 22 May 2015 decided, on the recommendation of the Appointments and Compensation Committee, to grant free preference shares to the Company’s Deputy Chief Executive Officer and employees pursuant to Resolution Eighteen of the Combined (Ordinary and Extraordinary) General Shareholders’ Meeting of 22 May 2015 (see paragraph 3.2.1.3 below of this Update). The free preference shares granted to the Deputy Chief Executive Officer are valued using the same method used for the financial statements, at €95,000 to be spread over two years.

3.2.1.3 Stock options, free shares and free preference shares

On the authorisation in Resolution Twenty-One of the Combined (Ordinary and Extraordinary) General Shareholders’ Meeting of 7 October 2011, the Company’s Board of Directors decided at its meeting of 27 March 2013, on the recommendation of the Appointments and Compensation Committee meeting of 25 March 2013, to grant, in principle, free shares to the Company’s Chief Executive Officer, subject to performance conditions. On 20 June 2013, the Company’s Board of Directors, on the recommendation of the Appointments and Compensation Committee meeting of 25 March 2013, granted 45,000 free shares to the Chief Executive Officer subject to three mutually independent performance conditions (the sale of a portion of the equity interest in Seplat, the diversification of Company assets, and the level of the share price). At its meeting of 26 March 2014, the Company’s Board of Directors established, in accordance with the recommendation of the Appointments and Compensation Committee, that those three conditions had been fulfilled and some of them exceeded, and that consequently the 45,000 performance shares were vested in the Chief Executive Officer on 20 June 2015. The lock-in period applicable to those shares ends on 20 June 2017.

Additionally, the General Shareholders’ Meeting of 22 May 2015 authorised the creation of a new class of shares, preference shares, representing up to 0.2% of the Company’s share capital, convertible after a period of four years into ordinary shares that may not represent more than 2% of the Company’s share capital, subject to performance conditions (Resolutions Seventeen and Eighteen). The decision was made to opt for preference shares because the cost to the Company of granting preference shares is lower than the cost of granting ordinary shares.

On 22 May 2015, the Company’s Board of Directors, on the recommendation of the Appointments and Compensation Committee, decided to (i) implement the authorisation granted by the Combined (Ordinary and Extraordinary) General Shareholders’ Meeting of 22 May 2015 on the allocation of free preference shares to employees and/or corporate officers (Resolution Eighteen) and to (ii) grant to the Deputy Chief Executive Officers and certain employees, preference shares convertible after a period of four years into a capped number of ordinary shares, subject to performance conditions.

As part of the first tranche of this grant (total grant of 375 preference shares convertible into a maximum of 300,000 ordinary shares), the Board of Directors decided, on the recommendation of the Appointments and Compensation Committee, to grant (i) to the Deputy Chief Executive Officer 75 preference shares convertible into a maximum of 60,000 ordinary shares (or 0.0005% of share capital at grant date) and (ii) to certain employees preference shares convertible into a maximum of 15,000 ordinary shares (or 0.00013% of share capital at grant date). It is herein specified that the balance of the first tranche had not been allocated by the date of this Update and that it is not contemplated at this time to allocate this balance in light of the planned merger between the Company and Maurel & Prom.

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These preference shares, vested at the end of a two year period and non-transferable thereafter, are convertible into ordinary shares at the shareholder’s request at any time between four and seven years after the date that the preference shares are awarded (the “Conversion Date”), provided the Company’s share price reaches a certain level.

The minimum share price set at time of the grant was €3.39 (the “Price Floor”).

The conversion ratio will be 800 ordinary shares per preference share when the share price target is reached, and intermediate targets have been set for each six-month period between the grant date and Conversion Date.

The final target share price at Conversion Date is set as €4.75, which is the Price Floor plus 40%.

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FREE SHARES GRANTED TO EACH CORPORATE OFFICER

Free shares granted by the General Shareholders’ Meeting	No. and date of plan	Number of free shares granted during the fiscal year	Valuation of the shares using the method applied to the console- dated financial statements	Acquisition date	Availability date (ordinary shares) / Conversion date (preference shares)	Performance conditions
Jean-François Henin, Chairman of the Board of Directors

None	None	None	—	—	—	None

TOTAL	None	None	—	—	—	None

Xavier Blandin, Chief Executive Officer since 27/08/2014

None	None	None	—	—	—	None

TOTAL	None	None	—	—	—	None

Michel Hochard, Deputy Chief Executive Officer since 27.08.2014*

Ordinary shares	Extraordinary General Shareholders’ Meeting of 07/10/2011 and Board of Directors’ meeting of 20/06/2013	20/06/2013 45,000 ordinary shares	€155,250**	20/06/2015	20/06/2017	Sale of a portion of the equity interest in Seplat Diversification of the Company’s assets Level of the share price

Preference	Extraordinary	22/05/2015	€95,000**	22/05/2017	20/05/2019	Share price
shares	General Shareholders’ Meeting of 22/05/2015 and Board of Directors’ meeting of 22/05/2015	75 preference shares convertible into a maximum number of 60,000 ordinary shares				performance (final share price equal to the allotment price + 40% with intermediate levels)

TOTAL	None	45,000 ordinary shares and 75 preference shares	—	—	—	None

*	Michel Hochard was Chief Executive Officer of the Company until 27 August 2014, when he was appointed Deputy Chief Executive Officer.
**	Total value of the share plan recorded in the financial statements pro rata temporis over two years

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Free shares available for each corporate officer	No. and date of plan	Number of shares available during the fiscal year	Conditions for acquisition

Jean-François Henin, Chairman of the Board of Directors

None	None	None	—

TOTAL	None	None	—

Xavier Blandin, Chief Executive Officer since 27.08.2014

None	None	None	—

TOTAL	None	None	—

Michel Hochard, Deputy Chief Executive Officer since 27.08.2014*

Ordinary shares	Extraordinary General	None	—
None	Shareholders’ Meeting of 07/10/2011 and Board of Directors’ meeting of 20/06/2013

Preference shares None	Extraordinary General Shareholders’ Meeting of 22/05/2015 and Board of Directors’ meeting of 22/05/2015	None	Share price performance (final share price equal to the allotment price + 40% with intermediate levels)

TOTAL	None	None	—

3.2.2 Equity interest of corporate officers in the Company’s capital

As at the date of this Update and to the Company’s knowledge, the Company’s corporate officers hold a total of 37,263,017 shares in the Company, representing 32.31% of its capital and 33.64% of the exercisable voting rights (versus 32.31% of theoretical voting rights).

The members of the Board of Directors are subject to the laws and regulations governing trading in securities for which they have information that is not yet public. In addition to the applicable laws and regulations, the Company wishes to ensure prudent management of its securities, in compliance with the regulations in force and, in accordance with the precautionary principle, shall alert the corporate officers and its employees, as well as persons acting on behalf of the MPI Group, to the rules associated with certain transactions on any financial instrument, as defined in Article L. 211-1 of the French Monetary and Financial Code, which has been or will be issued by the Company and on derivatives and other instruments related to these securities.

In this respect, at its meeting of 22 September 2011, the Company’s Board of Directors adopted a code of conduct relating to the prevention of insider trading that entered into force following the Company’s listing on the NYSE Euronext regulated market in Paris on 15 December 2011; a summary of this code is provided in paragraph 7.3.4 of the 2014 Annual Report.

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To the best of the Company’s knowledge, the breakdown of equity interests held in the Company by corporate officers as at the date of this Update is shown in the following table:

Name	Position	Shares
Augustine Avuru	Director	0
Xavier Blandin	Director Chief Executive Officer	0
Caroline Catoire	director (independent)	0
Nathalie Delapalme	director (independent)	100
Jean-François Hénin (1)	Director	28,749,616
MACIF, represented by Olivier Arlès	Director	8,324,204
Emmanuel de Marion de Glatigny (2)	Director	144,097
Ambrosie Bryant Chukwueloka Orjiako	Director	0
Alexandre Vilgrain	director (independent)	0
Michel Hochard (3)	Deputy Chief Executive Officer	45,000

1.	Held by Pacifico SA, of which Mr Jean-François Hénin and the members of his family have majority control.
2.	Emmanuel de Marion de Glatigny owns 120,847 shares of the Company directly and 23,250 shares indirectly, through a Share Savings Plan held by his wife.
3.	These shares are the result of the free share grant (see paragraph 3.1.2.3 of this Update). They were vested on 20 June 2015 and are locked-in until 20 June 2017.

3.3	Operations of administrative and management bodies

The table below shows the appointment / renewal and expiry dates of the terms of office of the Company’s corporate officers.

Name	Date of appointment/ renewal	Date on which term of office expires	Position
Jean-François Hénin	15/11/2010 /	General Shareholders’	Director/Chairman
	20/06/2013	Meeting called to approve
the 2015 financial statements

Emmanuel de Marion	15/11/2010 /	General Shareholders’	Director
de Glatigny	20/06/2013	Meeting called to approve
the 2015 financial statements

Alexandre Vilgrain	15/11/2010 /	General Shareholders’	Director
	20/06/2013	Meeting called to approve
the 2015 financial statements

Xavier Blandin	22/09/2011 /	General Shareholders’	Director
	20/06/2013	Meeting called to approve
		the 2015 financial statements	Chief Executive Officer
	22/05/2015 /	General Shareholders’
	22/05/2015	Meeting called to approve
the 2015 financial statements

Nathalie Delapalme	07/11/2011	General Shareholders’	Director
	19/06/2014	Meeting called to approve
the 2016 financial statements

MACIF, represented by	07/11/2011	General Shareholders’	Director
Olivier Arlès	19/06/2014	Meeting called to approve
the 2016 financial statements

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Ambrosie Bryant	07/11/2011	General Shareholders’	Director
Chukwueloka Orjiako	19/06/2014	Meeting called to approve
the 2016 financial statements

Augustine Ojunekwu	07/11/2011 /	General Shareholders’	Director
Avuru	19/06/2014	Meeting called to approve
the 2016 financial statements

Caroline Catoire	19/06/2014	General Shareholders’	Director
Meeting called to approve
the 2016 financial statements

Michel Hochard	22/05/2015	General Shareholders’	Deputy Chief Executive
		Meeting called to approve	Officer
the 2015 financial statements

3.3.6 Committees of the Board of Directors

3.3.6.2 Appointments and Compensation Committee

(a)	Duties of the Appointments and Compensation Committee

(i)	Duties relating to compensation

Distribution of Directors’ fees and exceptional compensation

The Combined (Ordinary and Extraordinary) General Shareholders’ Meeting of 22 May 2015 set the amount of the attendance fees to be distributed among Board members for fiscal year 2015 at €360,000.

3.3.6.3 Observer

Under Article 5 of the internal regulation of the Board of Directors, adopted by the Board on 22 September 2011, the Board may appoint to the Company one or several observers, who must be individuals, but no more than four.

As at the date of this Update, the Company has no Observers.

Mr Roman Gozalo, who was Company observer since 14 December 2011, resigned on 27 July 2015 with immediate effect, in order to fully concentrate on his other duties and, specifically, his duties within Maurel & Prom as a member of the ad hoc committee as part of the contemplated merger. Since his resignation, the Board of Directors has not appointed a new observer.

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4	CORPORATE, SOCIAL AND ENVIRONMENTAL RESPONSIBILITY

4.1	Information on labour

4.1.1 Employment

4.1.1.3 Compensation and changes in compensation

Free preference shares granted:

On 22 May 2015, the Company’s Board of Directors, on the recommendation of the Appointments and Compensation Committee, decided to (i) implement the authorisation granted by the Combined (Ordinary and Extraordinary) General Shareholders’ Meeting of 22 May 2015 to grant free preference shares to employees and/or corporate officers (Resolution Eighteen) and to (ii) grant to the Deputy Chief Executive Officers and certain employees, preference shares convertible after a period of four years into a capped number of ordinary shares, subject to performance conditions. As part of the first tranche of this grant, the Board of Directors decided, on the recommendation of the Appointments and Compensation Committee, to grant to certain employees of the Company preference shares convertible into a maximum of 15,000 ordinary shares. How the performance conditions will apply to those performance shares is explained in paragraph 3.2.1.3 of this Update.

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5	INFORMATION ABOUT THE COMPANY AND ITS CAPITAL

5.2	Information about capital

5.2.1 General information regarding capital

5.2.1.1 Amount of share capital

The Company’s capital on the date of this Update was €11,533,653.40, divided into 115,336,534 shares with a nominal value of €0.10 each, fully paid-up. The share capital has not changed since 1 January 2015.

5.2.1.2 Shares held by the Company or on its behalf

(a)	Description of the new share repurchase plan adopted by the General Shareholders’ Meeting of 22 May 2015

(i)	Date of the General Shareholders’ Meeting authorising the Company’s share repurchase plan

The Company’s Combined (Ordinary and Extraordinary) General Shareholders’ Meeting of 22 May 2015 approved a resolution authorising the Board of Directors, with the option to sub-delegate, to purchase or arrange for the purchase of ordinary shares of the Company at any time, up to a maximum of the number of ordinary shares representing 10% of the share capital, with this percentage being adjusted to reflect transactions subsequent to this combined (Ordinary and Extraordinary) General Shareholders’ Meeting (provided that when the ordinary shares are redeemed to maintain liquidity in the market as part of the liquidity agreement under the conditions mentioned below, the number of ordinary shares taken into account for calculating this 10% limit equals the number of shares purchased, less the number of ordinary shares re-sold over the term of this authorisation) or 5% if it involves ordinary shares acquired for holding and their subsequent delivery in payment or exchange in mergers, demergers or contributions in other external growth operations.

The framework for the authorisation is provided by Articles L. 225-209 et seq. of the French Commercial Code, European Regulation No. 2273/2003 of 22 December 2003 and the General Regulations of the Autorité des Marchés Financiers, as well as any other legal and regulatory provisions that could apply.

(ii)	Number of shares and percentage of capital held directly or indirectly by the issuer

As at 30 October 2015, the Company held 4,676,989 of its own shares (representing 4.06% of its capital), including 896,178 shares under a liquidity agreement that was suspended on 13 October 2015 in preparation for the transaction. By way of a comparison, as at 30 June 2015, the Company held 4,569,711 of its own shares (3.96% of the capital), including 778,900 shares under the liquidity agreement.

(iii)	Objectives of the share repurchase plan

Repurchases of shares may be made for any purpose permitted by law or the applicable regulations, the purposes of this share repurchase plan are:

•

to honour obligations under stock-option plans for ordinary shares, bonus share grants for ordinary shares (or preference shares, if applicable) or other awards or sales of ordinary shares to employees and/or corporate officers of the Company and its subsidiaries, specifically as part of Company profit-sharing or any share purchase plan or bonus share plan (or, if applicable, any plan involving preference shares),

•

to honour obligations relating to securities giving access to ordinary Company shares, by any means, immediately and/or in the future (including any hedging transactions by virtue of the Company’s obligations relating to such securities),

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•

to ensure the liquidity of ordinary Company shares through an investment services provider, acting in the name and on behalf of the Company, whilst being fully independent and coming under no Company influence, under a liquidity agreement in accordance with the ethics charter of the French Financial Markets Association (AMAFI) recognised by the Autorité des Marchés Financiers,

•	to hold ordinary shares for subsequent use as exchange or payment in a potential merger, demerger, contribution or external growth operation, and

•

cancelling all or some of the shares thus repurchased as part of a capital reduction decided or authorised by the General Shareholders’ Meeting pursuant to Resolution Twenty-One of the General Shareholders’ Meeting of 22 May 2015 or by any subsequent General Shareholders’ Meeting.

This plan is also intended to allow the Company to operate for any other purpose authorised or that comes to be authorised by the laws and regulations in force. In such a case, the Company would inform its shareholders through a statement.

(iv)	Maximum share of capital, maximum number and characteristics of the securities and maximum purchase price

Resolution Eight adopted by the Company’s Combined (Ordinary and Extraordinary) General Shareholders’ Meeting of 22 May 2015 authorises the Board of Directors to purchase or arrange for the purchase of ordinary shares of the Company (ISIN code FR0011120914, listed on the Euronext market in Paris, compartment B) at any time, up to a maximum of the number of ordinary shares representing 10% of the share capital, with this percentage being adjusted to reflect transactions subsequent to that Combined (Ordinary and Extraordinary) General Shareholders’ Meeting of

22 May 2015 (provided that where ordinary shares are redeemed to maintain liquidity in the market as part of the liquidity agreement under the conditions mentioned below, the number of ordinary shares taken into account for calculating this 10% limit equals the number of shares purchased, less the number of ordinary shares re-sold over the term of this authorisation) or 5% if it involves ordinary shares acquired for holding and their subsequent delivery in payment or exchange in mergers, demergers or contributions in other external growth operations.

For information purposes, as at the date of this Update, 5% of the Company’s capital corresponds to 5,766,826 shares and 10% of the Company’s capital corresponds to 11,533,653 shares.

The purchase price must not exceed €6 per ordinary share, it being understood that this price will be adjusted to reflect subsequent capital transactions.

The Company may not earmark more than €69,201,921 for the share repurchase plan.

5.2.1.3 Other securities giving access to capital and free share grants

As at the date of this Update, there are no securities giving access to Company capital with the exception of the free shares previously granted to the Chief Executive Officer and the free preference shares granted to the Deputy Chief Executive Officer and certain employees (see paragraphs 3.2.1.3 and 4.1.1.1 of this Update).

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5.2.1.4 Authorised share capital not issued

The table below shows the existing financial authorisations and delegations granted to the Board of Directors by the Combined (Ordinary and Extraordinary) General Shareholders’ Meeting of 22 May 2015.

Resolution	Type of authorisation or delegation	Ceiling in euros	Period of validity	Comments
8	Authorisation to the Board of Directors to purchase, hold and transfer ordinary Company shares

Overall limit: 10% of the share capital at any time, this percentage applying to share capital adjusted by transactions subsequent to the Ordinary and Extraordinary General Shareholders’ Meeting of 22 May 2015 or 5% in the case of acquisitions with a view to retaining them or their subsequent delivery in payment or exchange as part of a merger, demerger, contribution or external growth transaction

Maximum purchase price: €6 per share.

Maximum amount of the share repurchase plan: €69,201,921

			18 months, until 22 November 2016	Authorisation not usable during takeover period

9	Delegation of authority to the Board of Directors to issue ordinary Company shares or securities giving access to the capital of the Company or one of its subsidiaries and/or giving the right of allotment of debt securities, with shareholders’ preferential subscription rights(1)	Maximum nominal amount of capital increases: €6.5 million Maximum nominal amount for debt security issues: €400 million	26 months, until 22 July 2017	Delegation not usable during takeover period

10	Delegation of authority to the Board of Directors to issue ordinary Company shares or securities giving access to the capital of the Company or one of its subsidiaries and/or giving the right of allotment of debt securities as part of public offers, with removal of shareholders’ preferential subscription rights(1)(2)	Total nominal amount of capital increases: €4.5 million Total nominal amount of debt securities that may be issued: €270 million	26 months, until 22 July 2017	Delegation not usable during takeover period

11	Delegation of authority to the Board of Directors to issue ordinary Company shares or securities giving access to the capital of the Company or one of its subsidiaries and/or conferring the right of allotment of debt securities by private placement referred to in Article L. 411-2 II of the French Monetary and Financial Code, with removal of shareholders’ preferential subscription rights(1)(2)

Total nominal amount of capital increases: €4.5 million

Total nominal amount of debt securities that may be issued: €270 million

Limit: 20% annually of the share capital as at the date of the Board of Directors’ decision to use the authorisation.

			26 months, until 22 July 2017	Delegation not usable during takeover period

ENGLISH LANGUAGE TRANSLATION

FOR INFORMATION PURPOSES ONLY

12	Authorisation to the Board of Directors to set the issue price in accordance with the procedures set by the General Shareholders’ Meeting in the case of issuing ordinary shares or securities giving access to the capital and/or giving the right of allotment of debt securities with removal of shareholders’ preferential subscription rights(1)(2)	10% of the share capital per year (as at the date of the Board of Directors’ decision to use the authorisation).	26 months, until 22 July 2017	Authorisation not usable during takeover period

13	Authorisation to the Board of Directors to increase the number of instruments to be issued, in the event of capital increase with or without removal of shareholders’ preferential subscription rights(1)(2)

Not exceeding 15% of the initial issue (within 30 days of the initial issue and under the same conditions as the initial issue, subject to the ceilings in accordance with which the issue is decided).

In the event of an issue of securities in which preferential subscription rights are maintained, this authorisation is to be used solely to satisfy reducible requests by shareholders and/or assignees of the preferential subscription right.

			26 months, until 22 July 2017	Authorisation not usable during takeover period

14	Delegation of authority to the Board of Directors to issue ordinary shares or securities giving access to the capital in the case of a public exchange offer initiated by the Company, without shareholders’ preferential subscription rights(1)(2)	Total nominal amount of capital increases: €4.5 million Total nominal amount of debt securities that may be issued: €270 million	26 months, until 22 July 2017	Delegation not usable during takeover period

15	Authorisation to the Board of Directors to issue ordinary shares or securities giving access to the capital, in order to compensate in-kind contributions made to the Company, without shareholders’ preferential subscription rights(1)(2)

Total nominal amount of capital increases: €4.5 million (not exceeding the annual 10% legal limit of share capital as at the date of the Board of Directors’ decision to use the authorisation).

Total nominal amount of debt securities that may be issued: €270 million

			26 months, until 22 July 2017	Authorisation not usable during takeover period

16	Delegation of authority to the Board of Directors to increase the Company’s capital through the capitalisation of reserves, profits, premiums or other sums which may be capitalised	Maximum nominal amount equal to the total sums that may be incorporated into the capital pursuant to the legislation and regulations in force.	26 months, until 22 July 2017	Delegation not usable during takeover period

18	Authorisation to the Board of Directors to award free Company preference shares to employees and/or corporate officers of the Company and its subsidiaries, entailing the waiver of shareholders’ preferential subscription rights	Total number of free preference shares that may be granted: 0.2% of the Company’s share capital (on the date of the Board of Directors’ decision to grant them). Total number of ordinary shares that may be created upon conversion of preference shares: 2% of the Company’s share capital (on the date of the Board of Directors’ decision to grant them).	38 months, until 22 July 2018	—

ENGLISH LANGUAGE TRANSLATION

FOR INFORMATION PURPOSES ONLY

19	Authorisation to the Board of Directors to allot free ordinary shares in the Company to employees and/or corporate officers of the Company and its subsidiaries, entailing the waiver of shareholders’ preferential subscription rights	Total number of free ordinary shares that may be granted: 1% of the Company’s capital (as at the date of the decision taken by the Board of Directors to grant them).	38 months, until 22 July 2018	—

20	Delegation of authority to the Board of Directors to carry out capital increases reserved for employees who are members of the corporate savings plan, with removal of shareholders’ pre-emptive subscription rights	Maximum capital: 0.5%	26 months, until 22 July 2017	—

21	Authorisation to the Board of Directors to reduce share capital by cancelling shares	Limit: 10% of the capital per 24-month period.	18 months, until 22 November 2016	—

(1)	Applies to the €6.5 million total ceiling on capital increases and the €400 million total ceiling on debt securities.
(2)	Applies to the €4.5 million total ceiling on capital increases and the €270 million total ceiling on debt securities.

5.2.1.5 Share capital history as at the date of this Update

The table below shows the change in the Company’s capital since its incorporation:

Date	Type of transaction	Capital before transaction	Issue premium	Shares issued	Nominal value	Total number of shares	Capital after transaction, in euros
13/10/2009	Incorporation	N/A	N/A	37,000	€1	37,000	€37,000
15/11/2010	Capital increase by incorporation of receivable subscribed in full by Maurel & Prom	€37,000	N/A	N/A	€1.10	37,000	€40,700
15/11/2010	Capital increase by incorporation of receivable subscribed in full by Maurel & Prom	40,700	N/A	121,266,213	€1.10	121,303,213	€133,433,534.30
02/12/2011	Capital reduction by reducing the total number of shares	€133,433,534.30	€26,418,272.10	N/A	€1.10	97,286,602	€107,015,262.20
02/12/2011	Capital reduction by reducing the nominal value of shares.	€107,015,262.20	€97,286,602	N/A	€0.10	97,286,602	€9,728,660.20
02/12/2011	Capital increase maintaining preferential subscription rights.	€9,728,660.20	€103,289,167.10	17,108,329	€0.10	114,394,931	€11,439,493.10
14/12/2011	Capital increase by incorporation of sums from issue premiums	€11,439,493.10	€94,160.30	941,603	€0.10	115,336,534	€11,533,653.40
22/05/2015	Capital increase by incorporation of sums from issue premiums	€11,533,653.40	N/A	45,000	€0.10	115,381,534	€11,538,153.40
22/05/2015	Capital reduction by cancellation of treasury shares	€11,538,153.40	N/A	N/A	€0.10	115,336,534	€11,533,653.40

ENGLISH LANGUAGE TRANSLATION

FOR INFORMATION PURPOSES ONLY

5.2.2 Major shareholders

5.2.2.1 Major shareholders

The distribution of the Company’s share capital and voting rights estimated as at 14 October 2015 is as follows:

Shareholders	Number of shares	Capital	Exercisable voting rights		Theoretical voting rights*
Pacifico S.A.	28,749,616	24.93%	28,749,616	25.98%	28,749,616	24.93%
Macif	8,324,204	7.22%	8,324,204	7.52%	8,324,204	7.22%
Treasury shares	4,676,989	4.06%	—	—	4,676,989	4.06%
Public**	73,585,725	63.80%	73,585,725	66.50%	73,585,725	63.80%

TOTAL	115,336,534	100%	110,659,545	100%	115,336,534	100%

*	Theoretical voting rights = total number of voting rights attached to the total number of shares, including treasury shares and non-voting shares
**

Including 6,437,477 shares held by Allan Gray International Proprietary Limited, representing 5.58% of the Company’s share capital (source: threshold crossing notice filed on 16 October 2015 after the crossing on the AMF website).

As at the date of this Update, the holdings of Pacifico S.A. and Macif have not changed.

The number of treasury shares held by the Company has increased from 4,569,711 (3.96%) as at 30 June 2015 to 4,676,989 (4.06%) as at 30 October 2015.

To the Company’s knowledge, none of its shareholders have offered any of the Company’s shares as collateral.

5.2.2.3 Shareholders with more than 5% of the capital

To the Company’s knowledge, as at the date of this Update, only Pacifico,2 Macif and Allan Gray International Proprietary Limited3 each directly or indirectly hold more than 5% of the share capital and/or voting rights of the Company.

On the basis of the distribution of the Company’s share capital and voting rights as at 14 October 2015, Pacifico S.A. and Macif respectively held 24.93% and 7.22% of the capital and theoretical voting rights of the Company.

Further, on 16 October 2015, Allan Gray International Proprietary Limited filed a post-transaction threshold crossing notice, declaring that it had crossed the 5% capital and voting right thresholds on 6 February 2015 and held, on that date, 5,772,078 shares of the Company representing the same number of voting rights, namely, 5.005% of the share capital and theoretical voting rights. As at 14 October 2015, Allan Gray International Proprietary Limited declared a holding of 6,437,477 shares of the Company representing the same number of voting rights, namely 5.58% of the share capital and theoretical voting rights of the Company.

[2]

Pacifico S.A. is a company in which more than 99% of the capital and voting rights are held by Jean-François Hénin, Chairman of the Board of Directors of the Company, and his family (Jean-François Hénin personally holds approximately 10% of Pacifico’s capital and voting rights).

[3]	Acting in the capacity of discretionary investment manager for its clients.

ENGLISH LANGUAGE TRANSLATION

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5.2.2.4 Control of the issuer exercised by one or more shareholders

At 14 October 2015, Pacifico S.A. held 24.93% of the Company’s share capital and theoretical voting rights, providing it with significant weight in the General Shareholders’ Meeting considering the average attendance rate of shareholders at the Company’s General Shareholders’ Meetings and, as a result, of the number of voting rights actually exercised by Pacifico S.A. during these Shareholders’ Meetings.

Please note that the strength of the influence held by Pacifico S.A. at ordinary General Shareholders’ Meetings is directly related to the rate of attendance by shareholders of these meetings. Any increase in the attendance by shareholders of an ordinary meeting automatically reduces the percentage of voting rights held by Pacifico S.A. at that meeting. The influence held by Pacifico S.A. at ordinary General Shareholders’ Meetings is thus inherently unstable and can fluctuate even without a change to the shareholding base. However, Pacifico S.A. has never had sufficient influence to determine, by itself, any important decision within the remit of the Extraordinary General Shareholders’ Meeting of the Company.

Please also note that (i) the existence of another significant shareholder, Macif (7.22% of share capital and theoretical voting rights); (ii) the structure and operating procedures of the Board of Directors and its special committees; (iii) the method for appointing directors and the role played by the Appointments and Compensation Committee; (iv) the existence of independent directors; (v) the separation of the functions of Chairman and Chief Executive Officer; and (vi) compliance with the Corporate Governance Code for small and mid-cap companies published by Middlenext in December 2009 all contribute toward limiting the ability of any single shareholder, including Pacifico S.A., to influence the Company’s decisions.

The Company has never perceived itself as under the control of Pacifico S.A., in particular for the reasons set out above. This view is shared by Pacifico S.A., which does not include the Company within its consolidation.

As part of the preparations for the planned merger between Maurel & Prom and the Company, the latter understands that Pacifico S.A. needed to evaluate its position vis-à-vis the Company. This evaluation has not changed the views of Pacifico S.A. However, Pacifico S.A. has informed the Company that, as a precaution, it has asked the AMF to confirm that a compulsory buyout offer based on Articles L. 433-4 of the French Monetary and Financial Code and 236-6 of the General Regulations of the AMF will not be necessary further to the planned merger between the Company and Maurel & Prom.

5.2.3 Dividend distribution policy

The dividend distribution policy is defined by the Company’s Board of Directors. Among other things, it takes into consideration factors such as the Company’s results of operations, its financial position and Seplat’s distribution policy.

Based on the Company’s net income for the fiscal year ended 31 December 2014, the Board of Directors recommended to the Company’s Combined (Ordinary and Extraordinary) General Shareholders’ Meeting of 22 May 2015 that a dividend of €0.30 per share be paid in respect of fiscal year 2014. This resolution was approved by the Company’s Combined (Ordinary and Extraordinary) General Shareholders’ Meeting of 22 May 2015.

ENGLISH LANGUAGE TRANSLATION

FOR INFORMATION PURPOSES ONLY

6	FINANCIAL STATEMENTS

Information relating to this chapter is included in the 2014 Annual Report. That information, as at the date of this Update, remains correct and is updated by the following information.

6.1	Consolidated financial statements at 30 June 2015

I.	Statement of financial position

In thousands of euros	Note	30/06/2015	31/12/2014
Non-current financial assets (net)	4	50,971	36,850
Equity affiliates	5	292,249	270,942
NON-CURRENT ASSETS		343,221	307,791
Trade receivables and related accounts (net)		382	314
Other current financial assets	6	9,705	5,645
Other current assets		77	337
Cash and cash equivalents (net)	7	222,301	251,296
CURRENT ASSETS		232,466	257,593
TOTAL ASSETS		575,687	565,385

In thousands of euros		30/06/2015	31/12/2014
Share capital		11,534	11,534
Additional paid-in capital—Issue, merger and contribution premium		226,900	226,900
Consolidated reserves		337,502	272,929
Treasury shares		(10,577)	(10,627)
Net income, Group share		2,161	49,638
EQUITY, GROUP SHARE		567,519	550,373
Non-current provisions		153	109
NON-CURRENT LIABILITIES		153	109
Trade payables and related accounts		810	934
Income tax payable	10	4,664	11,083
Other miscellaneous current creditors and liabilities		2,540	2,886
CURRENT LIABILITIES		8,013	14,903
TOTAL LIABILITIES		575,685	565,385

ENGLISH LANGUAGE TRANSLATION

FOR INFORMATION PURPOSES ONLY

II.	Consolidated statement of global income

Net income for the period

In thousands of euros	Note	30/06/2015	30/06/2014
Sales		0	0
Other income / activity		862	1
Other purchases and operating expenses		(911)	(1,657)
Tax expense		(171)	(139)
Personnel expenses		(1,394)	(371)
Impairment of current assets		(35)	0
Other expenses		(128)	(173)
OPERATING INCOME	8	(1,778)	(2,340)
Currency translation		(1,168)	110
Other financial income		1,509	1,585
FINANCIAL INCOME	9	340	1,694
Income before tax		(1,438)	(646)
Income taxes	10	(5,034)	(2,294)
NET INCOME FROM CONSOLIDATED COMPANIES		(6,472)	(2,940)
Income from equity affiliates		8,633	28,801
Net income from continuing operations		2,161	25,861
Income from discontinued operations		0	29 388
Consolidated net income		2,161	55,249
of which: - net income, Group share		2,161	55,249
- non-controlling interests		0	0
Number of shares (‘000)
Average number of shares outstanding		110,767	110,498
Average number of diluted shares		115,337	115,102
Earnings per share
Basic		0.02	0.50
Diluted		0.02	0.48

Global income for the period

In thousands of euros	30/06/2015	30/06/2014
Net income for the period	2,161	55,249
Foreign exchange adjustment for the financial statements of foreign entities	47,286	4,791
Items that may be reclassified to profit or loss:	47,286	4,791
Total comprehensive income for the period	49,447	60,040
- Group share	49,447	60,040
- non-controlling interests	0	0

ENGLISH LANGUAGE TRANSLATION

FOR INFORMATION PURPOSES ONLY

III.	Cash Flow Statement

In thousands of euros	Note	30/06/2015	30/06/2014
Net income		2,161	55,249
Tax expense for continuing operations		5,034	2,294
Consolidated income from continuing operations		7,195	57,543
Net increase (reversals) of amortisation, depreciation and provisions		35	0
Other calculated income and expenses		39	(28,845)
Share of net income from equity associates		(8,633)	(28,801)
CASH FLOW BEFORE TAX		(1,364)	(103)
Payment of tax due		(11,431)	(994)
Change in WCR for operations:		(515.3)	(2,447)
- Trade receivables		(63)	(126)
- Trade payables		(202)	(1,492)
- Other payables		(248)	(521)
- Other receivables		(2)	(308)
NET CASH FLOW FROM OPERATING ACTIVITIES		(13,310)	(3,544)
Acquisition of new consolidated company net of cash acquired		0	(2)
Dividends received (equity affiliates, non-consolidated securities)		6,474	9,066
Other cash flows from investing activities		(2,125)	29,720
Other cash flows from investment activities		(9,712)	0
NET CASH FLOW FROM INVESTMENT ACTIVITIES		(5,362)	38,784
Dividends paid in the period		(33,260)	(26,701)
Treasury share acquisitions		874	615
NET CASH FLOW FROM FINANCING ACTIVITIES		(32,386)	(26,086)
Impact of exchange rate fluctuations		22,063	2,109
CHANGE IN NET CASH		(28,995)	11,263
Cash at start of period		(251,296)	(225,732)
CASH AND CASH EQUIVALENTS AT END OF PERIOD		222,301	236,994

ENGLISH LANGUAGE TRANSLATION

FOR INFORMATION PURPOSES ONLY

IV.	Changes in shareholders’ equity

In thousands of euros	Capital	Treasury shares	Premiums	Other reserves	Exchange gains (losses)	Income for the period	Equity, Group share	Non- controlling interests	Total shareholders’ equity
1 January 2014	11,534	(9,883)	226,900	61,668	(25,556)	196,360	461,023		461,023
Net income from continuing operations						55,249	55,249		55,249
Other items of global income					4,791		4,791		4,791

Total global income					4,791	55,249	60,040	0	60,040

Appropriation of income—Dividends				169,659		(196,360)	(26,701)		(26,701)
Changes in treasury shares		521		636			1,157		1,157

Total transactions with shareholders	0	521	0	170,295	0	(196,360)	(25,544)	0	(25,544)

30 June 2014	11,534	(9,362)	226,900	231,963	(20,765)	55,249	495,519	0	495,519
1 January 2015	11,534	(10,627)	226,900	232,920	40,009	49,638	550,373	0	550,373
Net income from continuing operations						2,161	2,161		2,161
Other items of global income					47,286		47,286		47,286

Total global income					47,286	2,161	49,447	0	49,447

Appropriation of income—Dividends				16,378		(49,638)	(33,260)		(33,260)
Other reclassifications				46			46		46
Free shares				38			38		38
Changes in treasury shares		50		824			874		874

Total transactions with shareholders	0	50	0	17,286	0	(49,638)	(32,301)		(32,301)

30 June 2015	11,534	(10,577)	226,900	250,206	87,295	2,161	567,519	0	567,519

ENGLISH LANGUAGE TRANSLATION

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Notes to the consolidated financial statements

Note 1: General information

MPI Group operates through (i) its equity interests in Nigeria, mainly in Seplat, an oil company listed on the London (LSE) and Lagos (NSE) stock exchanges, and (ii) the projects it has undertaken, primarily in Canada and Myanmar, in partnership with Maurel & Prom Group through the joint investment company set up between the two groups: Saint-Aubin Energie.

Economic environment

The economic context was marked by a sharp decline in the price of Brent since the summer of 2014, falling from US$113 at end-June 2014 to US$58 at end-December 2014 then regaining slightly to US$63 by end-June 2015. In the first half of 2015, the average price of Brent was US$57.8 versus US$108.9 in the first half of 2014, a 47% decline year-on-year.

This drop in barrel price had a direct negative impact on Seplat’s results, a company accounted for by the equity method.

Seplat’s net profit for the 1st half of 2015 amounted to US$34 million (versus US$156 million in the same period the previous year) with sales of US$248 million (down by 36% from the same period the previous year). Cash flow from operating activities before changes in working capital requirements was US$92 million, reflecting the US$68 million outlay in capital expenditure (over and above acquisition costs).

The US$ rose against the euro over the same period. The €/US$ exchange rate was 1.12 at 30 June 2015 versus 1.21 at 31 December 2014, and averaged 1.12 in the first half of 2015 versus 1.37 in the first half of 2014.

This movement in the €/US$ exchange rate was reflected in the Group’s financial statements by the €47.3 million increase in currency translation provision.

Note 2: Accounting methods

Declaration of compliance

The Group’s condensed consolidated interim financial statements (including the Notes) have been prepared in accordance with International Accounting Standard 34 – “Interim Financial Reporting” (IAS 34). In accordance with IAS 34, the notes exclusively concern significant events that occurred during the first half of 2015 and they do not present all the information required for full-year financial statements. As such, they must be read in conjunction with the full-year consolidated financial statements for the year ended 31 December 2014.

Principal accounting methods

The accounting principles applied for the interim accounts are not significantly different from those used for the consolidated financial statements at 31 December 2014, drawn up in accordance with International Financial Reporting Standards (IFRS) as adopted by the European Union and available online at: http://ec.europa.eu/finance/accounting/ias/index_en.htm. The application of IFRS as published by the IASB would have no significant impact on the financial statements presented herein.

New legislation or amendments adopted by the European Union and mandatory from 1 January 2015 have been taken into account: IFRIC 21 (Levies).

The Group reviewed these changes and concluded that they did not have any significant impact on the consolidated financial statements at 30 June 2015 or on the information presented previously in its consolidated interim financial statements.

The Group has opted not to early apply any new standards, amendments or interpretations published by the IASB and not mandatory from 1 January 2015.

IFRS have been applied by the Group consistently for all the periods presented.

ENGLISH LANGUAGE TRANSLATION

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Estimates

The preparation of consolidated financial statements under IFRS requires the Group to make accounting choices, produce a number of estimates and use certain assumptions that affect the reported amounts of assets and liabilities, the notes on the possible assets and liabilities at the closing date, and the income and expenses during the period. Changes in facts and circumstances may lead the Group to review such estimates.

The results obtained may significantly differ from such estimates when different circumstances or assumptions are applied.

In addition, where a specific transaction is not treated by any standard or interpretation, the Group’s Management uses its own discretion to define and apply the accounting methods that will provide relevant and reliable information. The financial statements give a true and fair view of the Group’s financial position, performance and cash flows. They reflect the substance of transactions, are prepared with prudence, and are complete in all material respects.

Management estimates used in preparing financial statements relate primarily to:

•	impairment tests on oil assets;

•	valuation of equity associates;

•	recognition of deferred tax assets;

•	assessment of the necessary investments to develop undeveloped proven reserves included in asset depletion calculations.

When preparing these interim financial statements, Management’s main estimates and the Group’s accounting standards are consistent with those applied for the consolidated financial statements for the year ended 31 December 2014.

Financial risk management

The Group’s financial risk management (market risk, credit risk and liquidity risk) and the objectives and guidelines applied by the Group’s Management are identical to those applied for the consolidated financial statements at 31 December 2014.

The Group’s results are sensitive to various market risks. The most significant of these are oil prices, expressed in US$, and the €/US$ exchange rate. The €/US$ closing rate used to reassess the closing positions at 30 June 2015 was 1.12, compared with 1.21 at 31 December 2014.

The operating currency of MPI, a holding company, is the $.

Note 3: Basis for consolidation

The consolidation scope at 30 June 2015 is unchanged from 31 December 2014. The following is a list of the consolidated companies:

Company	Registered office	Consolidation method (*)	% control 30/06/2015	31/12/2014
MPI	Paris, France	Parent	Consolidating company
Oil and gas activities
Seplat Petroleum Development
Company Plc	Lagos, Nigeria	EA	21.76%	21.76%
Cardinal Ltd	Lagos, Nigeria	EA	40.00%	40.00%
Maurel & Prom Iraq S.A.S.	Paris, France	EA	33.34%	33.34%
Maurel & Prom East Asia S.A.S.	Paris, France	EA	66.67%	66.67%
MP Energy West Canada Corp.	Calgary, Canada	EA	66.67%	66.67%
MP Québec S.A.S.	Paris, France	EA	66.67%	66.67%
MP West Canada S.A.S.	Paris, France	EA	66.67%	66.67%
Saint-Aubin Energie Québec Inc.	Montreal, Canada	EA	66.67%	66.67%
Saint-Aubin Energie SAS	Paris, France	EA	66.67%	66.67%
Saint-Aubin Exploration & Production Québec Inc	Montreal, Canada	EA	66.67%	66.67%
Other activities
MPNATI SA	Geneva,	FC	100.00%	100.00%
	Switzerland

(*)	FC: fully consolidated / EA = equity associate

ENGLISH LANGUAGE TRANSLATION

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Note 4: Non-current financial assets

In thousands of euros	Non-current financial assets (net)
Gross value at 31/12/2014	44,710
Impairments at 31/12/2014	(7,860)
Net book value at 31/12/2014	36,850
Change in gross receivables	10,235
Exchange gains / losses (gross)	4,255
Transfer	(368)
Gross value as at 30/06/2015	58,361
Impairments at 30/06/2015	(7,389)
Net book value at 30/06/2015	50,971

Note 5: Equity affiliates

In thousands of euros	Value of shares on the balance sheet	Share of profit/(loss) over the period
SEPLAT	279,580	7,781
MP East Asia	25	2,852
Saint-Aubin Energie	12,608	271
MP West Canada	25	751
MP ENERGIE Quebec	(4)	(4)
MP Energy West Canada	0	(2,535)
SA EP QUEBEC	2	(498)
MP Iraq	14	14
Total at 30 June 2015	292,249	8,633

ENGLISH LANGUAGE TRANSLATION

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In thousands of euros	SEPLAT	MP East Asia	Saint-Aubin Energie	MP West Canada	Saint-Aubin Energie Québec Inc.	MP Energy West Canada Corp.	Saint-Aubin Exploration et Production Québec Inc.	MP Iraq	Total
Location	Nigeria	Myanmar	France	Canada	Canada	Canada	Canada	Iraq
Activity	Exploration	Exploration	Exploration	Exploration	Exploration	Exploration	Exploration	Exploration
% interest	22%	67%	67%	67%	67%	67%	67%	33%
Total non-current assets	1,332,279	33,468	151	16,591	351	12,924	5,893	10
Other current assets	1,180,272	12,672	94,243	9,000	135	0	485	9
Cash and cash equivalents	98,767	75	1,212	76	-0	731	197	0
Total assets	2,611,317	46,216	95,606	25,666	486	13,656	6,575	19
Total non-current liabilities	784,769	0	0	0	0	0	0	0
Total current liabilities	543,986	48,756	76,693	28,254	523	16,852	7,692	1,210
Total liabilities (excl. equity)	1,328 755	48,756	76,693	28,254	523	16,0852	7,692	1,210
Reconciliation with balance sheet values
Reported net assets	1,282,562	(2,540)	18,913	(2,587)	(37)	(3,197)	(1,117)	(1,191)
Remeasurement at historical value	0	27	0	(11)	32	(628)	(254)	0
Net assets	1,282,562	(2,513)	18,913	(2,598)	(5)	(3,825)	(1,371)	(1,191)
Share held	279,086	(1,675)	12,608	(1,732)	(4)	(2,550)	(914)	(397)
Adjustments (*)	495	1,700	0	1,757	0	2,550	916	411
Balance sheet value at 30/06/2015	279,580	25	12,608	25	(4)	0	2	14	292,249
Operating income	221,893	2,678	0	0	0	696	91	0
Financial income	(14,900)	1,603	832	662	(5)	(116)	(98)	80
Net income from continued activities	35,757	4,278	407	1,127	(5)	(3,802)	(748)	43
Share held	7,781	2,852	271	751	(4)	(2,535)	(498)	14
Included in earnings at 30/06/2015	7,781	2,852	271	751	(4)	(2,535)	(498)	14	8,633

Note 6: Other current financial assets

In thousands of euros	Receivables on investments	Loans and other borrowings	Miscellaneous receivables	Other current financial assets
Gross value as at 31/12/2014	5,636	7	3	5,645
Impairments at 31/12/2014	0	0	0	0
Net book value at 31/12/2014	5,636	7	3	5,645
Change in gross receivables	3,237	30	(43)	3,224
Exchange gains / losses (gross)	(27)	0	27	0
Transfer	838	(7)	4	836
Gross value as at 30/06/2015	9,685	30	(9)	9,705
Impairments at 30/06/2015	0	0	0	0
Net book value at 30/06/2015	9,685	30	(9)	9,705

Note 7: Cash position

In thousands of euros	30/06/2015	31/12/2014
Liquid assets, banks and savings banks	222,301	251,296
Short-term bank deposits	0	0
Total	222,301	251,296
Bank borrowings	0	0
Net cash and cash equivalents at end of period	222,301	251,296

Note 8: Operating income

In 2014, personnel expense for headquarters, which is charged back to the operational subsidiaries, were reported under “other purchases and operating expenses” in the amount of €0.5 million. In 2015, they are presented in full under “personnel expense”.

Note 9: Financial income

The net foreign exchange gains recorded mainly relate to the revaluation of the Group’s currency positions based on the closing rate. Other financial income mainly relates to interest on advances.

Note 10: Income tax

Tax liability is calculated by applying the expected effective annual tax rates for each country. The tax liability for the period mainly reflects currency translation gains connected with the re-valuation of MPI’s cash holdings at period end in the currency concerned.

In thousands of euros	Current tax
Liabilities at 31/12/2014	(11,083)
Net value at 31/12/2014	(11,083)
Tax expense for the fiscal year	(5,034)
Payments	11,431
Currency gains (losses)	23
Liabilities at 30/06/2015	(4,664)

In thousands of euros	30/06/2015
Profit/(loss) before taxes excluding equity associates	(1,438)
Income taxes	(5,034)
Theoretical tax charge of 33.33%	479
Difference explained by	(5,514)
-Corporation tax on currency translation	(7,976)
- Permanent difference	2,462

Note 11: Segment reporting

In accordance with IFRS 8, sector information is reported according to the same principles as internal reporting, reproducing the defined internal sector information to manage and measure the Group’s performance.

MPI Group has only one operating segment—its hydrocarbon equity interest management/hydrocarbon production business.

Detailed information on equity interests is provided in Note 5.

Note 12: Fair value

The various categories of financial assets and liabilities (excluding financial instruments) are presented in the following tables:

	30/06/2015		31/12/2014
In thousands of euros	Balance Sheet Total	Fair value	Balance Sheet Total	Fair value
Loans and receivables	50,971	50,971	36,850	36,850
Trade receivables and related accounts	382	382	314	314
Other current financial assets	9,705	9,705	5,645	5,645
Other current assets	77	77	337	337
Cash and cash equivalents	222,301	222,301	251,296	251,296
Total assets	283,438	283,438	294,443	294,443
Trade payables	810	810	934	934
Other creditors and miscellaneous liabilities	2,540	2,540	2,886	2,886
Total assets	3,350	3,350	3,820	3,820

The fair values are based on the following assumptions:

•

Non-current loans and receivables (mainly relating to equity associates or non-consolidated interest), are valued at cost since it is not possible to reliably calculate a fair value. Checks have been carried out to ensure that there are no impairments to be recorded;

•

Other current financial assets, such as trade receivables and related accounts, have maturities of less than one year and do not need to be discounted. If applicable, receivables are measured at their economic value and are recognised as such in the Group’s financial statements;

•	The Group’s cash position is considered to be liquid;

•

Since trade payables and other creditors and miscellaneous financial liabilities have a maturity of less than one year, their fair value is identical to their balance sheet value. Discounting has been applied where necessary to calculate present value and has been taken into account in the presentation of these financial statements.

Note 13: Related parties

In thousands of euros	Revenues	Expenses	Amounts due from related parties (net)	Amounts due to related parties
Equity affiliates
Seplat	862	0	9,712	380
Saint-Aubin Energie	670		57,693

Equity affiliates

The current account with Saint-Aubin Energie concerns MPI’s share of financing for the operations carried out primarily in Myanmar and Canada through Saint Aubin Energie and its subsidiaries.

Note 14: Off-balance-sheet commitments - Contingent assets and liabilities

Saint-Aubin Energie (in which Maurel & Prom holds 1/3 of the capital, with 2/3 held by MPI) has guaranteed, as the first guarantor, the obligations of its fully-owned subsidiary Saint-Aubin Energie Exploration Production Inc, in addition to the €50 million payment concerning the partnership set up with the Government of Quebec. Under the guarantee agreement, Maurel & Prom is jointly responsible with Saint-Aubin Energie for meeting the obligations and payments of any amounts due, up to a maximum of €50 million. In addition, MPI has decided to issue an independent first-demand guarantee for Maurel & Prom for up to €33.3 million, i.e. two thirds of the maximum amount potentially payable by Maurel & Prom, representing MPI’s interest in Saint-Aubin Energie.

Note 15: Events after the reporting period

The Boards of Directors of Maurel & Prom and MPI have unanimously approved the principle of a merger between the two companies under a merger by absorption of MPI by Maurel & Prom. The merger must be approved by the General Shareholders’ Meetings of the two companies in December 2015 with retroactive effect from 1 January 2015.

According to the indicative exchange ratio proposed by the Boards of Directors of Maurel & Prom and MPI, dated 27 August 2015, MPI shareholders would receive 1 Maurel & Prom share for 2 MPI shares.

The definitive exchange ratio will be decided at the next meeting of the Maurel & Prom and MPI Boards of Directors, to be held mid-October, after getting the final report from the merger auditors.

The indicative exchange ratio takes into account the payment of an extraordinary dividend of €0.45 per MPI share. This will be submitted for approval by the MPI General Shareholders’ Meeting called to approve the transaction and will be paid to shareholders on the condition precedent that the transaction is approved by the Maurel & Prom and MPI General Shareholders’ Meetings.

Report of the Statutory Auditors to the consolidated financial statements at 30 June 2015

To the Shareholders,

In performance of the assignment entrusted to us by your General Shareholders’ Meeting and pursuant to Article L. 451-1-2 III of the French Monetary and Financial Code, we hereby report to our:

•	review of the accompanying condensed interim consolidated financial statements of MPI SA., for the period 1 January 2015 to 30 June 2015;

•	the verification of the information presented in the interim management report.

The condensed interim consolidated financial statements were prepared under the responsibility of the Board of Directors. Our role is to express an opinion on these financial statements based on our review.

I. Opinion on the financial statements

We conducted our review in accordance with auditing standards applicable in France. A review of interim financial information consists of making inquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. Such a review is less in scope than an audit conducted in accordance with the auditing standards applicable in France. Consequently, the level of assurance that the financial information as a whole contains no material irregularities is moderate and less confident when obtained from a review than from an audit.

Based on our review, we have found no material irregularities that could cause us to believe that the accompanying condensed interim consolidated financial statements were not prepared, in all material respects, in accordance with IAS 34, which is part of the IFRS reporting framework as adopted by the European Union applicable to interim financial information.

II. Specific verification

We have also verified the information presented in the interim management report on the condensed interim consolidated financial statements subject to our review. We have no matters to report as to its fair presentation and consistency with the condensed interim consolidated financial statements.

Paris La Défense, 27 August 2015	Paris, 27 August 2015

KPMG Audit	International Audit Company
Department of KPMG S.A.

Eric Jacquet	Daniel de Beaurepaire
Partner	Partner

III. APPENDIX TO THE UPDATE

Financial information

Press release dated 4 May 2015: Anticosti Hydrocarbons – Stratigraphic survey program resumes on Anticosti Island

Press release dated 5 May 2015: Q1 2015 sales and activity.

Press release dated 15 May 2015: Seplat – Answers to comments in the press

Press release dated 21 May 2015: Anticosti Hydrocarbons – Update of Sproule Associates Ltd resource report

Press release dated 9 July 2015: Update on Seplat cash deposits Press release dated 29 July 2015: H1 2015 sales

Press release dated 27 August 2015: MPI – 2015 Half-Year Results Half year financial report as at 30 June 2015, dated 27 August 2015

Press release dated 8 October 2015: Anticosti – The stratigraphic survey has been completed

Press release dated 26 October 2015: Seplat – Interim management statement and consolidated interim financial results for the nine months ended 30 September 2015

Press release dated 5 November 2015: Nine-month activity and sales for 2015

Corporate information

Press release dated 22 May 2015: Minutes of the Combined General Shareholders’ Meeting of 22 May 2015

Press release dated 27 August 2015: Planned merger between Maurel & Prom and MPI: to create a player to lead the oil juniors segment

Press release dated 16 October 2015: Planned merger MPI/M&P – Publication of the independent expert’s report

Press release dated 4 November 2015: Planned merger MPI/M&P – Publication of documents

Press release dated 11 November 2015: Availability of preparatory documents for the shareholders’ combined general meeting

Press Release	For Immediate Release

Stratigraphic survey program resumes on Anticosti Island

Québec, May 4 2015 (TSXV : PEA | TSX : CDH | EPA : MAU | EPA : MPI) : Anticosti Hydrocarbons L.P. is pleased to announce that the stratigraphic survey program has resumed on Anticosti Island. At the time work was suspended last November, five stratigraphic surveys had been completed and the surface casing had been installed on four additional sites. Since drilling rigs were kept on the island during winter, work on the remaining survey operations has been able to resume quickly.

The completion of this first phase will help prepare the second phase planned for summer 2016, which is expected to proceed after obtaining all necessary permits. The results of these stratigraphic surveys will allow a better understanding and a geological characterization of the Macasty Formation, and will also help determine the best drilling sites for the three wells anticipated to be drilled and fracture stimulated in the second phase.

Anticosti Hydrocarbons L.P. will work along with regulatory authorities to ensure its operations are conducted safely and with respect for the community and environment by employing the highest industry standards. In addition to creating approximately 90 jobs, this work is being planned with the intent of maximizing the economic benefits for the Anticosti Island community.

About Anticosti Hydrocarbons L.P.

Anticosti Hydrocarbons L.P. is a partnership owned by Ressources Québec Inc. (35%), Investissements PEA Inc. (a subsidiary of Pétrolia Inc.) (21.67%), St-Aubin E&P (Québec) Inc. (21.67%), and Corridor Resources Inc. (21.67%). The company holds 38 permits for hydrocarbon exploration totaling 6,195 km² on Anticosti Island. The first objective of this partnership will be to demonstrate the commercial viability of hydrocarbon resources on Anticosti Island. The board of directors of Anticosti Hydrocarbons L.P. consists of one representative from each of the partners and one independent director. The company has formed four committees made up of an equal number of representatives from each of the partners. The purpose of these committees is to help ensure the success of the project on the technical, economic, environmental, and social levels. The combined expertise of the organizations that comprise Anticosti Hydrocarbons L.P. will allow it to implement the exploration program, employing the highest industry standards, in full safety and with respect for the environment.

Forward-looking statements

Certain statements made herein may constitute forward-looking statements. These statements relate to future events or the future economic performance of Anticosti Hydrocarbons L.P. and carry known and unknown risks, uncertainties and other factors that may appreciably affect their results, economic performance or accomplishments when considered in light of the content or implications or statements made by Anticosti Hydrocarbons L.P.. Actual events or results could be significantly different. Accordingly, investors should not place undue reliance on forward-looking statements. Anticosti Hydrocarbons L.P. does not intend and undertakes no obligation to update these forward-looking statements.

Neither the TSX Venture Exchange nor its regulation services provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information :

Alexandre Gagnon

President, Chief Executive Officer, Pétrolia, Inc.

418-657-1966

agagnon@petrolia-inc.com

Press Release

Paris, 5th May 2015
No. 06/15

Sales and activity

First Quarter 2015

SEPLAT

MPI currently holds 21.76% of SEPLAT.

•	Financial Highlights as of 31 March 2015

The following information has been extracted from SEPLAT’s announcement dated 28 April 2015:

After lifting adjustments, crude revenue was US$120 million, 16% lower than in 2014 while gas revenue increased by 170% year-on-year to US$11 million.

Gross profit stood at US$73 million and net profit US$23 million reflecting the significantly lower realised oil price during the first three months.

Capital investments during the first three months were US$14 million against operating cash flow before working capital of US$62 million.

Statutory reported cash at bank was US$191 million at period end. The Company successfully completed in January a US$1 billion debt refinancing with a number of local and international banks and in February completed, with an effective date of 1 July 2013, the acquisition of interests in two blocks, OML 53 and OML 55.

•	Production update

		Gross			Working interest
	SEPLAT %	Oil bopd	Gas MMscfd	Oil equivalent boepd	Oil bopd	Gas MMscfd	Oil equivalent boepd
OMLs 4, 38 & 41*	45%	53,750	105	71,252	24,187	47.3	32,063
OPL 283*	40%	3,532	—	3,532	1,413	—	1,413
OML 53	40%	3,782	—	2,782	1,113	—	1,113
OML 55	22,5%	5,430	—	5,430	1,222	—	1,222

Total		66,494	105	82,996	27,935	47.3	35,811

(1)

Liquid production volumes as measured at the LACT unit for OMLs 4, 38 and 41 and OPL 283 flow station. Volumes stated are subject to reconciliation and will differ from sales volumes within the period.

1

Average working interest production during the first quarter of 35,811 boepd (compared to 21,494 boepd in 2014) and comprised 27,935 bopd liquids and 47.3 MMscfd gas, in line with the objectives for year end 2015 comprised between 32,000 boepd and 36,000 boepd.

Approximately 95% of liquids production from OMLs 4, 38 and 41 was transported through the TFS. This volume was subject to an average of 9.67% reconciliation losses for the quarter. The evacuation to the Warri refinery via the SEPLAT operated alternative export pipeline in now on stream. During the first three months, deliveries to the Warri refinery were 246,702 bbls. This evacuation pipeline should be the main route in the future.

Average oil price realisation of US$52.8/bbl (2014: US$112.9/bbl), achieving an average US$1.52/bbl premium to Brent, and an average gas price of US$2.6/Mscf (2014: US$1.41/Mscf).

Expansion plans for the gas business gathered pace as final commissioning work on the new 150 MMscfd Oben gas processing facility was undertaken that will allow for increased supply to the domestic market in 2015 and beyond. Total gas treatment capacity would be after commissioning at 300 MMscfd as a first step. The final objective is to build a gas processing facility of 450 MMscfpd.

Should you require any further information, all financial information relating to SEPLAT can be accessed via the “Investor Centre” section of its website: http://SEPLATpetroleum.com/investor-centre/results-centre/

SAINT-AUBIN ENERGIE (2/3 MPI)

At Sawn Lake in Alberta, the pilot test of the Steam Assisted Gravity Drainage (SAGD) process, conducted on the first pair of horizontal wells to assess the technical and commercial feasibility of bitumen production through steam injection, continues. The average production of 302 bopd in the first quarter of 2015 with a peak at 470 bopd in April continues to evolve favorably. In order to assess the economics of the field, the pilot testing will continue during the summer 2015.

On the island of Anticosti in Quebec, the stratigraphic drilling campaign suspended during the winter season restarted in late April with the drilling of the Sainte-Marie well. The campaign will continue until early fall 2015.

MPI

Since fiscal year 2012, the Company has consolidated its subsidiaries using the equity method, as authorised by IAS 31.

As the Company does not have any operating activity of its own, MPI doesn’t record any sales.

2

PRESS CONTACTS, INVESTOR AND SHAREHOLDER RELATIONS

MPI

ir@mpienergy.com

Tel: +33 (0)1 53 83 55 44

For more information, go to www.mpienergy.com

Listed on: NYSE Euronext – Compartment B – CAC All Shares – CAC PME

ISIN: FR0011120914

MPI is eligible for the French “PEA PME” investment scheme

This document may contain forward looking statements about MPI’s financial position, income, activities and industrial strategy. By nature, forward-looking statements contain risks and uncertainties to the extent that they are based on events or circumstances that may or may not happen in the future. These projections are based on assumptions we believe to be reasonable, but which may prove to be incorrect and which depend on a number of risk factors, such as fluctuations in crude oil prices, changes in exchange rates, uncertainties related to the valuation of our oil reserves, actual rates of oil production and the related costs, operational problems, political stability, legislative or regulatory reforms, or even wars, terrorism and sabotage.

3

SEPLAT PetDevCom Plc—Response to Media Comment

RNS Number : 2852N

SEPLAT Petroleum Development Co PLC

15 May 2015

15 May 2015

Response to Media Comment

Lagos and London, 15 May 2015: Seplat Petroleum Development Company Plc, (“Seplat” or the “Company”), a leading Nigerian indigenous oil and gas company listed on both the Nigeria Stock Exchangeand London Stock Exchange, announces that it has placed the following statement in the Nigerian press:

RE: GRANT OF PIONEER STATUS INCENTIVE TO SEPLAT PETROLEUM DEVELOPMENT COMPANY PLC

Seplat Petroleum Development Company (“SEPLAT” or the “Company”) notes recent press coverage suggesting that the Company benefitted from improper tax waivers in relation to it being granted the pioneer tax incentive by the government of Nigeria. Whilst it is SEPLAT’s policy to not comment ordinarily on press statements or business dealings with the government, on this occasion it is deemed necessary to clarify SEPLAT’s position on this matter.

BACKGROUND AND RELEVANT FACTS

In 2013, SEPLAT applied for pioneer tax incentive through the Nigerian Investment Promotion Council(“NIPC”) as the government body responsible for investment promotion. The Company followed the prescribed process for application and provided all the information and documentation required in support of the application. At the time of the application, SEPLAT was aware that in line with the objective of the NIPC Act, the government intended to promote investments in certain areas of the Nigerian economy and particularly in relation to indigenous participation in the oil and gas industry. This we believe was aimed at engendering rapid sectorial growth and employment generation.

The pioneer tax incentive was subsequently granted to SEPLAT and the Federal Inland Revenue Service duly acknowledged the grant as applicable to the Company for five financial years. SEPLAT notes that this was part of an industry wide exercise and that the Company is one of fifteen oil and gas companies that were granted the pioneer tax incentive.

Highlighted below are the ways in which SEPLAT has utilised the savings and benefits arising to date from the pioneer tax incentive:

•	Increase in Gas Supply to the Domestic Market

SEPLAT has invested over US$300 million in gas development over the tax holiday period to date. The Company has built and installed a new gas processing plant and drilled multiple additional gas wells. These investments have taken gross gas production from an average of 90 MMscfd to a current level of around 200 MMscfd, increasing to a projected 300 MMscfd by the end of the year. It is important to note that all of SEPLAT’s gas production goes into the domestic market, supporting the government’s drive for improved power generation in the country. This progress is being driven by an aggressive investment programme in gas development and differentiates SEPLAT as an early mover willing to commit significant capital to the sector and increase domestic supply.

•	Increase in Oil Production

SEPLAT has also grown oil production from a daily average of 14,000 barrels in 2010 to the current daily rate of over 70,000 barrels. Accordingly, SEPLAT’s royalty payments to the government have increased from an average of US$40 million per annum in 2010 to about $340m since the pioneer period became effective.

•	Continued Funding of the NPDC/SEPLAT JV Despite Substantial Outstanding Cash calls

SEPLAT has continued to fund the NPDC/SEPLAT JV to drive this significant growth in oil and gas production despite being owed substantial sums in unpaid cash-calls from Nigerian Petroleum Development Company(NPDC).

•	Employment and Community Development

Over the tax holiday period to date, SEPLAT has created over 300 new jobs and delivered several community development projects in its operating areas. The multiplier effect of SEPLAT’s US$700 millionplus in annual expenditure through Nigerian contractors adds over 1,000 additional jobs.

•	Statutory Payments Post Pioneer Period

Given SEPLAT’s aggressive re-investment of the pioneer proceeds into its business, which has led to a significant increase in oil and gas production, the Company’s tax and royalty payments are expected to double post pioneer period compared to the level it was at pre pioneer period. This, in SEPLAT’s view, is what the pioneer incentive program was designed to achieve.

SEPLAT believes that it is an excellent example of the whole purpose of establishing the pioneer incentive scheme. The Company has fully re-invested the tax savings from the grant and has delivered verifiable results thereto. SEPLAT is now a key supplier of gas to the domestic market, which is the direct outcome of the pioneer incentive, and the Company aims to continue to contribute meaningfully to the growth and development of the Nigerian economy.

- Ends-

Enquiries:

Seplat Petroleum Development Company Plc
Roger Brown, CFO

Andrew Dymond, Head of Investor Relations	+44 (0) 203 725 6500

Chioma Nwachuku, GM—External Affairs and	+234 12 770 400
Communications

FTI Consulting

Ben Brewerton / Sara Powell / George Parker	+44 (0) 203 727 1000

seplat@fticonsulting.com

Notes to editors

Seplat Petroleum Development Company Plc is a leading indigenous Nigerian oil and gas exploration and production company with a strategic focus on Nigeria, listed on the Main Market of the London Stock Exchange (“LSE”) (LSE:SEPL) and Nigerian Stock Exchange (“NSE”) (NSE:SEPLAT).

In July 2010, Seplat acquired a 45 percent participating interest in, and was appointed operator of, a portfolio of three onshore producing oil and gas leases in the Niger Delta (OMLs 4, 38 and 41), which includes the producing Oben, Ovhor, Sapele, Okporhuru, Amukpe and Orogho fields. Since acquisition, Seplat has more than tripled production from these OMLs.

In June 2013, Newton Energy Limited, a wholly-owned subsidiary of the Company, entered into an agreement with Pillar Oil Limited to acquire a 40 percent participating interest in the Umuseti/Igbuku marginal field area within OPL 283. In February 2015, Seplat completed the acquisition of a 40 percent working interest in OML 53 and a 22.5 percent working interest in OML 55, Onshore Nigeria.

Seplat is pursuing a Nigeria focused growth strategy and is well positioned to participate in future divestment programmes by the international oil companies, farm-in opportunities and future licensing rounds.

For further information please refer to the company website, http://seplatpetroleum.com/

This information is provided by RNS

The company news service from the London Stock Exchange

Press Release	For immediate release

Anticosti Hydrocarbons L.P. updates its 2011 Anticosti Island Resource Report

Québec, Québec, May 21, 2015 (TSXV : PEA | TSX : CDH | EPA : MAU | EPA : MPI) : Anticosti Hydrocarbons L.P. (“Anticosti LP”) is pleased to announce that the 2011 Resource Report prepared by Sproule Associates Limited of Calgary has been updated (the “Update”).

The Update, effective as of April 30, 2015, establishes at 30.7 billion barrels of oil equivalent (30,700 MMboe) the best estimate of the Total Petroleum Initially-In-Place within the perimeter of the permits held by Anticosti L.P. on the Anticosti Island. The Update provides that there is a 90% chance that this estimate equals or exceeds 20.9 billion barrels (20,900 MMboe) (low estimate) and a 10% chance that this estimate equals or exceeds 45.2 billion barrels (45,200 MMboe) (high estimate). These unrisked estimates are reported as barrels of oil equivalent (boe) to reflect the uncertainty regarding the type of hydrocarbon which can be found across the island. There is no certainty that any portion of these resources will be commercially viable to produce. The Update is based on the results of 8 stratigraphic surveys performed between 2012 and 2014, as well as on new results on samples taken from older wells.

Table S-1

Summary of Estimates of Total Unrisked Undiscovered Petroleum Initially-In-Place 1

Macasty Shale, Anticosti Island, Québec

As April 30, 2015

	Compagny Gross Land Holdings [2]			Company Working Interest [3]
Anticosti Hydrocarbons L.P.	Low Estimate [5]	Best Estimate [6]	High Estimate [7]	Low Estimate [5]	Best Estimate [6]	High Estimate [7]
Unrisked Undiscovered [4] Petroleum Initially- In-Place (MMboe) [8]	20,900	30,700	45,200	20,900	30,700	45,200

1.

Total Unrisked Undiscovered Petroleum Initially-In-Place (TPIIP) is that quantity of petroleum that is estimated to exist originally in naturally occurring accumulations. It includes that quantity of petroleum that is estimated, as of a given date, to be contained in known accumulations, prior to production, plus those estimated quantities in accumulations yet to be discovered.

2.	Total Unrisked Undiscovered Petroleum Initially-In-Place on Gross lands in which the Companies holds an interest.
3.	Total Unrisked Undiscovered Petroleum Initially-In-Place (TPIIP) on the Companies working interest lands help prior to deduction of royalties.
4.

Undiscovered Petroleum Initially-In-Place (equivalent to Undiscovered Resources) are those quantities of petroleum that are estimated, on a given date, to be contained in accumulations yet to be discovered. The recoverable portion of undiscovered petroleum initially in place is referred to as Perspective Resources, the remainder as Unrecoverable. Undiscovered resources carry discovery and development risks. The reported volumes are unrisked. There is no certainty that any portion of these resources will be discovered. A recovery project cannot be defined for this volume of undiscovered petroleum initially-in-place at this time. There is no certainty that it will be commercially viable to produce any portion of the resources.

5.	The probability that the quantity actually in place is equal to or greater that the estimate is 90%.
6.	The probability that the quantity actually in place is equal to or greater that the estimate is 50%.
7.	The probability that the quantity actually in place is equal to or greater that the estimate is 10%.
8.	These resources are reported as million of barrels of oil equivalent (“MMboe”) to reflect uncertainty of hydrocarbon type across the island.

Samples from the five Macasty continuous core holes obtained in 2014 in the eastern and central parts of the island have been analysed.

The results which were published in March 2015* are within the range of the assumptions used in the resource assessment of the Macasty Shale performed in 2011 by Sproule Associates Limited, which is available on SEDAR at www.sedar.com. (Under the profile of Pétrolia Inc. and/or Corridor Resources Inc.)

*	http://hydrocarbures-anticosti.com/imports/medias/documentations/communiques/2015-03-19-update-results-campaign.pdf

Anticosti LP believes that the most important technical factors to consider in regards to the development prospects of the Macasty formation are, by order of importance:

•	Depth and thickness of the Macasty;

•	Mature source rock with residual Total Organic Carbon (TOC) levels which, on a qualitative scale, are ranked as very good to excellent;

•	Hydrocarbon concentrations in the rock (S1) which, on a qualitative scale, are ranked as very good;

•	Porosity (that) is within an expected range; and

•	Permeability values in excess of 100 nanodarcies which indicates the probability of producing hydrocarbons based on comparisons from similar source rock in productive reservoirs.

The stratigraphic survey campaign has recently resumed. The completion of this first phase will help prepare for the second phase planned for the summer of 2016, which is expected to begin after Anticosti LP has obtained all necessary permits. The results of these stratigraphic surveys to be completed in 2015 will allow a better understanding and a geological characterization of the Macasty formation, and will also help determine the best drilling sites for the three wells anticipated to be drilled and fracture stimulated in the second phase.

Anticosti LP will work along with regulatory authorities to ensure its operations are conducted safely and with respect for the community and environment by employing the highest industry standards. In addition to creating approximately 90 jobs, this work is being planned with the intent of maximizing the economic benefits for the Anticosti Island community and the province of Quebec.

About Anticosti Hydrocarbons L.P.

Anticosti Hydrocarbons L.P. is a partnership owned by Ressources Québec Inc. (35%), Investissements PEA Inc. (a subsidiary of Pétrolia Inc.) (21.67%), St-Aubin E&P (Québec) Inc. (21.67%), and Corridor Resources Inc. (21.67%). Anticosti LP holds 38 permits for hydrocarbon exploration totaling 6,195 km² on Anticosti Island. The first objective of Anticosti LP will be to demonstrate the commercial viability of hydrocarbon resources on Anticosti Island. The board of directors of Anticosti LP consists of one representative from each of the partners of Anticosti LP and one independent director, and the general partner has formed four committees made up of an equal number of representatives from each of the partners. The purpose of these committees is to help ensure the success of the project on the technical, economic, environmental, and social levels. The combined expertise of the partners of Anticosti LP will allow it to implement the exploration program, employing the highest industry standards, in full safety and with respect for the environment.

Forward-looking statements

Certain statements made herein may constitute forward-looking statements. Forward-looking statements includes the characteristics of Anticosti Hydrocarbon LP’s properties; exploration and development plans, including planned drilling and fracturing, timing of such plans and the number of jobs created as a result of these plans; strategies and objectives; and government support. These statements relate to future events or the future economic performance of Anticosti Hydrocarbons L.P. and carry known and unknown risks, uncertainties and other factors that may considerably affect its results, economic performance or accomplishments when considered in light of the content or implications or statements made by Anticosti Hydrocarbons L.P. Actual events or results could be significantly different. Accordingly, undue reliance should not be placed on these forward-looking statements. Anticosti Hydrocarbons L.P. does not intend and undertakes no obligation to update these forward-looking statements.

Oil and Gas Disclosure

The term “boe” refers to barrels of oil equivalent. All calculations converting natural gas to crude oil equivalent have been made using a ratio of six mscf of natural gas to one barrel of crude equivalent. Boes may be misleading, particularly if used in isolation. A boe conversion ratio of six mscf of natural gas to one barrel of crude oil equivalent is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead.

For more information:

Alexandre Gagnon

President and CEO, Pétrolia

Operator for Anticosti Hydrocarbons LP

418-657-1966

agagnon@petrolia-inc.com

Seplat Petroleum Development Company Plc

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF THAT JURISDICTION

UPDATE ON DEPOSIT FOR INVESTMENT – AGREEMENT REACHED FOR RELEASE OF SUMS FROM ESCROW

Lagos and London, 9 July 2015: Seplat Petroleum Development Company Plc (“Seplat”), a leading Nigerian indigenous oil and gas company listed on both the Nigeria Stock Exchange and London Stock Exchange, announces that it has reached agreement through its wholly owned subsidiary Newton Energy Limited (“Newton”) hereafter the (“Group”) for the release of sums from escrow that had previously been allocated as a refundable deposit against a potential investment.

Pursuant to an agreement reached by the Group, the sum of US$408 million which was held in an escrow account has been released. The escrow account was originally set up in connection with a potential acquisition of an asset by a consortium, which Newton has an option to invest into. There have been material delays with the underlying acquisition, prompting Seplat to reach agreement with the consortium for release of the Escrow amount. The remaining US$45 million of the US$453 million which was allocated as a refundable deposit remains as a deposit with the potential vendors of the asset whilst negotiations between the consortium and vendors continue.

Certain recent events have led to the restart of negotiations by the consortium to secure the asset, and Seplat continues to work with them. As this process continues, and following the release of the Escrow amount, a sum of US$29 million has been placed into a new escrow account in London, pending agreement of final terms of the acquisition transaction. The remaining balance of US$368 million has been returned to the Group.

In the event that terms can be agreed for the potential acquisition of the asset by the consortium and Newton agrees to proceed with the investment, the funds in escrow will be released back to Newton. Should Newton at its discretion decide not to proceed with the potential investment, an additional payment of US$20 million will be made to other consortium members with the remaining funds in escrow released to Newton.

Newton has also agreed to pay a portion of previously incurred consortium costs equating to US$11 million, payable US$3.5 million now and US$7.5 million on a deferred basis.

----Ends----

Enquiries:

Seplat Petroleum Development Company Plc
Roger Brown, CFO
Andrew Dymond, Head of Investor Relations	+44 (0) 203 725 6500
Chioma Nwachuku, GM – External Affairs and Communications	+234 12 770 400

FTI Consulting

Ben Brewerton / Sara Powell / George Parker	+44 (0) 203 727 1000
seplat@fticonsulting.com

Citigroup Global Markets Limited
Tom Reid / Luke Spells	+44 (0) 207 986 4000

RBC Europe Limited
Matthew Coakes / Daniel Conti	+44 (0) 207 653 4000

Notes to editors

Seplat Petroleum Development Company Plc is a leading indigenous Nigerian oil and gas exploration and production company with a strategic focus on Nigeria, listed on the Main Market of the London Stock Exchange (“LSE”) (LSE:SEPL) and Nigerian Stock Exchange (“NSE”) (NSE:SEPLAT).

In July 2010, Seplat acquired a 45 percent participating interest in, and was appointed operator of, a portfolio of three onshore producing oil and gas leases in the Niger Delta (OMLs 4, 38 and 41), which includes the producing Oben, Ovhor, Sapele, Okporhuru, Amukpe and Orogho fields. Since acquisition, Seplat has more than tripled production from these OMLs.

In June 2013, Newton Energy Limited, a wholly-owned subsidiary of the Company, entered into an agreement with Pillar Oil Limited to acquire a 40 percent participating interest in the Umuseti/Igbuku marginal field area within OPL 283. In February 2015, Seplat completed the acquisition of a 40 percent operated working interest in OML 53 and a 22.5 percent operated effective working interest in OML 55, Onshore Nigeria.

Seplat is pursuing a Nigeria focused growth strategy and is well-positioned to participate in future divestment programmes by the international oil companies, farm-in opportunities and future licensing rounds. For further information please refer to the company website, http://seplatpetroleum.com/

2

Press Release

Paris, 29th July 2015

No. 08/15

Sales for the first half of 2015

MPI

Since fiscal year 2012, the Company has consolidated its subsidiaries using the equity method, as authorised by IAS 31.

As the Company does not have any operating activity of its own, MPI doesn’t record any sales.

SEPLAT

MPI currently holds 21.76% of SEPLAT.

•	Financial Highlights

Seplat has announced its interim results for the six months ended 30 June 2015 in a press release dated July 28, 2015 from which the following informations has been extracted :

•	Positive progress made towards substantially reducing receivables

•	US$408 million returned from escrow (post period end)

•	US$368 million reinstated as unrestricted cash at bank

•	A new security deposit to participate in underlying investment opportunity for which negotiations have re-started

•	Agreement signed on 14th July 2015 to reduce receivables balance (US$504 million)

•	NPDC’s share of gas revenues assigned to Seplat

•	Agreement to jointly source loan facilities, to fund joint venture expenditures

•

Net profit for the first six months was US$34 million on gross revenue of US$248 million; cash flow from operations before movements in working capital was US$92 million, against capital investments incurred of US$68 million (excluding acquisition costs)

•	Cash at bank and net debt at period end (excluding reinstated unrestricted cash of US$368 million) stood at US$110 million and US$853million respectively

1

	June 2015 US$ million	June 2014 US$ million	Var(1)
Revenue	248	388	-36%
Gross Profit	109	247	-56%
Operating Profit	71	173	-59%
Profit for the period	34	156	-78%
Operating cash flow (2)	92	180	-49%
WI production (boepd)	32,580	27,375	+19%
Average realised oil price (US$ per bbl)	53.3	112.4	-53%
Average realised gas price (US$ per mcf)	2.75	1.5	+83%

(1)	% change year-on-year calculated on US$ amounts
(2)	Operating cash flow before movements in working capital

•	Focus on production

Seplat holds the following direct or indirect interests in six licences (OMLs 4, 38, 41, 53 and 55 and OPL 283) in Niger Delta in Nigeria

	Gross		Working interest
	Liquids	Gas	Liquids	Gas	Oil equivalent
Seplat %	bopd	mmcfd	bopd	mmcfd	boepd
OMLs 4, 38, 41 45%	44,765	118.3	20,144	53.3	29,020
OPL 283 40%	2,724	—	1,089	—	1,089
OML 53 40%	2,243	—	897	—	897
OML 55 22.5%	6,995	—	1,574	—	1,574

Total	56,727	118.3	23,705	53.3	32,580

Average working interest production during the first six months was 23,705 bopd liquids and 53.3 MMscfd gas, so that’s 32,580 boepd (compared to 27,375 boepd in 2014).

These reported production figures reflect 52 full and 25 partial days of downtime on the third party operated Trans Forcados System (“TFS”) in the first six months and are in guidance range of 32,000 to 36,000 boepd.

2

Whilst the high levels of downtime on the TFS impacted average volumes over the period, daily rates climbed to record levels for both oil and gas production. Reservoir and well performance remained at the high end of expectations and an increase in gas processing capacity from commissioning of the new 150 MMscfd Oben gas plant allowed for increased levels of gas offtake, which in turn has led to higher than anticipated condensate yields. Consequently, gross liquid production rates of up to 84,400 bpd and gross gas production rates of up to 284 MMscfd have been achieved.

The average oil price realisation in the first six months was US$53.3/bbl (2014: US$112.4/bbl), achieving an average US$1.5/bbl premium to Brent, and the average gas price realisation was US$2.75/Mscf (2014:US$1.50/Mscf)

Should you require any further information, all financial information relating to Seplat can be accessed via the “Investor Centre” section of its website: http://SEPLATpetroleum.com/investor-centre/results-centre/

SAINT-AUBIN ENERGIE (2/3 MPI)

•	Activity

In Myanmar, drilling on well SP-1X in block M2 (Saint-Aubin Energie 40%), operated by Petrovietnam, began on 27 December 2014 and ended in March 2015. The results from this well are now being analysed.

At Sawn Lake in Alberta, the pilot test of the Steam Assisted Gravity Drainage (SAGD) process, conducted on the first pair of horizontal wells to assess the technical and commercial feasibility of bitumen production through steam injection, continues. The average production of 325 bopd in the first half of 2015 with a peak at 556 bopd after a restarting the 21st May continues to evolve favorably. In order to assess the economics of the field, the pilot testing will continue during the summer 2015.

In Quebec on the Anticosti Island, the stratigraphic drilling campaign initiated in 2014 restarted in May 2015. Until today 9 Core Holes have been completed and two more are presently being drilled. A 12th corehole will be realized in 2015 and its localization shall be optimized taking into consideration the results of the previous Core Holes. These Core Holes drilled in 2015 are part of the evaluation program of the Macasty Ressources, the results already obtained are in line with our expectations which will permit to determine the locations of the 3 horizontal wells with fracturation which are programmed for the summer 2016.

3

PRESS CONTACTS, INVESTOR AND SHAREHOLDER RELATIONS

MPI

ir@mpienergy.com

Tel: +33 (0)1 53 83 55 44

For more information, go to www.mpienergy.com

Listed on: NYSE Euronext – Compartment B – CAC All Shares – CAC PME

ISIN: FR0011120914

MPI is eligible for the French “PEA PME” investment scheme

This document may contain forward looking statements about MPI’s financial position, income, activities and industrial strategy. By nature, forward-looking statements contain risks and uncertainties to the extent that they are based on events or circumstances that may or may not happen in the future. These projections are based on assumptions we believe to be reasonable, but which may prove to be incorrect and which depend on a number of risk factors, such as fluctuations in crude oil prices, changes in exchange rates, uncertainties related to the valuation of our oil reserves, actual rates of oil production and the related costs, operational problems, political stability, legislative or regulatory reforms, or even wars, terrorism and sabotage.

4

Press Release

Paris, 27th August 2015

No. 09/15

MPI – 2015 Half-Year Results

•	Net income in the first half of 2014: €2.2m

•	Net cash at 30 June 2015 : €222m

•	MPI to merge with Maurel & Prom

MPI Group: financial information for the first half of 2014

In €m	30/06/2015	30/06/2014
Sales	—	—
EBIT	(1.8)	(2.3)
Financial income	0.3	1.7

Income before tax	(1.4)	(0.6)

Income tax	(5.0)	(2.3)
Net income from equity associates	8.6	28.8
Effect of dilution	—	29.4

Consolidate dnet income	2.2	55.2
Trésorerie nette au 30 juin	222	237

The MPI Group operates through (i) its interests in Nigeria, mainly in SEPLAT, and (ii) the projects it has undertaken, primarily in Canada and Myanmar, in partnership with the Maurel & Prom Group through the joint investment company Saint-Aubin Energie.

The Group is reporting €2.2 million in net income at 30 June 2015, compared with €55.2 million at 30 June 2014. MPI posted an operating loss of €1.8 million, linked to the Group’s operating costs. The Group recorded €5 million in tax as a result of positive changes in the EUR-USD exchange rates. The contribution of SEPLAT in the Group net income at 30 June 2015 represents €7.8 million.

At 30 June 2015, MPI had €222 million in cash, down €29 million from 1 January 2015. €11 million were withdrawn for the tax payable for FY 2014, while €7 million were received from SEPLAT and €33 million were paid out in dividends to the Group’s shareholders in June 2015. Cash invested in Saint-Aubin Energy by MPI is around €12 million in the first half. Changes in the EUR-USD exchange rate had a positive impact of +€22

1

million on the Group’s cash position.

Group business scope at 30 June 2015

SEPLAT : Actions underway to significantly reduce levels of receivables:

Actions underway to significantly reduce levels of receivables:

•	US$408 million of guarantees returned to SEPLAT (funds from escrow account released after 30 June 2015):

•	US$368 million reinstated as unrestricted cash;

•	New guarantee set up with a view to resuming negotiations for a potential investment opportunity;

•	Agreement entered into with NPDC on 14 July 2015 to reduce outstanding receivables (US$504 million):

•	Revenue from gas sales attributable to NPDC awarded to SEPLAT;

•	Agreement that may see a banking facility set up and assigned to the NPDC/SEPLAT joint venture, covering this activity’s financing requirements.

MPI to merge with Maurel & Prom to create a sound leader among junior oil companies able to play an active role in the oil sector consolidation

MPI has also announced plans to merge with the Maurel & Prom group. This first consolidation in the sector will allow both groups to benefit from a reinforced financial capacity, optimized modus operandi and a consolidated asset portfolio (see press release on the company website: www.mpienergy.com).

2

PRESS CONTACTS, INVESTOR AND SHAREHOLDER RELATIONS

MPI

ir@mpienergy.com

Tel: +33 (0)1 53 83 55 44

For more information, go to www.mpienergy.com

Listed on: NYSE Euronext – Compartment B – CAC All Shares – CAC PME

ISIN: FR0011120914

MPI is eligible for the French “PEA PME” investment scheme

This document may contain forward looking statements about MPI’s financial position, income, activities and industrial strategy. By nature, forward-looking statements contain risks and uncertainties to the extent that they are based on events or circumstances that may or may not happen in the future. These projections are based on assumptions we believe to be reasonable, but which may prove to be incorrect and which depend on a number of risk factors, such as fluctuations in crude oil prices, changes in exchange rates, uncertainties related to the valuation of our oil reserves, actual rates of oil production and the related costs, operational problems, political stability, legislative or regulatory reforms, or even wars, terrorism and sabotage.

3

www.mpienergy.com

CONTENTS	2

1 CONTENTS

1	CONTENTS	2

2	PERSON RESPONSIBLE FOR THE INTERIM FINANCIAL REPORT	3

3	HISTORY AND PRESENTATION OF THE COMPANY	4

3.1	HISTORY OF THE MPI GROUP	4
3.2	GROUP BUSINESS SCOPE AT 30 JUNE 2015	4

4	GROUP ACTIVITY IN THE FIRST HALF OF 2015	5

4.1	SEPLAT	5
4.2	SAINT-AUBIN ENERGIE	6

5	FINANCIAL POSITION AT 30 JUNE 2015	7

5.1	ECONOMIC ENVIRONMENT	7
5.2	FINANCIAL INFORMATION	7

6	SHAREHOLDERS’ EQUITY AND CORPORATE LIFE	8

6.1	GENERAL SHAREHOLDERS’ MEETING	8
6.2	DIVIDEND	8
6.3	TOTAL NUMBER OF VOTING RIGHTS AND SHARES COMPRISING THE SHARE CAPITAL	8
6.4	CONTACT	8

7	GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	9

7.1	STATEMENT OF FINANCIAL POSITION	9
7.2	CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME	10
7.3	CHANGES IN SHAREHOLDERS’ EQUITY	11
7.4	CASH FLOW STATEMENT	12
7.5	NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS	13

8	STATUTORY AUDITORS’ REPORT	20

8.1	OPINION ON THE FINANCIAL STATEMENTS	20
8.2	SPECIFIC VERIFICATIONS	20

PERSON RESPONSIBLE FOR THE INTERIM FINANCIAL REPORT	3

2 PERSON RESPONSIBLE FOR THE INTERIM FINANCIAL REPORT

As the Chief Executive Officer of MPI SA (hereafter “MPI” or the “Company”), and reporting to the Chairman, Mr Jean-François Hénin, Mr Xavier Blandin is responsible for financial reporting and for the interim financial report in particular.

His contact details are as follows:

Mr Xavier Blandin

Chief Executive Officer

MPI

51, rue d’Anjou

75008 Paris, France

Tel: +33 (0)1 53 83 55 00

Fax: +33 (0)1 53 83 16 05

Certification

“I hereby certify that, to the best of my knowledge, the condensed interim consolidated financial statements have been prepared in accordance with applicable standards and give a true and fair picture of the assets and liabilities, financial position and results of the Company and its consolidated entities, and that the interim management report on pages 3 to 21 offers a true and fair picture of the significant events in the first six months of the fiscal year, their impact on the financial statements, the main transactions between related parties, as well as a description of the main risks and uncertainties for the remaining six months of the year”.

Chief Executive Officer

Xavier Blandin

Paris, 27 August 2015

HISTORY AND PRESENTATION OF THE COMPANY	4

3 HISTORY AND PRESENTATION OF THE COMPANY

3.1 History of the MPI Group

The Company was established by the Maurel & Prom Group, which specialises in hydrocarbon exploration and production, with a view to acquiring rights in Oil Mining Licenses (“OMLs”) 4, 38 and 41 in Nigeria, together with its Nigerian partners in Seplat Petroleum Development Company Plc (SEPLAT), i.e. Shebah and Platform.

As part of the Maurel & Prom Group, the Company was able to benefit from the knowledge, experience and know-how built up by Maurel & Prom as part of its oil business operations across several continents.

MPI became an independent company after Maurel & Prom’s shareholders approved the distribution of 100% of the Company’s capital during a general shareholders’ meeting on 12 December 2011. Since 15 December 2011, all the Company’s shares have been listed for trading on the NYSE Euronext regulated market in Paris.

MPI is now present in the upstream oil and gas sector, particularly through equity interests in SEPLAT (Nigeria) and Saint-Aubin Energie (Canada and Myanmar).

SEPLAT is an oil company listed on the stock exchanges in London (LSE) and Lagos (NSE), following its IPO on 14 April 2014. MPI currently owns 21.76% of SEPLAT.

Saint-Aubin Energie is an investment company in which MPI holds a 66.67% interest. Its asset portfolio consists of oil interests in Canada (Alberta, Gaspé Peninsula and Anticosti) and Myanmar.

3.2 Group business scope at 30 June 2015

GROUP ACTIVITY IN THE FIRST HALF OF 2015	5

4 GROUP ACTIVITY IN THE FIRST HALF OF 2015

4.1 SEPLAT

Seplat announced its interim results for the six months ended 30 June 2015 in a press release dated 28 July 2015, from which the following information has been extracted:

Acquisition of interests in OMLs 53 and 55

On February 2015, SEPLAT announced that it had completed the acquisition of a 40% working interest in OML 53 from Chevron Nigeria and it had signed an agreement to acquire 56.25% of Belemaoil, a dedicated Nigerian vehicle for acquiring a 40% interest in OML 55 from Chevron Nigeria.

SEPLAT estimates its share of recoverable volumes at approximately 51 million barrels of oil and condensates and 611 billion cubic feet of gas, representing 151 million barrels of oil equivalent for OML 53. For OML 55, SEPLAT estimates its share of recoverable volumes at approximately 20 million barrels of oil and condensates and 156 billion cubic feet of gas, representing 46 million barrels of oil equivalent.

SEPLAT has been appointed as the operator for these onshore licenses in the Niger Delta.

Production update

SEPLAT holds the following direct or indirect interests in six licences (OMLs 4, 38, 41, 53 and 55 and OPL 283) in Nigeria’s Niger Delta. Their production levels are broken down in the following table for the half-year period:

	Gross		Direct interest
	Liquid	Gas	Liquid	Gas	Oil equivalent
Seplat interest (%)	bopd	mmcfd	bopd	mmcfd	boepd
OMLs 4, 38, 41 45%	44,765	118.3	20,144	53.3	29,020
OPL 283 40%	2,724	—	1,089	—	1,089
OML 53 40%	2,243	—	897	—	897
OML 55 22.5%	6,995	—	1,574	—	1,574

Total	56,727	118.3	23,705	53.3	32,580

SEPLAT produced an average of 23,705 barrels of oil per day and 53.3 million cubic feet of gas per day over the first half of 2015, representing 32,580 barrels of oil equivalent per day (compared with 27,375 boepd for the first half of 2014). These production levels were achieved despite the Trans Forcados pipeline being shut down on a number of occasions (52 full and 25 partial days of downtime) and are still consistent with the production targets of 32,000 to 36,000 boepd set for the period.

More specifically, these production levels have been achieved thanks to the new Oben gas facility, which has been brought online, with the capacity to deliver a further 150 million cubic feet of gas per day, enabling significantly higher levels of gas processing, with strong growth in the corresponding condensate production. This reflects the record production levels reached over the period, with 84,400 barrels of oil per day and 284 million cubic feet of gas per day for the OML 4, 38 and 41 fields.

The average sales price for oil was US$53.3 per barrel for the first half of 2015 (2014: US$112.4/barrel), with an average premium versus the Brent of US$1.5. The average gas price came to US$2.75/million cubic feet (2014: US$1.50/million cubic feet).

Should you require any further information, all Seplat’s financial information can be accessed in the “Investor Centre” section of its website:

http://SEPLATpetroleum.com/investor-centre/results-centre/

GROUP ACTIVITY IN THE FIRST HALF OF 2015	6

4.2 SAINT-AUBIN ENERGIE

In Myanmar, drilling on well SP-1X, operated by Petrovietnam, began on 27 December 2014 and ended in March 2015. This drilling has identified significant volumes of gas on site. The well has not been tested and has been capped on account of the high pressure levels encountered when drilling, considering that it could be easier to assess the reservoir in the future by drilling elsewhere in this area.

In Quebec, on Anticosti Island, the stratigraphic drilling campaign that began in 2014 restarted in May 2015. To date, ten stratigraphic wells have been completed and an eleventh is currently being concluded. A 12th well will be drilled in 2015 and its location will be optimised taking into account results from the previous core holes. These core holes drilled in 2015 are part of the program to assess the Macasty reservoir’s resources. The results already achieved will make it possible to determine the locations of the three horizontal wells to be fracked, as planned for summer 2016.

At Sawn Lake in Alberta, the pilot test of the Steam Assisted Gravity Drainage (SAGD) process, conducted on the first pair of horizontal wells to assess the technical and commercial feasibility of bitumen production through steam injection, is continuing. Average production, with 325 bopd for the first half of 2015 is continuing to improve. The average production for July was 400 bopd. To assess the field’s economic viability, the pilot testing will continue until fall 2015.

FINANCIAL POSITION AT 30 JUNE 2015	7

5 FINANCIAL POSITION AT 30 JUNE 2015

The MPI Group operates through (i) its interests in Nigeria, mainly in SEPLAT, and (ii) the projects it has undertaken, primarily in Canada and Myanmar, in partnership with the Maurel & Prom Group through the joint investment company Saint-Aubin Energie.

5.1 Economic environment

The economic environment has been marked by a sharp drop in Brent prices since summer 2014. From US$113 at end-June 2014, it fell to US$58 at end-December 2014 and US$63 at end-June 2015. Over the first half of 2015, Brent prices averaged out at US$57.8, compared with US$108.9 for the first half of 2014, down 47%. The lower price per barrel has had a negative impact on the earnings of SEPLAT, which is consolidated on an equity basis.

Over the same period, the dollar appreciated against the euro. The EUR/USD exchange rate at 30 June 2015 was 1.12, compared with 1.21 at 31 December 2014. The average exchange rate for the period came to 1.12, compared with 1.37 for the first half of 2014.

5.2 Financial information

Key consolidated data

The Group is reporting €2.2 million in net income at 30 June 2015, compared with €55.2 million at 30 June 2014. MPI posted an operating loss of €1.8 million, linked to the Group’s operating costs, with the Group recording €5 million in tax as a result of positive changes in the EUR/USD exchange rates. The share of SEPLAT’s net income at 30 June 2015 represents €7.8 million.

At 30 June 2015, MPI had €222 million in cash, down €29 million from 1 January 2015. €11 million were withdrawn for the tax payable for FY 2014, while €6.5 million were received from SEPLAT and €33 million were paid out in dividends to the Group’s shareholders in June 2015. Changes in the EUR/USD exchange rate had a positive impact of +€22 million on the Group’s cash position.

SEPLAT’s key financial data

Seplat announced its interim results for the six months ended 30 June 2015 in a press release dated 28 July 2015, from which the following information has been extracted:

Net income for the first half of 2015 came to US$34 million, with US$248 million in gross sales, while cash flow from operations before changes in working capital represented US$92 million, with US$68 million in capital expenditure (excluding acquisition costs).

Cash at bank and net debt at 30 June 2015 (excluding reinstated unrestricted cash of US$368 million) came to US$110 million and US$853 million respectively.

Action underway to significantly reduce levels of receivables:

•	US$408 million of guarantees returned to Seplat (funds from escrow account released after 30 June 2015):

•	US$368 million reinstated as unrestricted cash

•	New guarantee set up with a view to resuming negotiations for a potential investment opportunity

•	Agreement entered into with NPDC on 14 July 2015 to reduce outstanding receivables (US$504 million):

•	Revenue from gas sales attributable to NPDC awarded to Seplat

•	Agreement that may see a banking facility set up and assigned to the NPDC/Seplat joint venture, covering this activity’s financing requirements

SHAREHOLDERS’ EQUITY AND CORPORATE LIFE	8

6 SHAREHOLDERS’ EQUITY AND CORPORATE LIFE

6.1 General Shareholders’ Meeting

MPI’s Combined General Shareholders’ Meeting, held on Friday 22 May 2015 and chaired by Mr Jean-Francois Hénin, Chairman, approved all of the proposed resolutions.

The General Shareholders’ Meeting approved the company and consolidated financial statements for the fiscal year ended 31 December 2014.

6.2 Dividend

As proposed by the Board of Directors, the General Shareholders’ Meeting approved the payment of a dividend of €0.30 per share for 2014. This dividend was paid on 1 June 2015.

6.3 Total number of voting rights and shares comprising the share capital

Pursuant to Article L. 233-8 II of the French Commercial Code and the AMF (French Financial Markets Authority) General Regulations, MPI informs its shareholders that the total number of voting rights and shares comprising its share capital at 30 June 2015 was as follows:

Date	Number of shares comprising the capital	Number of voting rights
		Theoretical*: 115,336,534
30 June 2015	115,336,534	Exercisable: 110,766,823

*	Theoretical voting rights = total number of voting rights attached to the total number of shares, including treasury shares without voting rights.

6.4 Contact

51 rue d’Anjou

75008 Paris

France

Tel: +33 (0)1 53 83 55 00

www.MPIenergy.com

ir@mpienergy.com

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	9

7 GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7.1 Statement of financial position

In thousands of euros	Notes	30/06/2015	31/12/2014
Non-current financial assets (net)	4	50,971	36,850
Equity associates	5	292,249	270,942
NON-CURRENT ASSETS		343,221	307,791
Trade receivables and related (net)		382	314
Other current financial assets	6	9,705	5,645
Other current assets		77	337
Cash and cash equivalents (net)	7	222,301	251,296
CURRENT ASSETS		232,466	257,593
Assets held for sale, discontinued operations
TOTAL ASSETS		575,687	565,385

In thousands of euros		30/06/2015	31/12/2014
Share capital		11,534	11,534
Additional paid-in capital		226,900	226,900
Consolidated reserves		337,502	272,929
Treasury shares		(10,577)	(10,627)
Net income, Group share		2,161	49,638
EQUITY, GROUP SHARE		567,519	550,373
Non-current provisions		153	109
NON-CURRENT LIABILITIES		153	109
Trade payables and related		810	934
Income tax payable	10	4,664	11,083
Other creditors and miscellaneous liabilities		2,540	2,886
CURRENT LIABILITIES		8,013	14,903
Liabilities held for sale, discontinued operations
TOTAL LIABILITIES		575,685	565,385

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	10

7.2 Consolidated statement of comprehensive income

Net income for the period

In thousands of euros	Notes	30/06/2015	30/06/2014
Sales		0	0
Other operating income		862	1
Other purchases and operating expenses		(911)	(1,657)
Taxes and duties		(171)	(139)
Personnel expenses		(1,394)	(371)
Impairment of current assets		(35)	-0
Other expenses		(128)	(173)
OPERATING INCOME	8	(1,778)	(2,340)
Exchange gains (losses)		(1,168)	110
Other financial income		1,509	1,585
FINANCIAL INCOME	9	340	1,694
Income before tax		(1,438)	(646)
Income taxes	10	(5,034)	(2,294)
NET INCOME FROM CONSOLIDATED COMPANIES		(6,472)	(2,940)
Share of income from equity associates		8,633	28,801
Net income from continuing operations		2,161	25,861
Income from discontinued operations		0	29,388
Consolidated net income		2,161	55,249
Of which: - Net income, Group share		2,161	55,249
- Non-controlling interests		0	-0
Number of shares (‘000)
Average number of shares outstanding		110,767	110,498
Average diluted number of shares		115,337	115,102
Earnings per share
Basic		0.02	0.50
Diluted		0.02	0.48

Comprehensive income for the period

In thousands of euros	30/06/2015	30/06/2014
Net income for the period	2,161	55,249
Exchange rate gains (losses) on the conversion of foreign entities’ accounts	47,286	4,791
Items that may be recycled to profit or loss	47,286	4,791
Total comprehensive income for the period	49,447	60,040
- Group share	49,447	60,040
- Non-controlling interests	0	0

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	11

7.3 Changes in shareholders’ equity

In thousands of euros	Capital	Treasury shares	Additional paid-in capital	Other reserves	Exchange gains (losses)	Income for the period	Equity, Group share	Non- controlling interests	Total equity
1 January 2014	11,534	(9,883)	226,900	61,668	(25,556)	196,360	461,023		461,023
Net income from continuing operations						55,249	55,249		55,249
Other comprehensive income					4,791		4,791		4,791

Total comprehensive income					4,791	55,249	60,040	0	60,040

Appropriation of income—dividends				169,659		(196,360)	(26,701)		(26,701)
Changes in treasury shares		521		636			1,157		1,157

Total transactions with shareholders	0	521	0	170,295	0	(196,360)	(25,544)	0	(25,544)
30 June 2014	11,534	(9,362)	226,900	231,963	(20,765)	55,249	495,519	0	495,519
1 January 2015	11,534	(10,627)	226,900	232,920	40,009	49,638	550,373	0	550,373
Net income from continuing operations						2,161	2,161		2,161
Other comprehensive income					47,286		47,286		47,286

Total comprehensive income					47,286	2,161	49,447	0	49,447

Appropriation of income—dividends				16,378		(49,638)	(33,260)		(33,260)
Other reclassifications				46			46		46
Bonus shares				38			38		38
Changes in treasury shares		50		824			874		874

Total transactions with shareholders	0	50	0	17,286	0	(49,638)	(32,301)		(32,301)
30 June 2015	11,534	(10,577)	226,900	250,206	87,295	2,161	567,519	0	567,519

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	12

7.4 Cash flow statement

In thousands of euros	Notes	30/06/2015	30/06/2014
Net income		2,161	55,249
Tax expense for continuing operations		5,034	2,294
Consolidated income from continuing operations		7,195	57,543
Net increase (reversals) of amortisation, depreciation and provisions		35	0
Other calculated income and expenses		39	(28,845)
Share of income from equity associates		(8,633)	(28,801)
CASH FLOW BEFORE TAX		(1,364)	(103)
Payment of tax due		(11,431)	(994)
Change in working capital requirements for operations:		(515.3)	(2,447)
- Trade receivables		(63)	(126)
- Trade payables		(202)	(1,492)
- Other payables		(248)	(521)
- Other receivables		(2)	(308)
NET CASH FLOW FROM OPERATING ACTIVITIES		(13,310)	(3,544)
Acquisition of new consolidated company, net of cash acquired		0	(2)
Dividends received (equity associates, non-consolidated securities)		6,474	9,066
Change in loans and advances made		(2,125)	29,720
Other cash flow from investment activities		(9,712)	0
NET CASH FLOW FROM INVESTMENT ACTIVITIES		(5,362)	38,784
Dividends paid over the period		(33,260)	(26,701)
Treasury share acquisitions		874	615
NET CASH FLOW FROM FINANCING ACTIVITIES		(32,386)	(26,086)
Impact of exchange rate fluctuations		22,063	2,109
CHANGE IN NET CASH		(28,995)	11,263
Cash at start of period		(251,296)	(225,732)
NET CASH AT PERIOD END		222,301	236,994

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	13

7.5 Notes to the consolidated financial statements

Note 1 : General information

The MPI Group operates through (i) its interests in Nigeria, mainly in SEPLAT Petroleum Development Company Plc (“SEPLAT”), an oil company listed on the stock exchanges in London (LSE) and Lagos (NSE), and (ii) the projects it has undertaken, primarily in Canada and Myanmar, in partnership with the Maurel & Prom Group through the joint investment company set up between the two groups (Saint-Aubin Energie).

Economic environment

The economic environment has been marked by a sharp drop in Brent prices since summer 2014. From US$113 at end-June 2014, it fell to US$58 at end-December 2014 and US$63 at end-June 2015. Over the first half of 2015, Brent prices averaged out at US$57.8, compared with US$108.9 for the first half of 2014, down 47%.

The lower price per barrel has had a negative impact on the earnings of Seplat, which is consolidated on an equity basis.

Seplat recorded US$34 million in net income for the first half of 2015 (versus US$156 million for the first half of 2014), with US$248 million of sales (down 36% from the first half of 2014); cash flow from operations before changes in working capital came to US$92 million, with US$68 million in capital expenditure (excluding acquisition costs).

Over the same period, the dollar appreciated against the euro. The EUR/USD exchange rate at 30 June 2015 was 1.12, compared with 1.21 at 31 December 2014. The average exchange rate for the period came to 1.12, compared with 1.37 for the first half of 2014.

This change in the EUR/USD exchange rate is reflected in the Group’s accounts with a €47.3 million increase in foreign currency translation reserves.

Note 2 : Accounting methods

Declaration of compliance

The Group’s interim condensed consolidated financial statements (including the notes) have been prepared in line with International Accounting Standard (IAS) 34 Interim Financial Reporting. In accordance with IAS 34, the notes exclusively concern significant events that occurred during the first half of 2015 and they do not present all the information required for full-year financial statements. As such, they must be read in conjunction with the full-year consolidated financial statements for the year ended 31 December 2014.

Principal accounting methods

The accounting principles applied for the interim financial statements are not significantly different from those used for the consolidated financial statements at 31 December 2014, drawn up in accordance with International Financial Reporting Standards (IFRS), as adopted by the European Union and available online at: http://ec.europa.eu/finance/accounting/ias/index_fr.htm. The application of IFRS, as published by the IASB, would not have had any material impact on the financial statements presented herein.

New legislation or amendments adopted by the European Union and mandatory from 1 January 2015 have been taken into account, namely IFRIC 21 Levies.

The Group has reviewed these changes and concluded that they would not result in any significant changes to the consolidated accounts at 30 June 2015 or the information presented previously in its interim consolidated financial statements.

The Group has opted against the early application of any new standards, amendments or interpretations that have been published by the IASB but will not be mandatory from 1 January 2015.

IFRS standards have been applied by the Group consistently for all the periods presented.

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	14

Estimates

The preparation of consolidated financial statements under IFRS requires the Group to make accounting choices, produce a number of estimates and use certain assumptions that affect the reported amounts of assets and liabilities, the notes on the possible assets and liabilities at the closing date, and the income and expenses during the period. Changes in facts and circumstances may lead the Group to review such estimates.

The results obtained may significantly differ from such estimates when different circumstances or assumptions are applied.

In addition, when a specific transaction is not treated by any standard or interpretation, the Group’s Management uses its own discretion to define and apply the accounting methods that will provide relevant, reliable information. The financial statements provide a faithful representation of the Group’s financial position, performance and cash flows. They reflect the substance of transactions, are prepared in a cautious manner, and are complete in all material respects.

Management estimates used in preparing financial statements relate primarily to:

•	Impairment tests on oil assets;

•	Valuation of equity associates;

•	Recognition of deferred tax assets;

•	Assessment of the investments required to develop undeveloped proven reserves included in asset depletion calculations.

When preparing these interim financial statements, Management’s main estimates and the Group’s accounting standards are consistent with those applied for the consolidated financial statements for the year ended 31 December 2014.

Financial risk management

The Group’s financial risk management (market risk, credit risk and liquidity risk) and the objectives and guidelines applied by the Group’s Management are identical to those applied for the consolidated financial statements at 31 December 2014.

The Group’s results are sensitive to various market risks. The most significant of these are oil prices, expressed in US$, and the EUR-USD exchange rate. The EUR-USD closing rate used to reassess the closing positions at 30 June 2015 was 1.12, compared with 1.21 at 31 December 2014.

The holding company MPI reports in US$ as its functional currency.

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	15

Note 3 : Basis for consolidation

The basis for consolidation at 30 June 2015 is unchanged from 31 December 2014. For reference, the consolidated companies are as follows:

Company	Registered office	Consolidation method (*)	% control 30/06/2015 31/12/2014
MPI	Paris, France	Parent	Consolidating company
Oil and gas activities
Seplat Petroleum Development Company Plc	Lagos, Nigeria	EM	21.76%	21.76%
Cardinal Ltd	Lagos, Nigeria	EM	40.00%	40.00%
Maurel & Prom Iraq S.A.S.	Paris, France	EM	33.34%	33.34%
Maurel & Prom East Asia S.A.S.	Paris, France	EM	66.67%	66.67%
MP Energy West Canada Corp.	Calgary, Canada	EM	66.67%	66.67%
MP Québec S.A.S.	Paris, France	EM	66.67%	66.67%
MP West Canada S.A.S.	Paris, France	EM	66.67%	66.67%
Saint-Aubin Energie Québec Inc	Montreal, Canada	EM	66.67%	66.67%
Saint-Aubin Energie SAS	Paris, France	EM	66.67%	66.67%
Saint-Aubin Exploration & Production Québec Inc	Montreal, Canada	EM	66.67%	66.67%
Other activities
MPNATI S.A.	Geneva,	FC	100.00%	100.00%
	Switzerland

(*)	FC: Full consolidation / EM: Equity method consolidation

Note 4 : Non-current financial assets

In thousands of euros	Non-current financial assets (net)
Gross value at 31/12/2014	44,710
Impairments at 31/12/2014	(7,860)
Net book value at 31/12/2014	36,850
Change in gross receivables	10,235
Exchange gains / losses (gross)	4,255
Transfer	(368)
Gross value at 30/06/2015	58,361
Impairments at 30/06/2015	(7,389)
Net book value at 30/06/2015	50,971

Note 5 : Equity associates

In thousands of euros	Balance sheet value of securities	Share of income over the period
SEPLAT	279,580	7,781
MP East Asia	25	2,852
Saint-Aubin Energie	12,608	271
MP West Canada	25	751
MP ENERGIE Quebec	(4)	(4)
MP Energy West Canada	0	(2,535)
SA EP QUEBEC	2	(498)
MP Iraq	14	14
Total at 30/06/2015	292,249	8,633

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	16

In thousands of euros	SEPLAT	MP East Asia	Saint Aubin Énergie	MP West Canada	Saint Aubin Énergie Québec inc.	MP Energy West Canada Corp.	Saint Aubin Exploration et Production Québec Inc	MP Iraq	Total
Location	Nigeria	Myanmar	France	Canada	Canada	Canada	Canada	Iraq
Activity	Exploration	Exploration	Exploration	Exploration	Exploration	Exploration	Exploration	Exploration
% interest	22%	67%	67%	67%	67%	67%	67%	33%
Total non-current assets	1,332,279	33,468	151	16,591	351	12,924	5,893	10
Other current assets	1,180,272	12,672	94,243	9,000	135	0	485	9
Cash and cash equivalents	98,767	75	1,212	76	-0	731	197	0
Total assets	2,611,317	46,216	95,606	25,666	486	13,656	6,575	19
Total non-current liabilities	784,769	0	0	0	-0	-0	0	0
Total current liabilities	543,986	48,756	76,693	28,254	523	16,852	7,692	1,210
Total liabilities (excl. equity)	1,328,755	48,756	76,693	28,254	523	16,852	7,692	1,210
Reconciliation with balance sheet values
Reported net assets	1,282,562	(2,540)	18,913	(2,587)	(37)	(3,197)	(1,117)	(1,191)
Approximation at historical value	0	27	0	(11)	32	(628)	(254)	0
Net assets	1,282,562	(2,513)	18,913	(2,598)	(5)	(3,825)	(1,371)	(1,191)
Share held	279,086	(1,675)	12,608	(1,732)	(4)	(2,550)	(914)	(397)
Adjustments (*)	495	1,700	0	1,757	0	2,550	916	411
Balance sheet value at 30/06/2015	279,580	25	12,608	25	(4)	(0)	2	14	292,249
Operating income	221,893	2,678	-0	-0	-0	696	91	-0
Financial income	(14,900)	1,603	832	662	(5)	(116)	(98)	80
Net income from continuing operations	35,757	4,278	407	1,127	(5)	(3,802)	(748)	43
Share held	7,781	2,852	271	751	(4)	(2,535)	(498)	14
Included in earnings at 30/06/2015	7,781	2,852	271	751	(4)	(2,535)	(498)	14	8,633

(*)	Adjustments primarily concern the recognition of negative net positions through an impairment of current accounts with these entities.

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	17

Note 6 : Other current financial assets

In thousands of euros	Receivables on investments	Loans and other borrowings	Miscellaneous receivables	Other current financial assets
Gross value at 31/12/2014	5,636	7	3	5,645
Impairments at 31/12/2014	0	0	0	0
Net book value at 31/12/2014	5,636	7	3	5,645
Change in gross receivables	3,237	30	(43)	3,224
Exchange gains / losses (gross)	(27)	(0)	27	(0)
Transfer	838	(7)	4	836
Gross value at 30/06/2015	9,685	30	(9)	9,705
Impairments at 30/06/2015	0	0	0	0
Net book value at 30/06/2015	9,685	30	(9)	9,705

Note 7 : Cash

In thousands of euros	30/06/2015	31/12/2014
Liquid assets, banks and savings banks	222,301	251,296
Short-term bank deposits	0	0
Total	222,301	251,296
Bank overdrafts	(0)	0
Net cash and cash equivalents at end of period	222,301	251,296

Note 8 : Operating income

In 2014, payroll expenses for the headquarters, which are charged back to the subsidiaries, were reported under “operating purchases and expenses” for €0.5 million. In 2015, they are presented in full under “personnel expenses”.

Note 9 : Financial income

The net foreign exchange gains recorded mainly relate to the revaluation of the Group’s currency positions at period end. Other financial income is linked primarily to payments for the various advances awarded.

Note 10 : Income taxes

The tax expense is determined based on the expected effective annual tax rates. The tax expense for the period primarily concerns foreign exchange gains linked to the revaluation of the MPI holding company’s foreign currency cash position at the closing rate.

In thousands of euros	Current tax
Liabilities at 31/12/2014	(11,083)
Net value at 31/12/2014	(11,083)
Tax expense for the fiscal year	(5,034)
Payments	11,431
Exchange gains (losses)	23
Liabilities at 30/06/2015	(4,664)

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	18

In thousands of euros	30/06/2015
Pre-tax income excluding equity associates	(1,438)
Income tax	(5,034)
Theoretical tax expense at 33.33%	479
Difference attributable to	(5,514)
- Income tax on foreign exchange gains	(7,976)
- Permanent difference	2,462

Note 11 : Segment reporting

In accordance with IFRS 8, segment information is reported based on identical principles to those for internal reporting and shows the internal sector information defined for managing and measuring the Group’s performance.

The MPI Group has only one operating segment: its activity managing equity associates.

Detailed information on equity associates is provided in Erreur ! Source du renvoi introuvable. Equity associates.

Note 12 : Fair value

The various categories of financial assets and liabilities (excluding financial instruments) are presented in the following table:

In thousands of euros	Balance sheet total	Fair value	Balance sheet total	Fair value
Loans and receivables	50,971	50,971	36,850	36,850
Trade receivables and related	382	382	314	314
Other current financial assets	9,705	9,705	5,645	5,645
Other current assets	77	77	337	337
Cash and cash equivalents	222,301	222,301	251,296	251,296
Total assets	283,438	283,438	294,443	294,443
Trade payables	810	810	934	934
Other creditors and liabilities	2,540	2,540	2,886	2,886
Total assets	3,350	3,350	3,820	3,820

The fair values are based on the following assumptions:

•

Non-current loans and receivables (linked primarily to equity associates or non-consolidated equity interests) are valued at cost since it is not possible to have a reliable fair value. Checks have been carried out to ensure that there are no impairments to be recorded;

•

Other current financial assets, such as trade receivables and related accounts, have maturities of less than one year and do not need to be discounted. If applicable, receivables are measured at their economic value and are recognised as such in the Group’s accounts;

•	The Group’s cash position is considered to be liquid;

•

Since trade payables and other creditors and miscellaneous financial liabilities have a maturity of less than one year, their fair value is identical to their balance sheet value. A present value has been calculated when necessary and is already taken into consideration for the presentation of the accounts.

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	19

Note 13 : Related parties

In thousands of euros	Revenues	Expenses	Amounts due from related parties (net)	Amounts due to related parties
Equity associates
Seplat	862	0	9,712	380
Saint-Aubin Energie	670		57,693

Equity associates

The current account with Saint-Aubin Energie concerns MPI’s share of financing for the operations carried out primarily in Myanmar and Canada through Saint Aubin Energie and its subsidiaries.

Note 14 : Off-balance-sheet commitments - Contingent assets and liabilities

Saint-Aubin Energie (in which Maurel & Prom holds 1/3 of its capital, with 2/3 held by MPI) has guaranteed, as the first guarantor, the obligations of its fully-owned subsidiary Saint-Aubin Energie Exploration Production Inc, in addition to the €50 million payment concerning the partnership set up with the Government of Quebec. Under the guarantee agreement, Maurel & Prom is jointly responsible with Saint-Aubin Energie for meeting the obligations and payments of any amounts due, up to a maximum of €50 million. In addition, MPI has decided to issue an independent first-demand guarantee for Maurel & Prom for up to €33.3 million, i.e. two thirds of the maximum amount potentially payable by Maurel & Prom, representing MPI’s interest in Saint-Aubin Energie.

Note 15 : Events after the reporting period

MPI to merge with Maurel & Prom

The Boards of Directors of Maurel & Prom and MPI have unanimously approved the principle of a merger between the two companies under a merger by absorption of MPI by Maurel & Prom.

The merger must be approved by the General Shareholders’ Meetings of the two companies in December 2015 with retroactive effect from 1 January 2015.

According to the indicative parity proposed by the Boards of Directors of Maurel & Prom and MPI, dated 27 August 2015, MPI shareholders would receive 1 Maurel & Prom share for 2 MPI shares.

The definitive exchange parity will be decided at the next meeting of the Maurel & Prom and MPI Boards of Directors, to be held mid-October, after getting the final report from the merger auditors.

The indicative parity takes into account the payment of an exceptional dividend of €45 cents per MPI share. This will be submitted for approval by the MPI General Shareholders’ Meeting called to approve the transaction and will be paid to shareholders on the condition precedent that the transaction is approved by the Maurel & Prom and MPI General Shareholders’ Meetings.

STATUTORY AUDITORS’ REPORT	20

8 STATUTORY AUDITORS’ REPORT

To the Shareholders,

In compliance with the assignment entrusted to us by your General Shareholders’ meeting and your Articles of Association and in accordance with the requirements of article L. 451-1-2 III of the French Monetary and Financial Code (“Code monétaire et financier”), we hereby report to you on:

•	the review of the accompanying condensed half-yearly consolidated financial statements of MPI S.A., for the period from For the period from January 1 to June 30, 2015,

•	the verification of the information presented in the half-yearly management report.

These condensed half-yearly consolidated financial statements are the responsibility of the Board of Directors. Our role is to express a conclusion on these financial statements based on our review.

8.1 Opinion on the financial statements

We conducted our review in accordance with professional standards applicable in France. A review of interim financial information consists of making inquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with professional standards applicable in France and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Based on our review, nothing has come to our attention that causes us to believe that the accompanying condensed half-yearly consolidated financial statements are not prepared, in all material respects, in accordance with IAS 34—standard of the IFRSs as adopted by the European Union applicable to interim financial information.

8.2 Specific verifications

We have also verified the information presented in the half-yearly management report on the condensed half-yearly consolidated financial statements subject to our review. We have no matters to report as to its fair presentation and consistency with the condensed half-yearly consolidated financial statements.

Paris La Défense, 27 August 2015	Paris, 27 August 2015

KPMG Audit	International Audit Company
Department of KPMG S.A.

Eric Jacquet	Daniel de Beaurepaire

Partner	Partner

DISCLAIMER

This document may contain forward-looking statements regarding the financial position, results, business and industrial strategy of MPI. By nature, forward-looking statements contain risks and uncertainties to the extent that they are based on events or circumstances that may or may not happen in the future. These projections are based on assumptions that we believe to be reasonable, but that may prove to be incorrect and that depend on a number of risk factors, such as fluctuations in crude oil prices, changes in exchange rates, uncertainties related to the valuation of our oil reserves, actual rates of oil production and related costs, operational problems, political stability, legislative or regulatory reforms, or even wars, terrorism and sabotage.

Press Release	For immediate release

Completion of the Stratigraphic Core Hole Campaign on Anticosti Island

Québec. October 08th, 2015 (TSXV: PEA | TSX : CDH | EPA : MAU | EPA : MPI) : Anticosti Hydrocarbons L. P. (“Anticosti LP”) has announced the completion of the first phase of its exploration program on Anticosti Island and the demobilization of all coring equipment. The completion of the Martin-la-Mer core hole is the final stage of an initial campaign that involved the drilling of twelve (12) core holes. The program was completed within budget while respecting all health, safety, and environmental regulations. The sites of these core holes will be restored to their natural state in accordance with the highest industry standards while also respecting the needs expressed by the Anticosti community.

The objectives of this initial work phase were to delineate the extent of the hydrocarbon resource and identify locations for three horizontal exploration wells, expected to be drilled in the summer of 2016. Anticosti LP believes the core hole survey campaign has been well executed and has achieved its key objectives. Anticosti LP expects to choose the locations of the three exploration horizontal wells over the coming weeks when all of the technical information is fully compiled and analyzed.

The results of the seven (7) core holes drilled in 2015, when combined with those of the five (5) core holes drilled in 2014, are generally consistent with Anticosti LP’s expectations in terms of the Macasty Formation thickness, total organic content (TOC), porosity, permeability and maturity. These results favourably compare with those of North America’s best oil and gas reservoirs found in shales.

Anticosti LP has begun the work necessary to comply with regulatory requirements to obtain a certificate of environmental authorization. This should enable us to proceed with the hydraulic fracturing of the three horizontal exploration wells in 2016.

It may be noted that work performed on the island in 2014 and 2015 created jobs for 90 persons. Thanks to the Anticosti LP’s local purchase policy, $2.7 million has also been injected in Anticosti Island’s economy and $8.6 million injected in total to Eastern Québec.

About Anticosti Hydrocarbons L.P.

Anticosti Hydrocarbons L.P. (“Anticosti LP”) is a partnership owned by Ressources Québec Inc. (35%), Investissements PEA Inc. (a subsidiary of Pétrolia Inc.) (21.67%), St-Aubin E&P (Québec) Inc. (21.67%), and Corridor Resources Inc. (21.67%). Anticosti LP holds 38 permits for hydrocarbon exploration totaling 6,195 km² on Anticosti Island. The first objective of Anticosti LP will be to demonstrate the commercial viability of hydrocarbon resources on Anticosti Island. The board of directors of Anticosti LP consists of one representative from each of the partners of Anticosti LP and one independent director, and the general partner has formed four committees made up of an equal number of representatives from each of the partners. The purpose of these committees is to help ensure the success of the project on the technical, economic, environmental, and social levels. The combined expertise of the partners of Anticosti LP will allow it to implement the exploration program, employing the highest industry standards, in full safety and with respect for the environment.

Forward-looking statements

Certain statements made herein may constitute forward-looking statements. Forward-looking statements includes the characteristics of Anticosti LP’s properties; exploration and development plans, including planned drilling and fracturing, timing of such plans and the number of jobs created as a result of these plans; strategies and objectives; and government support. These statements relate to future events or the future economic performance of Anticosti LP and carry known and unknown risks, uncertainties and other factors that may considerably affect its results, economic performance or accomplishments when considered in light of the content or implications or statements made by Anticosti LP. Actual events or results could be significantly different. Accordingly, undue reliance should not be placed on these forward-looking statements. Anticosti LP does not intend and undertakes no obligation to update these forward-looking statements.

Neither the TSX Venture Exchange nor its regulation services provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For more information :

Alexandre Gagnon

Pétrolia CEO

418-657-1966

agagnon@petrolia-inc.com

Interim management statement and consolidated interim financial results

For the nine months ended 30 September 2015 (expressed in US Dollars and Naira)

26 October 2015

Seplat Petroleum Development Company Plc

Seplat Petroleum Development Company Plc	2

Seplat Petroleum Development Company Plc

Interim management statement and consolidated interim financial results for the nine months ended 30 September 2015

Lagos and London, 26 October 2015: Seplat Petroleum Development Company Plc (“Seplat” or the “Company”), a leading Nigerian indigenous oil and gas company listed on both the Nigerian Stock Exchange and London Stock Exchange, today announces average working interest production for the first nine months of 40,012 boepd, up 38% year-on-year and ahead of full year guidance. In addition, there has been a marked improvement in uptime of the Trans Forcados System (“TFS”), with only two days of interruptions recorded in the third quarter, and gas production has been strong with gross sales into the domestic market regularly exceeding 300 MMscfd. These positive factors allowed the Company to reach record levels of daily net working interest production of up to 56,415 boepd in September 2015.

After lifting adjustments, crude revenue was US$367 million, 36% lower than in 2014 against a 55% decrease in average oil price. Gas revenue increased by 220% year-on-year to US$53 million as the step-change in gas production, arising from commissioning in June of the Oben gas plant expansion, takes effect.

Gross profit stood at US$192 million and net profit US$62 million. Capital investments incurred during the first nine months totaled US$98 million against operating cash flow before working capital of US$168 million. Cash at bank was US$445 million and net debt US$480 million at period end.

The outstanding NPDC net receivable as at 30 September was US$461 million, down from US$504 million at mid-year, the reduction coming primarily as a result of the agreement signed between Seplat and NPDC in July whereby gas revenues attributable to NPDC’s interest in OMLs 4, 38 and 41 are offset against the balance of arrears. Pursuant to the agreement NPDC and Seplat are also engaged with potential counterparties to provide joint venture loan facilities of up to US$300 million to fund cash calls with effect from January and further accelerate repayment of arrears.

“Our operating performance in the third quarter has been very strong, and has restored momentum to the business after a first half that was heavily impacted by infrastructure downtime. Having gone through a period of sharp adjustment to the drop in oil prices the business is on a sound financial footing, we remain profitable and are on track to deliver our production guidance for the year,” said Austin Avuru, Seplat’s Chief Executive Officer. “But perhaps most notably, it is pleasing to witness the positive impact our gas business is having in Nigeria with the uptick in our gas output correlating directly to an increase in gas fired power generation in July onwards. This is a direct result of the substantial investments we have made at OMLs 4, 38 and 41 that have enabled the full and accelerated development of the blocks’ potential,” he added.

Information contained within this release is un-audited and is subject to further review.

Production update

•

Average working interest production during the first nine months increased by 38% to 40,012 boepd (compared to 29,014 boepd for the same period in 2014) and comprised 27,270 bopd liquids and 76.5 MMscfd gas; guidance of 32,000 to 36,000 boepd for the full year is prudently maintained given the scope for interruptions to third party infrastructure that is beyond the Company’s control

•

Reported production figures reflect 54 full and 29 partial days of downtime on the third party operated TFS in the first nine months (two days recorded in Q3). There were no shut-ins recorded at OML 53 and OML 55. Excluding downtime, average working interest production in the first nine months was 45,301 boepd (comprising 32,559 bopd liquids and 73.9 MMscfd gas)

•	Deliveries to the Warri refinery via the Seplat operated alternative export pipeline were 385,060 bbls (versus 288,661 bbls in Q3 2014)

•	During the first nine months, approximately 97% of liquids production from OMLs 4, 38 and 41 was transported through the TFS. This volume was subject to an average of 12.0% reconciliation losses

•	Average oil price realisation of US$49.3/bbl (2014: US$109.9/bbl), achieving an average US$1.2/bbl premium to Brent, and an average gas price of US$2.53/Mscf (2014: US$1.60/Mscf)

Seplat Petroleum Development Company Plc	3

Working interest production for the first nine months of 2015(1)

		Gross			Working Interest
		Liquids	Gas	Oil equivalent	Liquids	Gas	Oil equivalent
	Seplat %	bopd	MMscfd	Boepd	bopd	MMscfd	boepd
OMLs 4, 38 & 41	45.0%	53,525	169.9	81,840	24,086	76.5	36,828
OPL 283	40.0%	2,634	—	2,634	1,054	—	1,054
OML 53	40.0%	1,550	—	1,550	620	—	620
OML 55 (2)	22.5%	6,715	—	6,715	1,511	—	1,511

Total		64,423	169.9	92,738	27,270	76.5	40,012

(1)

Liquid production volumes as measured at the LACT unit for OMLs 4, 38 and 41 and OPL 283 flow station. Volumes stated are subject to reconciliation and will differ from sales volumes within the period.

(2)	Volumes associated with Seplat’s 56.25% in Belemaoil producing Limited, equivalent to an effective 22.5% working interest in OML 55

Drilling and capital projects update

•	The Company completed six development wells in the period (four gas wells; two oil wells) and one workover oil well

•

Following final commissioning of the new 150 MMscfd Oben gas plant and integration with the old gas plant in the period, engineering designs and procurement for the second phase of gas plant expansion has commenced. The next phase is intended to install an additional 225 MMscfd processing capacity

•

Work has progressed on construction of the 2 X 50,000 bbl storage tank at the Amukpe field. One of the tanks has been completed and is now operational. The second tank has been fully tested, is undergoing calibration and expected to be available for use in Q4 on completion of associated ancillaries. The additional storage capacity will allow for gas production and sales to continue even during periods of downtime on the TFS

•	Installation of the three 10MMscfd compressors was completed in Q3. The plant was commissioned in September and is currently in a standard 90 days operations and maintenance phase

•

Work on the replacement of a 4.2 km section of the Amukpe-Rapele crude export line has progressed to over 90% completion level and the replacement section is place. The work will be completed in Q4 and will prolong pipeline life without disruption to production

Corporate update

•

In July 2015 the Company entered into a signed agreement with NPDC on terms for the payment of receivables due to Seplat and also for the future structure of joint venture funding to mitigate the risk of the receivable. Pursuant to the agreement outstanding sums owed to Seplat in relation to joint venture, expenditures up to 31 December 2014 will be settled by offsetting gas revenues attributable to NPDC’s 55% share of contracted gas sales. Furthermore, NPDC and Seplat have agreed to jointly source loan facilities, up to a limit of US$300 million, to fund joint venture cash calls with effect from January 2015. Under the agreed structure, once such facilities are in place, NPDC and Seplat will each contribute crude oil production commensurate with their respective obligations. Consequently, the Company has engaged with potential counterparties to implement this arrangement

•

Also in July 2015, the Company announced that it had reached agreement for release of the sums from escrow that it had previously been allocated as a refundable deposit against a potential investment by a consortium. The net funds returned to the Company, and reinstated as unrestricted cash at bank, were US$368 million. A sum of US$45 million remains in escrow as a deposit with the potential vendors whilst negotiations with the consortium continue, and US$29 million was placed into a new escrow account in London pending outcome of the ongoing negotiations. The Company also agreed to pay a portion of previously incurred consortium costs, amounting to US$11 million, US$3.5 million of which has been paid and US$7.5 million of which is payable on a deferred basis and is presently also held in the escrow account (total amount in escrow US$36.5 million)

•

In early 2015 the Nigeria Investment Promotional Council (“NIPC”) notified oil and gas companies which are in receipt of the pioneer tax incentive, of its intention to test compliance with the conditions under which the incentive was granted to all companies, including Seplat, in order for the final two out of five years of the incentive be received. The Company is currently engaged with NIPC on this process and expects an outcome during the fourth quarter of 2015. The Company considers itself to have met or exceeded all conditions

Finance update

•

Gross revenue for the first nine months was US$420 million ( 83.0 billion) (2014: US$592 million ( 92.0 billion)) lower than for the same period in 2014 mainly due to the significantly lower realised oil price, partially offset by increased gas sales volumes and higher gas pricing

•

Crude revenue (after lifting adjustments) was US$367 million ( 72.6 billion), a 36% decrease from the same period in 2014 (US$576 million ( 89.4 billion)) reflecting a -55% decrease in the realised oil

Seplat Petroleum Development Company Plc	4

•

Gas revenue was US$53 million ( 10.4 billion), a 220% increase from the same period in 2014 driven by the increased production capacity resulting from new wells and work-overs completed by the Company, a doubling of gas processing capacity at the Oben plant to 300 MMscfd and higher offtake from the gas buyers

•

Working interest sales volumes during the first nine months increased to 10.9 MMboe from 7.1 MMboe in 2014. The total volume of crude lifted in the first three months was 5.1 MMbbls compared to 5.3 MMbbls in 2014. Total gas volume sold was 3.5 MMboe (2014: 1.8 MMboe)

•	Nine month net profit was US$62 million (2014: US$228 million)

•	Decrease year-on-year is primarily due to the lower realised oil price and increased finance charges offsetting the higher overall sales volumes and reductions in cost of sales and G&A

•

Having put in place during April 2015, deferred premium puts covering a volume of 4.4 MMbbls to year-end at a strike price of US$52.0/bbl, the net amount paid out to end September was US$3.2 million. Under this arrangement the Company has a volume of 1.6 MMbbls hedged over the fourth quarter. The board and management continue to closely monitor prevailing oil market dynamics, and will consider further measures to provide appropriate levels of cash flow assurance in times of oil price weakness and volatility

•	Cash at bank US$445 million ( 88.6 billion) at 30 September comprising US$343 million unrestricted funds and US$102 million held in debt service and escrow accounts

•	Debt principal repayments of US$37 million were made in the third quarter, bringing total repayments in the first nine months to US$75 million

•	Gross debt at 30 September US$925 million

•	Net debt at 30 September US$480 million

•	Capital investments of US$98 million incurred in the first nine months funded by net operating cash flow before working capital of US$168 million; full year capex expectation is around US$168 million

•

The outstanding NPDC net receivable at 30 September was US$461 million ( 91.7 billion), consisting of both current year performances and outstanding payments brought forward from prior period performances; of the outstanding receivables balance US$300 million is approved as cash calls with the remainder still undergoing various discussions and approval levels within NPDC

NPDC receivable movements in 2015	US$ million
Opening balance at start year	463
Receipts in first nine months	(133)
Payments in first nine months	220
Gas revenues withheld	(40)

Headline receivable at 30 September	510
Crude handling charges withheld	(49)

Net receivable at 30 September	461

Interim dividend

•

In line with its dividend policy, and as a result of a stronger Q3 performance, the board of Seplat has agreed an interim core dividend of US$0.04 per share. The dividend will be paid on or shortly after 17 November 2015 to shareholders on the register at the close of business on 29 October 2015. The Nigerian shareholder register will be temporarily closed on 30 October 2015 to enable the Company’s registrar, DataMax Registrars Limited (“DataMax”), to prepare for the payment of the interim dividend.

•

Seplat shareholders who are yet to provide their account details for the direct credit of the interim dividend payment should provide necessary information to DataMax. Holders of Depositary Interests on the London Stock Exchange should contact the Company’s UK depositary, Computershare.

DataMax Registrars Limited	Computershare
2c Gbagada Expressway	The Pavillions
Gbagada Phase 1	Bridgewater Road
Lagos	Bristol
Fax: + 234 – 2716095	BS13 8AE
Web: www.datamaxregistrars.com	Web: www.computershare.com
Email address: misan.kofi-senaya@datamaxregistrars.com

Seplat Petroleum Development Company Plc	5

Enquiries:

Seplat Petroleum Development Company Plc
Roger Brown, CFO	+44 203 725 6500
Andrew Dymond, Head of Investor Relations
Chioma Nwachuku, GM - External Affairs and Communications	+234 12 770 400

FTI Consulting	+44 203 727 1000
Ben Brewerton / Sara Powell / George Parker seplat@fticonsulting.com

Citigroup Global Markets Limited	+44 207 986 4000
Tom Reid / Luke Spells

RBC Europe Limited	+44 207 653 4000
Matthew Coakes / Daniel Conti

Notes to editors

Seplat Petroleum Development Company Plc is a leading indigenous Nigerian oil and gas exploration and production company with a strategic focus on Nigeria, listed on the Main Market of the London Stock Exchange (“LSE”) (LSE:SEPL) and Nigerian Stock Exchange (“NSE”) (NSE:SEPLAT).

In July 2010, Seplat acquired a 45 percent participating interest in, and was appointed operator of, a portfolio of three onshore producing oil and gas leases in the Niger Delta (OMLs 4, 38 and 41), which includes the producing Oben, Ovhor, Sapele, Okporhuru, Amukpe and Orogho fields. Since acquisition, Seplat has more than tripled production from these OMLs.

In June 2013, Newton Energy Limited, a wholly-owned subsidiary of the Company, entered into an agreement with Pillar Oil Limited to acquire a 40 percent participating interest in the Umuseti/Igbuku marginal field area within OPL 283. In February 2015, Seplat completed the acquisition of a 40 percent operated working interest in OML 53 and a 22.5 percent operated effective working interest in OML 55, Onshore Nigeria.

Seplat is pursuing a Nigeria focused growth strategy and is well-positioned to participate in future divestment programmes by the international oil companies, farm-in opportunities and future licensing rounds. For further information please refer to the company website, http://seplatpetroleum.com/

Seplat Petroleum Development Company Plc	6

Directors’ interest in shares

At 30 September 2015

Directors’ interest in shares

The interests of the Directors (and of persons connected with them) in the share capital of the Company (all of which are beneficial unless otherwise stated) as at 30 September 2015, are as follows:

	No. of Ordinary Shares	As a percentage of Ordinary Shares in issue
Ambrosie Bryant Chukwueloka Orjiako(1)	84,736,913	15.32
Ojunekwu Augustine Avuru(2)	73,297,011	13.20
William Stuart Connal	14,433	—
Roger Thompson Brown	1	—
Michel Hochard	—	—
Macaulay Agbada Ofurhie	4,806,373	0.87
Michael Richard Alexander	—	—
Charles Okeahalam	502,000	0.07
Basil Omiyi	400,000	0.07
Ifueko Omoigui-Okauru	—	—
Lord Mack Malloch-Brown	—	—
Damian Dinshiya Dodo	—	—

Notes:

(1)

72,136,912 Ordinary Shares are held by Shebah Petroleum Development Company Limited, which is an entity controlled by A.B.C. Orjiako and members of his family and 12,600,000 Ordinary Shares are held directly by Mr. Orjiako’s siblings and 1 Ordinary Share held by A.B.C. Orjiako.

(2)

27,217,010 Ordinary Shares are held by Professional Support Limited and 1,920,000 Ordinary Shares are held by Abtrust Integrated Services Limited, each of which is an entity controlled by Austin Avuru. 44,160,000 Ordinary Shares, are held by Platform Petroleum Limited, which is an entity in which Austin Avuru has a 23 per cent equity interest and 1 ordinary share held by Mr Augustine O. Avuru.

Substantial interest in shares

The issued and fully paid share capital of the Company As at 30 September 2015 is beneficially owned as follows:

Shareholder	No. of Ordinary Shares	As a percentage of total Ordinary Shares in issue
CIS Plc Trading	147,842,455	26.72
MPI S.A.	120,400,000	21.76
Shebah Petroleum Development Company Limited	84,736, 913	15.31
Austin Avuru and Platform Petroleum Limited	73,297,011	13.25
ZPC/SIBTC RSA FUND - MAIN A/C	21,183,951	3.83
Quantum Power International Holdings Limited	19,600,000	3.54
Vazon Investments Limited	7,366,800	1.33
Stanbic Nominees Nigeria Ltd/C002 - Main	7,178,724	1.30
Others	71,704,459	12.96

	553,310,313	100.00

Seplat Petroleum Development Company Plc	7

Directors’ interest in shares continued

At 30 September 2015

Notes:

1.

72,136,912 Ordinary Shares are held by Shebah Petroleum Development Company Limited, which is an entity controlled by A.B.C. Orjiako and members of his family and 12,600,000 Ordinary Shares are held directly by Mr. Orjiako’s siblings and 1 Ordinary Share held by A.B.C. Orjiako.

(2)

27,217,010 Ordinary Shares are held by Professional Support Limited and 1,920,000 Ordinary Shares are held by Abtrust Integrated Services Limited, each of which is an entity controlled by Austin Avuru. 44,160,000 Ordinary Shares, are held by Platform Petroleum Limited, which is an entity in which Austin Avuru has a 23 per cent equity interest and 1 ordinary share held by Mr Augustine O. Avuru

The directors confirm that to the best of their knowledge:

a)	The condensed set of financial statements have been prepared in accordance with lAS 34 ‘Interim Financial Report’;

b)

The interim management report includes a fair review of the information required by UK DTR 4.2.7R indication of important events during the first nine months and description of principal risks and uncertainties for the remaining three months of the year and

c)	The interim management report includes a fair review of the information required by UK DTR 4.2.8R disclosure of related parties’ transactions and changes therein.

A. B. C. Orjiako	A. O. Avuru	R.T. Brown
FRC/2013/IODN/00000003161	FRC/2013/IODN/00000003100	FRC/2014/IODN/00000007983
Chairman	Chief Executive Officer	Chief Financial Officer
26 October 2015	26 October 2015	26 October 2015

Disclaimer

Certain statements included in these results contain forward-looking information concerning Seplat’s strategy, operations, financial performance or condition, outlook, growth opportunities or circumstances in the countries, sectors or markets in which Seplat operates. By their nature, forward-looking statements involve uncertainty because they depend on future circumstances, and relate to events, not all of which are within Seplat’s control or can be predicted by Seplat. Although Seplat believes that the expectations and opinions reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations and opinions will prove to have been correct. Actual results and market conditions could differ materially from those set out in the forward-looking statements. No part of these results constitutes, or shall be taken to constitute, an invitation or inducement to invest in Seplat or any other entity, and must not be relied upon in any way in connection with any investment decision. Seplat undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent legally required.

Seplat Petroleum Development Company Plc	8

Statement of profit or loss and other comprehensive income

for the third quarter ended 30 September 2015

		9 months ended	9 months ended	9 months ended	9 months ended
		30 Sep 2015	30 Sep 2014	30 Sep 2015	30 Sep 2014
	Note	$000	$000	million	million
Revenue	3	419,866	592,468	83,004	92,007
Cost of sales	4	(227,855)	(240,646)	(45,045)	(37,364)

Gross profit		192,011	351,822	37,959	54,643
General and administrative expenses	5	(84,214)	(112,237)	(16,648)	(17,430)
Other operating income		—	43	—	—
Gain/(loss) on foreign exchange		7,602	14,819	1,503	2,301
Fair value movement in contingent consideration		(623)	—	(123)	—
Operating profit		114,776	254,447	22,691	39,514
Finance income		15,649	7,085	3,094	1,100
Finance charges	6	(61,962)	(33,593)	(12,249)	(5,217)
Profit before taxation		68,463	227,939	13,536	35,398
Taxation		215	—	43	—

Profit after taxation		68,678	227,939	13,579	35,398
Other comprehensive income
Foreign translation reserve		—	—	17,383	(6,601)
Total comprehensive income for the period / year		68,678	227,939	30,962	28,797
Profit attributable to non-controlling interest	12	(6,555)	—	(1,296)	—
Profit attributable to parent		62,123	227,939	29,666	28,797

Earnings per share ($/ )	7	$0.12	$0.46	24.54	76.67

Seplat Petroleum Development Company Plc	9

Consolidated statement of financial position

for the third quarter ended 30 September 2015

		As at 30 Sep	As at 31 Dec	As at 30 Sep	As at 31 Dec
		2015	2014	2015	2014
		Unaudited	Audited	Unaudited	Audited
	Note	$000	$000	million	million
Assets
Non-current assets
Oil and gas properties		1,407,058	843,603	241,254	155,448
Other property, plant and equipment		12,134	13,459	2,080	2,480
Intangible assets		1	48	—	9
Goodwill	9	2,000	—	399	—
Deferred tax assets		1,021	—	203	—
Prepayments		37,957	131,466	7,563	24,225

Total non-current assets		1,460,171	988,576	251,499	182,162

Current assets
Inventories		75,741	54,416	15,091	10,027
Trade and other receivables	10	851,598	1,075,078	169,681	198,101
Other Current financial assets		—	890	—	164
Derivatives not designated as hedges		—	5,432	—	1,001
Cash and cash at banks		444,574	285,298	88,581	52,571

Total current assets		1,371,913	1,421,114	273,354	261,864

Total assets		2,832,084	2,409,690	524,852	444,026

Equity and liabilities
Equity attributable to shareholders
Share capital	11	1,798	1,798	277	277
Capital contribution		40,000	40,000	5,932	5,932
Share premium		497,457	497,457	82,080	82,080
Retained earnings		882,283	869,861	138,207	135,727
Foreign translation reserve		26	26	17,383	35,642
Non-controlling interest	12	7,964	—	1,515	—

Total equity		1,429,528	1,409,142	245,394	259,658

Non-current liabilities
Interest bearing loans & borrowings		713,370	239,767	142,139	44,181
Deferred tax liabilities		151	—	30	—
Contingent consideration		29,198	9,377	5,818	1,728
Provision for decommissioning		12,710	12,690	2,532	2,338

Total non-current liabilities		755,429	261,834	150,519	48,247

Current liabilities
Trade and other payables	13	398,888	390,325	79,478	71,924
Current taxation		656	—	130	—
Short term borrowings		247,583	348,389	49,331	64,196
Total current liabilities		647,127	738,714	128,939	136,120

Total liabilities		1,402,556	1,000,548	279,458	184,368

Total equity and liabilities		2,832,084	2,409,690	524,852	444,026

Seplat Petroleum Development Company Plc	10

A. B. C. Orjiako	A. O. Avuru	R.T. Brown
FRC/2013/IODN/00000003161	FRC/2013/IODN/00000003100	FRC/2014/IODN/00000007983
Chairman	Chief Executive Officer	Chief Financial Officer
26 October 2015	26 October 2015	26 October 2015

Seplat Petroleum Development Company Plc	11

Consolidated statement of changes in equity

for the third quarter ended 30 September 2015

	Share Capital	Share Premium	Capital Contribution	Foreign Translation Reserve	Retained Earnings	Total	Non- Controlling interest	Total Equity
	$000	$000	$000	$000	$000	$000	$000	$000
At 1 January 2015	1,798	497,457	40,000	26	869,861	1,409,142	—	1,409,142
Profit for the year	—	—	—	—	62,123	62,123	6,555	68,678
Other comprehensive income	—	—	—	—	—	—	—	—
Dividend to equity holders of the company	—	—	—	—	(49,701)	(49,701)	—	(49,701)
Share capital	—	—	—	—	—	—	1,409	1,409

At 30 September 2015 (unaudited)	1,798	497,457	40,000	26	882,283	1,421,564	7,964	1,429,528

	million	million	million	million	million	million	million	million
At 1 January 2015	277	82,080	5,932	35,642	135,727	259,658	—	259,658
Profit for the year	—	—	—	—	12,305	12,305	1,296	13,601
Other comprehensive income	—	—	—	(18,259)	—	(18,259)		(18,259)
Dividend to equity holders of the company	—	—	—	—	(9,825)	(9,825)	—	(9,825)
Share capital	—	—	—	—	—	—	219	219

At 30 September 2015 (unaudited)	277	82,080	5,932	17,383	138,207	243,879	1,515	245,394

for the third quarter ended 30 September 2014

	$000	$000	$000	$000	$000	$000	$000	$000
At 1 January 2014	1,334	—	40,000	58	690,807	732,199	—	732,199
Profit for the year	—	—	—	—	227,939	227,939	—	227,939
Other comprehensive income	—	—	—	—	—	—	—	—
Dividend to equity holders of the company	—	—	—	—	(40,000)	(40,000)	—	(40,000)
Increase in shares	464	534,523	—	—	—	534,987	—	534,987
Transaction costs for shares issued		(37,066)	—	—	—	(37,066)	—	(37,066)

At 30 September 2014 (unaudited)	1,798	497,456	40,000	58	878,746	1,418,059	—	1,418,059

	million	million	million	million	million	million	million	million
At 1 January 2014	200	—	5,932	591	106,993	113,716	—	113,716
Profit for the year	—	—	—	—	35,398	35,398	—	35,398
Other comprehensive income	—	—	—	(7,192)	—	(7,192)	—	(7,192)
Dividend to equity holders of the company	—	—	—	—	(6,188)	(6,188)	—	(6,188)
Increase in shares	77	88,196	—	—	—	88,273	—	88,273
Transaction costs for shares issued	—	(6,116)	—	—	—	(6,116)	—	(6,116)

At 30 September 2014 (unaudited)	277	82,080	5,932	(6,601)	136,203	217,891	—	217,891

Seplat Petroleum Development Company Plc	12

Consolidated statement of cash flow

for the third quarter ended 30 September 2015

	9 Months to	9 Months to	9 Months to	9 Months to
	30 Sep	30 Sep	30 Sep	30 Sep
	2015	2014	2015	2014
	$000	$000	million	million
Cash Flows from Operations Activities
Cash generated from operations	10,820	179,649	2,139	27,890
Income taxes Paid	—	(3,153)	—	(490)

Net cash inflows from operating activities	10,820	176,496	2,139	27,400

Cash Flow from Investing Activities
Investment in Oil and gas properties	(407,613)	(116,403)	(80,582)	(18,071)
Investment in other property, plant and equipment	(2,215)	(6,700)	(438)	(1,040)
Acquisition of goodwill and intangible assets	(2,000)	—	(395)	—
Proceeds from sale of asset	—	—	—	—
(Deposit)/Receipts on Investment	368,160	(453,190)	72,782	(70,358)
Aborted acquisition costs	—	—	—	—
Interest received	7,023	6,887	1,389	1,069

Net cash outflows from investing activities	(36,645)	(569,406)	(7,244)	(88,400)

Cash Flows from Financing Activities
Proceeds from issue of shares	—	497,921	—	77,302
Issue costs	—	(45,806)	—	(7,111)
Proceeds from bank financing	967,101	446,000	191,187	69,242
Repayments of bank financing	(673,607)	(119,034)	(133,166)	(7,452)
Loan to subsidiary undertaking	—	—	—	—
Repayment of shareholder financing	—	(48,000)	—	(18,480)
Dividends paid	(49,701)	(40,000)	(9,825)	(6,213)
Interest paid	(58,692)	(32,847)	(11,603)	(5,100)

Net cash inflows/(outflows) from financing activities	185,101	658,234	36,593	(102,188)

Net increase in cash and cash equivalents	159,276	265,324	31,488	41,188
Cash and cash equivalents at beginning of period / year	285,298	169,461	52,571	26,387
Net foreign exchange difference	—	—	4,522	(75)

Cash and cash equivalents at end of period / year	444,574	434,785	88,581	67,500

Seplat Petroleum Development Company Plc	13

Notes to the consolidated financial statements

1.	Corporate structure and business

Seplat Petroleum Development Company Plc (‘‘Seplat’’ or the ‘‘Company’’), the parent of the Group, was incorporated on 17 June 2009 as a private limited liability company and re-registered as a public company on 3 October 2013, under the Company and Allied Matters Act 2004. The Company commenced operations on 1 August 2010. The Company is principally engaged in oil and gas exploration and production.

The Company acquired, pursuant to an agreement for assignment dated 31 January 2010 between the Company, SPDC, TOTAL and AGIP, a 45 per cent participating interest in the following producing assets:

OML 4, OML 38 and OML 41 located in Nigeria. The total purchase price for these assets was $340 million paid at the completion of the acquisition on 31 July 2010 and a contingent payment of $33 million payable 30 days after the second anniversary, 31 July 2012, if the average price per barrel of Brent Crude oil over the period from acquisition up to 31 July 2012 exceeds $80 per barrel. $358.6 million was allocated to the producing assets including $18.6 million as the fair value of the contingent consideration as calculated on acquisition date. The contingent consideration of $33 million was paid on 22 October 2012.

During 2013, Newton Energy Limited (‘‘Newton Energy’’), an entity previously beneficially owned by the same shareholders as Seplat, became a subsidiary of the Company. On 1 June 2013, Newton Energy acquired from Pillar Oil Limited (‘‘Pillar Oil’’) a 40 per cent. Participant interest in producing assets: the Umuseti/Igbuku marginal field area located within OPL 283 (the ‘‘Umuseti/Igbuku Fields’’). The total purchase price for these assets was $50 million paid at the completion of the acquisition in June 2013 and a contingent payment of $10 million payable upon reaching certain production milestones. $57.7 million was allocated to the producing assets including $7.7 million as the fair value of the contingent consideration as calculated on acquisition date.

On February 5, 2015, Seplat announced the completion of the acquisition of a 40% working interest in OML 53 and, onshore north eastern Niger Delta from Chevron Nigeria Limited. The up-front acquisition cost to Seplat, after adjustments, is $259.4 million, of which $69.0 million had previously been paid as a deposit in 2013 and $190.4 million paid at completion. The adjustments to the up-front acquisition cost include a deferred payment of $18.75 million contingent on oil prices averaging $90/bbl. or above for 12 consecutive months over the next five years.

On February 5, 2015, Seplat announced the conclusion of negotiations to purchase 56.25% of the share capital of Belemaoil, a Nigerian special purpose vehicle that has completed the acquisition of a 40.00% interest in the producing OML 55, located in the swamp to coastal zone of south eastern Niger Delta, from Chevron Nigeria Limited. Seplat’s effective working interest in OML55 is 22.5% for a consideration of $132.2 million after adjustments. The adjustments to the consideration include a deferred payment of $11.6 million net to Seplat contingent on oil prices averaging US$90/bbl. or above for 12 consecutive months over the next five years. The Company has also advanced certain loans of $80.0 million to the other shareholders of Belemaoil to meet their share of investments and costs associated with Belemaoil. In addition, discussions are underway to determine repayment terms for the initial deposit against the acquisition of $52.5 million that Belemaoil funded with bank debt. This amount may subsequently be added to the total amount loaned to Belemaoil by Seplat. Under the agreed terms Seplat will recover the loaned amounts, together with an uplift premium of up to $28.9 million and annual interest of 10.00%, from 80.00% of the other shareholders oil lifting entitlements.

The Company’s registered address is: 25a Lugard Avenue, Ikoyi, Lagos, Nigeria.

The Company together with its subsidiary, Newton Energy, and four wholly owned subsidiaries, namely, Seplat Petroleum Development Company UK Limited (‘‘Seplat UK’’), which was incorporated on 21 August 2013, Seplat East Onshore Limited (‘‘Seplat East’’), which was incorporated on 12 December 2013, Seplat East Swamp Company Limited (‘‘Seplat Swamp’’), which was incorporated on 12 December 2013, and Seplat Gas Company Limited (‘‘Seplat Gas’’), which was incorporated on 12 December 2013, is referred to as the Group.

Seplat Petroleum Development Company Plc Notes to the consolidated financial statements continued	14

2.	Accounting policies

2.1	Basis of preparation

The interim condensed consolidated financial statements for the half year ended 30 June 2015 have been prepared in accordance with IAS 34 Interim Financial Reporting.

The interim condensed consolidated financial statements do not include all the information and disclosures required in the annual financial statements, and should be read in conjunction with the Group annual financial statements as at 31 December 2014.

The historical financial information is presented in US dollars and Nigerian naira and all values are rounded to the nearest thousand ($000) and million (Nmillion), except when otherwise indicated.

2.2	Basis of consolidation

The consolidated financial statements comprise the financial statements of the Company and its subsidiaries as at 30 September 2015.

This basis is the same adopted for the last audited financial statement as at 31 December 2014.

2.3	Functional and presentation currency

Functional and presentation currency

The Group’s financial statements are presented in United States Dollars, which is also the Company’s functional currency. For each entity the Group determines the functional currency and items included in the financial statements of each entity are measured using that functional currency.

Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of foreign currency transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the statement of comprehensive income within the line item gain/(loss) on foreign exchange, net.

Group companies

On consolidation, the assets and liabilities of foreign operations are translated into US$ at the rate of exchange prevailing at the reporting date and their income statements are translated at exchange rates prevailing at the dates of the transactions. The exchange differences arising on translation for consolidation are recognised in other comprehensive income. On disposal of a foreign operation, the component of other comprehensive income relating to that particular foreign operation is recognised in profit or loss.

For statutory reporting purposes, the Naira components of the quarterly consolidated financial statements are derived from the US dollar financial statements translation in which all monetary assets and liabilities are translated at the closing rate, share capital at historical rate while comprehensive income and fixed assets accounts are translated at the average rate for the period. The resulting exchange differences are recognised in other comprehensive income and included as a separate component of equity.

Seplat Petroleum Development Company Plc Notes to the consolidated financial statements continued	15

3.	Revenue

	9 months ended	9 months ended	9 months ended	9 months ended
	30 Sep 2015	30 Sep 2014	30 Sep 2015	30 Sep 2014
	$000	$000	million	million
Crude oil sales as invoiced	282,669	576,675	55,881	89,554
Changes in lifting (in line with participating interests of both parties)	84,425	(691)	16,691	(107)
	367,094	575,984	72,572	89,447
Gas sales	52,772	16,484	10,432	2,560

Total revenue	419,866	592,468	83,004	92,007

The sole off-taker for crude oil is Shell Western Supply and Trading Limited.

4.	Cost of sales

	9 months ended	9 months ended	9 months ended	9 months ended
	30 Sep 2015	30 Sep 2014	30 Sep 2015	30 Sep 2014
	$000	$000	million	million
Crude handling fees	49,134	14,967	9,713	2,324
Royalties	69,134	129,634	13,667	20,131
Depletion, Depreciation and Amortisation	58,021	25,537	11,470	3,966
Niger Delta Development Commission	7,346	7,914	1,452	1,229
Other Rig related Expenses	6,203	23,276	1,226	3,615
Other Field Expenses	38,017	39,318	7,517	6,099

	227,855	240,646	45,045	37,364

5.	General and administrative expenses

	9 months ended	9 months ended	9 months ended	9 months ended
	30 Sep 2015	30 Sep 2014	30 Sep 2015	30 Sep 2014
	$000	$000	million	million
Depreciation, amortisation and impairment charges	4,131	2,605	817	405
Employee related cost	14,069	17,358	2,781	2,696
Professional & Consulting Fees	38,866	46,669	7,683	7,247
Directors Emoluments	5,333	5,823	1,054	904
Other General and Admin Expenses	21,815	39,782	4,313	6,178

	84,214	112,237	16,648	17,430

Seplat Petroleum Development Company Plc Notes to the consolidated financial statements continued	16

6.	Finance charges

	9 months ended	9 months ended	9 months ended	9 months ended
	30 Sep 2015	30 Sep 2014	30 Sep 2015	30 Sep 2014
	$000	$000	million	million
Bank loan	61,942	32,135	12,245	4,990
Interest on shareholder loan	—	—	—	—
Unwinding of discount on provision for decommissioning	20	1,458	4	227

	61,962	33,593	12,249	5,217

7.	Earnings per share

Basic Basic earnings per share is calculated on the Company’s profit after taxation and on the basis of weighted average of issued and fully paid ordinary shares at the end of the year.

	9 months ended	9 months ended	9 months ended	9 months ended
	30 Sep 2015	30 Sep 2014	30 Sep 2015	30 Sep 2014
	$000	$000	million	million
Profit for the year attributable to shareholders ($000)	68,678	227,939	13,579	35,398
Weighted average number of ordinary shares in issue (in 000)	553,310	461,666	553,310	398,787

	$	$
Basic earnings per share (in $)	0.12	0.48	24.54	76.67
Dividend per share (in $ and N)	0.09	0.10	17.79	15.53

Earnings	$000	$000	million	million
Profit attributable to equity holders of the Group	68,678	227,939	13,579	35,398
Profit used in determining diluted earnings per share	68,678	227,939	13,579	35,398

There were no dilutive instruments for the period ended 30 September 2015.

Seplat Petroleum Development Company Plc Notes to the consolidated financial statements continued	17

8.	Related party transactions

8a.	Transactions

The following transactions were carried out by related parties on behalf of Seplat:

Purchases of goods and services	9 months ended	9 months ended	9 months ended	9 months ended
	30 Sep 2015	30 Sep 2014	30 Sep 2015	30 Sep 2014
	$000	$000	million	million
Shareholders
MPI SA	—	300	—	47
Shebah Petroleum Development Company Limited	1,011	1,430	202	222
Platform Petroleum Limited	176	35	35	6

	1,187	1,765	237	274

Entities under common control
Abbey Court Petroleum Company Limited	2,264	3,151	451	489
Abtrust Integrated Services	—	50	—	8
Charismond Nigeria Limited	11	1,672	2	260
Cardinal Drilling Services Limited	13,851	31,354	2,760	4,868
Keco Nigeria Enterprises	1,815	2,687	362	417
Ndosumili Ventures Limited	1,350	1,911	269	297
Oriental Catering Services Limited	754	521	150	81
ResourcePro Inter Solutions Limited	1,686	1,472	336	229
Berwick Nigeria Limited	—	834	—	130
Montego Upstream Services Limited	8,740	13,265	1,741	2,059
Neimeth International Pharmaceutical Plc	—	21	—	3
Nerine Support Services Limited	16,939	24,133	3,375	3,747
Nabila Resources & Investment Ltd	226	455	45	71
D.D Dodo & Co	322	—	64	—
Helko Nigeria Limited	222	828	44	129

	48,180	91,953	22,387	12,786

Seplat Petroleum Development Company Plc Notes to the consolidated financial statements continued	18

8b.	Balances

The following balances were receivable from or payable to related parties as at 30 September 2015:

	9 months ended 30 Sep 2015 $000	9 months ended 30 Sep 2014 $000	9 months ended 30 Sep 2015 million	9 months ended 30 Sep 2014 million
i) Prepayments / receivables
Under common control
SEPCOL	—	—	—	—
Cardinal Drilling Services Limited	9,466	9,432	1,886	1,464
Abbeycourt Petroleum Company Limited	—	—	—	—

	9,466	9,432	1,886	1,464

ii) Payables
Shareholders -

Loan from MPI	—	—	—	—

9.	Goodwill

Seplat, via a wholly owned subsidiary, entered into a share purchase agreement with First Act, Belema Refinery and Petrochemical Ltd, Mr. Jack Tein and Belemaoil (the four shareholders of Belemaoil) to acquire 56.25% of Belemaoil. This sale and purchase agreement was consummated on 5 February 2015 upon Seplat consortium’s acquisition of CNL’s 40% interest in OMLs 52, 53 and 55. This results in Seplat having an indirect interest of 22.5% in OML 55.

The acquisition of OML 55 is a business combination through its indirect acquisition of the asset and has been accounted for in accordance with IFRS 3R. The fair value of the purchase consideration and the assets acquired are $139 million and $137 million respectively, giving rise to a goodwill on acquisition of $2million ( 399million).

	$000	million
Purchase consideration	139,285	27,753
Fair value of Net assets of Belemaoil	(137,285)	(27,354)

Goodwill	2,000	399

Seplat Petroleum Development Company Plc Notes to the consolidated financial statements continued	19

10.	Trade and other receivables

	As at 30 Sep	As at 31 Dec	As at 30 Sep	As at 31 Dec
	2015	2014	2015	2014
	$000	$000	million	million
Trade receivables	145,194	119,588	28,930	22,036
Nigerian Petroleum Development
Company (NPDC) receivables	509,983	463,118	101,614	85,337
Intercompany receivables	—	—	—	—
Deposit for Investments	81,736	453,190	16,286	83,508
Advances to related parties	9,466	10,924	1,886	2,013
Prepayments	11,526	14,224	2,297	2,621
Under lift	77,397	2,783	15,421	513
Advances to suppliers	2,259	10,934	450	2,015
Interest receivable from Belema shareholders	13,912	—	2,772	—
Other receivables	125	317	24	58

	851,598	1,075,078	169,681	198,101

Trade receivables / NPDC receivables:

An agreement was signed between Seplat and NPDC in July whereby gas revenues attributable to NPDC’s interest in OMLs 4, 38 and 41 are offset against the balance of arrears. Pursuant to the agreement NPDC and Seplat are also engaged with potential lenders to provide joint venture loan facilities of up to US$300 million to fund cash calls with effect from January and further accelerate repayment of arrears. The outstanding receivables balance of US$300 million is approved as cash calls with the remainder still undergoing various discussions and approval levels within NPDC.

Deposit for investment:

This represents the net balance after the US$368m release of sums from escrow that had previously been allocated as a refundable deposit against a potential investment by a consortium. A sum of US$45 million remains as a deposit with the potential vendors whilst negotiations with the consortium continue and US$36.5 million was placed into a new escrow account in London pending outcome of the ongoing negotiations.

Seplat Petroleum Development Company Plc Notes to the consolidated financial statements continued	20

11.	Share capital

11a.

	As at 30 Sep	As at 30 Sep	As at 31 Dec	As at 30 Sep	As at 30 Sep	As at 31 Dec
	2015	2014	2014	2015	2014	2014
Value	$000	$000	$000	million	million	million
Authorised ordinary share capital
1,000,000,000 ordinary shares denominated in Naira of 50 kobo per share	3,335	3,335	3,335	517.8	518	519
Issued and fully paid
553,310,313 issued shares denominated in Naira of 50 kobo per share	1,798	1,334	1,798	277	200	277

In 2014, the Group issued and allotted 153,310,313 through an initial public offering, resulting in an increase in number of issued and fully paid ordinary shares of 50k each from 400 million to 553 million shares.

11b.	Capital contribution

	As at 30 Sep	As at 30 Sep	As at 31 Dec	As at 30 Sep	As at 30 Sep	As at 31 Dec
	2015	2014	2014	2015	2014	2014
	$000	$000	$000	million	million	million
Additional Contribution	40,000	40,000	40,000	5,932	5,932	5,932

	40,000	40,000	40,000	5,932	5,932	5,932

This represents M&P additional cash contribution to the Company. In accordance with the Shareholders Agreement, the amount was used by the Company for working capital as was required at the commencement of operations. Subsequently, the interest held by M&P was transferred to MPI. All terms and conditions previously held by M&P were re-assigned to MPI.

11c.	Share Premium

	As at 30 Sep	As at 30 Sep	As at 31 Dec	As at 30 Sep	As at 30 Sep	As at 31 Dec
	2015	2014	2014	2015	2014	2014
	$000	$000	$000	million	million	million
Gross Proceeds	534,987	—	534,987	88,273	—	88,273
Share issue	(464)		(464)	(77)	—	(77)
Share Premium	534,523		534,523	88,196	—	88,196
Issue costs	(37,066)		(37,066)	(6,116)	—	(6,116)

Issued share capital proceeds	497,457	—	497,457	82,080	—	82,080

In 2014, net proceeds of $497.9 million ( 82.1 billion) was received during the initial public offering. 153,310,313 shares of 50keach totaling $464,000 ( 77million) were transferred to share capital.

Seplat Petroleum Development Company Plc Notes to the consolidated financial statements continued	21

12.	Non-controlling interest

This represents Seplat’s non-controlling interest (ie Belema’s share -43.75%) of net profits in OML 55 and share capital as at the end of the quarter.

13.	Trade and other payables

	As at 30 Sep	As at 31 Dec	As at 30 Sep	As at 31 Dec
	2015	2014	2015	2014
	$000	$000	million	million
Trade payable	142,026	75,443	28,299	13,902
Accruals and other payables	207,924	267,579	41,429	49,305
Over lift	—	9,811	—	1,808
NDDC levy	19,839	11,327	3,953	2,087
Deferred revenue	1,420	1,420	282	262
Royalties	27,679	24,745	5,515	4,560

	398,888	390,325	79,478	71,924

The accruals balance is mainly composed of other field-related accruals 2015: $122m (2014: $219.9m) and NPDC payables of $49million (2014: $21m)

14.	Events after the reporting period

At the date of this report there have been no significant events after reporting period, which would have a material effect on the financial statements as presented.

Seplat Petroleum Development Company Plc	22

General information

Company secretary	Mirian Kene Kachikwu
Registered office and business
Address of directors	25a Lugard Avenue
Ikoyi
Lagos
Nigeria
Registered number	RC No. 824838
Registrars	DataMax Registrars Limited
7 Anthony Village Road
Anthony
P.M.B 10014
Shomolu
Lagos, Nigeria
FRC number	FRC/2015/NBA/00000010739
Auditors	Ernst & Young
10th Floor, UBA House
57 Marina
Lagos, Nigeria.
Solicitors	Abhulimen & Co.
Anaka Ezeoke & Co.
D. D. Dodo & Co.
Jakpa, Edoge & Co.
Ogaga Ovrawah & Co.
Streamsowers & Kohn
Thompson Okpoko & Partners
Winston & Strawn London LLP
Bankers	Access Bank Plc
Diamond Bank Plc
First Bank of Nigeria Plc
GT Bank Plc
Skye Bank Plc
Stanbic IBTC Bank Plc
United Bank for Africa Plc
Zenith Bank Plc
Union Bank of Nigeria Plc
Citibank Nigeria Limited
Standard Chartered Bank Nigeria Limited
HSBC Bank

Press Release

Paris, 5th November 2015

No. 14/15

Activity and sales for the first nine months of 2015

MPI

Since fiscal year 2012, MPI has consolidated its subsidiaries using the equity method.

As the MPI does not have any operating activity of its own, MPI doesn’t record any sales.

SEPLAT

MPI currently holds 21.76% of SEPLAT.

•	Financial Highlights at 30 September 2015

The following information has been extracted from SEPLAT’s announcement dated 26 October 2015:

After lifting adjustments, crude revenue was US$367 million, 36% lower than in 2014 against a 55% decrease in average oil price. Gas revenue increased by 220% year-on-year to US$53 million as the step-change in gas production, arising from commissioning in June of the Oben gas plant expansion, takes effect.

At September 30, 2015, gross profit stood at US$192 million and net profit US$62 million. Capital investments incurred during the first nine months totaled US$98 million against operating cash flow before working capital of US$168 million. Cash at bank was US$445 million and net debt US$480 million at September 30, 2015.

The outstanding NPDC net receivable as at 30 September was US$461 million, down from US$504 million at mid-year, the reduction coming primarily as a result of the agreement signed between SEPLAT and NPDC in July whereby gas revenues attributable to NPDC’s interest in OMLs 4, 38 and 41 are offset against the balance of arrears. Pursuant to the agreement NPDC and SEPLAT are also engaged with potential counterparties to provide joint venture loan facilities of up to US$300 million to fund cash calls with effect from January and further accelerate repayment of arrears.

1

•	Focus on production (9 months 2015)(1)

Seplat holds the following direct or indirect interests in six licences (OMLs 4, 38, 41, 53 and 55 and OPL 283) in Niger Delta in Nigeria.

		Gross		Working interest
		Liquids	Gas	Liquids	Gas	Oil equivalent
	Seplat %	bopd	MMscfd	bopd	MMscfd	boepd
OMLs 4, 38, 41	45%	53,525	169.9	24,086	76.5	36,828
OPL 283	40%	2,634	—	1,054	—	1,054
OML 53	40%	1,550	—	620	—	620
OML 55 (2)	22.5%	6,715	—	1,511	—	1,511

Total		64,423	169.9	27,270	76.5	40,012

(1)

Liquid production volumes as measured at the LACT unit for OMLs 4, 38 and 41 and OPL 283 flow station. Volumes stated are subject to reconciliation and will differ from sales volumes within the period.

(2)	Volumes associated with Seplat’s 56.25% in Belemaoil producing Limited, equivalent to an effective 22.5% working interest in OML 55

Average working interest production for the first nine months of 40,012 boepd, up 38% year-on-year. In addition, there has been a marked improvement in uptime of the Trans Forcados System (“TFS”), with only two days of interruptions recorded in the third quarter, and gas production has been strong with gross sales into the domestic market regularly exceeding 300 MMscfd. These positive factors allowed SEPLAT to reach record levels of daily net working interest production of up to 56,415 boepd in September 2015.

Reported production figures reflect 54 full and 29 partial days of downtime on the third party operated TFS in the first nine months (two days recorded in Q3). There were no shut-ins recorded at OML 53 and OML 55.

During the first nine months, approximately 97% of liquids production from OMLs 4, 38 and 41 was transported through the TFS. This volume was subject to an average of 12.0% reconciliation losses. Deliveries to the Warri refinery via the SEPLAT operated alternative export pipeline were 385,060 bbls (versus 288,661 bbls in Q3 2014).

Average oil price realisation of US$49.3/bbl (2014: US$109.9/bbl), achieving an average US$1.2/bbl premium to Brent, and an average gas price of US$2.53/Mscf (2014: US$1.60/Mscf).

2

•	Interim Dividend

The Board of SEPLAT announced also that an interim dividend of US$0.04 per ordinary share will be paid to SEPLAT’s shareholders on mid-November against US$0.06 in the same period in 2014.

Should you require any further information, all financial information relating to SEPLAT can be accessed via the “Investor Centre” section of its website: http://SEPLATpetroleum.com/investor-centre/results-centre/

SAINT-AUBIN ENERGIE (2/3 MPI)

•	Activity

In Myanmar, drilling on well SP-1X in block M2 (Saint-Aubin Energie 40%), operated by Petrovietnam, began on 27 December 2014 and ended in March 2015. The results from this well are now being analysed.

At Sawn Lake in Alberta, the pilot test of the Steam Assisted Gravity Drainage (SAGD) process, conducted on the first pair of horizontal wells to assess the technical and commercial feasibility of bitumen production through steam injection, continues. The average production was 325 bopd in the first half of 2015 and 380 bopd for the third Quarter 2015. In order to better assess the technical potential of the field, the pilot testing will continue until the end of 2015 before to be shelved.

In Quebec on the Anticosti Island, the first phase of its exploration program is completed, wether the drilling of twelve core holes. The program was completed within budget while respecting all health, safety, and environmental regulations. 36The objectives of this initial work phase were to delineate the extent of the hydrocarbon resource and identify locations for three horizontal exploration wells, expected to be drilled in the summer of 2016.

The results of the seven core holes drilled in 2015, when combined with those of the five core holes drilled in 2014, are generally consistent with Anticosti LP’s expectations in terms of the Macasty Formation thickness, total organic content (TOC), porosity, permeability and maturity. These results favourably compare with those of North America’s best oil and gas reservoirs found in shales.

3

PRESS CONTACTS, INVESTOR AND SHAREHOLDER RELATIONS

MPI

ir@mpienergy.com

Tel: +33 (0)1 53 83 55 44

For more information, go to www.mpienergy.com

Listed on: NYSE Euronext – Compartment B – CAC All Shares – CAC PME

ISIN: FR0011120914

MPI is eligible for the French “PEA PME” investment scheme

This document may contain forward looking statements about MPI’s financial position, income, activities and industrial strategy. By nature, forward-looking statements contain risks and uncertainties to the extent that they are based on events or circumstances that may or may not happen in the future. These projections are based on assumptions we believe to be reasonable, but which may prove to be incorrect and which depend on a number of risk factors, such as fluctuations in crude oil prices, changes in exchange rates, uncertainties related to the valuation of our oil reserves, actual rates of oil production and the related costs, operational problems, political stability, legislative or regulatory reforms, or even wars, terrorism and sabotage.

4

Press release

Paris, 22 May 2015

No. 07/15

Report of the Combined General meeting of May, 22, 2015

The Combined General Meeting of MPI shareholders held on Friday May 22, 2015, chaired by Mr. Jean-François HENIN, approved all the resolutions submitted.

The General Meeting approved the consolidated financial statements for the fiscal year ending December 31, 2014 and a discharge was given to the Board of Directors.

Upon proposal of this Board of Directors, the Shareholders’ Meeting approved the payment of a dividend of €0.30 per share for 2014, which will be payable on June 1, 2015.

PRESS CONTACTS, INVESTOR AND SHAREHOLDER RELATIONS

MPI

ir@mpienergy.com

Tel: +33 (0)1 53 83 55 44

For more information, go to www.mpienergy.com

Listed on: NYSE Euronext – Compartment B – CAC All Shares – CAC PME

ISIN: FR0011120914

MPI is eligible for the French “PEA PME” investment scheme

This document may contain forward looking statements about MPI’s financial position, income, activities and industrial strategy. By nature, forward-looking statements contain risks and uncertainties to the extent that they are based on events or circumstances that may or may not happen in the future. These projections are based on assumptions we believe to be reasonable, but which may prove to be incorrect and which depend on a number of risk factors, such as fluctuations in crude oil prices, changes in exchange rates, uncertainties related to the valuation of our oil reserves, actual rates of oil production and the related costs, operational problems, political stability, legislative or regulatory reforms, or even wars, terrorism and sabotage.

1

PARIS, 27 AUGUST 2015

PLANNED MERGER BETWEEN MAUREL & PROM AND MPI:

CREATING A LEADER AMONG JUNIOR OIL COMPANIES

This new combined entity will play as a sound leader well positioned to actively take part to the sector consolidation

•	Reinforced financial capacity

•	a robust balance sheet permitting better access to financial markets

•	a combination of diversified and significant cash flows with substantial dividends

•	cost synergies and tax savings

•	a greater market capitalisation and stock liquidity likely to reinforce the appeal for investors

•	Optimized modus operandi

•	both as a recognized operator

•	and as a privileged partner of successful domestic operators

•	A consolidated asset portfolio

•	enlarged geographical diversification

•	favourable product mix with already developed operated assets

1

The Boards of Directors of Maurel & Prom and MPI have unanimously approved the principle of a merger between the two companies under a merger by absorption of MPI by Maurel & Prom.

Reasons and objectives for the merger

Unlike the conditions which prevailed in 2011, Maurel & Prom and MPI currently have to face a difficult macroeconomic environment following the sudden drop in the price of oil, the lack of visibility related to their size, which limits their access to the best conditions that the financial markets have to offer and restricts their capacity for external growth in a capital-intensive industry.

The merger is a logical step in consolidation of the sector and would enable the new company to benefit from a reinforced financial capacity resulting from:

•	a combination of significant cash flows from production in Gabon and Tanzania and dividends from Seplat in Nigeria;

•	better access to financial markets; and

•

substantial cost synergies and tax savings which, for example, would have represented EUR 14.5 million for the 2014 financial year on a pro forma basis, of which EUR 12 million in tax savings and EUR 2.5 million in operating expenses corresponding to listing, structural and management costs of MPI.

The merger would also enable the new entity to benefit from an attractive combination of already developed onshore assets, offering a favourable oil (variable price)/gas (fixed price) product mix and greater geographic diversification combining (i) onshore operated assets generating substantial oil production with long-term visibility (Gabon) (ii) operated assets that began producing gas on 20 August 2015 offering exposure to East African countries (Tanzania), (iii) a significant stake (22%) in Seplat, one of the leading indigenous operators in Nigeria with strong potential for growth, (iv) significant upside development and appraisal potential in Canada and (v) exploration regions in Colombia, Myanmar and Namibia. Given the characteristics of these assets, the new merged company would assert itself as a leader among junior oil companies.

The consolidated entity would offer investors an attractive investment vehicle in terms of liquidity and market capitalisation, ranking it among the top-tier independent European oil exploration/production companies.

2

Terms of the merger

The proposed operation would take the form of a merger, in which MPI would be absorbed by Maurel & Prom. This merger must be approved by the General Shareholders’ Meetings of both companies in December 2015, with retroactive effect from 1 January 2015.

According to the indicative parity proposed by the Boards of Directors of Maurel & Prom and MPI, dated 27 August 2015, MPI shareholders would receive 1 Maurel & Prom share for 2 MPI shares.

The definitive exchange parity proposed to the shareholders of MPI and Maurel & Prom will be decided at the next meeting of the Maurel & Prom and MPI Boards of Directors, to be held mid-October, after the economic, financial, legal and operational terms of the merger have been examined over the next few weeks.

The indicative parity takes into account the payment of an exceptional dividend of €45 cents per MPI share. This will be submitted for approval by the MPI General Shareholders’ Meeting called to approve the transaction and will be paid to shareholders on the condition precedent that the transaction is approved by the Maurel & Prom and MPI General Shareholders’ Meetings.

As part of the preparatory work for the transaction, the Boards of Directors of both Maurel & Prom and MPI also decided at their meetings on 30 July 2015 to put in place an ad hoc committee of directors, considered independent, for the purposes of the transaction, by their respective Board of Directors1. Each ad hoc committee is in particular responsible for analysing the terms under consideration for the planned merger and issuing recommendations to its Board of Directors, to enable them to make any decisions on the intended merger, including the exchange parity. In this respect, the ad hoc committee has recommended that its respective Board of Directors approve the merger by absorption of MPI by Maurel & Prom, as well as the proposed indicative parity for the transaction, and that they undertake an in-depth examination of the terms of the plan over the next few weeks.

At the recommendation of its ad hoc committee, the MPI Board of Directors has decided to voluntarily appoint the auditors Associés en finance, represented by M. Arnaud Jacquillat as an independent expert with a mandate to appraise the fairness of the financial conditions offered to MPI shareholders under the merger, it being stipulated that this independent expert must adhere to the regulations applicable to independent experts appointed pursuant to the General Regulations of the French Financial Markets Authority (Autorité des marchés financiers, AMF). The work of the independent expert will be overseen by the ad hoc committee established by the MPI Board of Directors.

[1]

The Maurel & Prom ad hoc committee is made up of four independent directors, within the meaning of the AFEP-MEDEF corporate governance code to which Maurel & Prom adheres, and the MPI ad hoc committee is made up of three directors, two of whom are independent within in the meaning of the Middlenext corporate governance code to which MPI adheres. All directors who are members of the Maurel & Prom and MPI ad hoc committees have been considered independent, for the purposes of the transaction, by their respective Board of Directors.

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Maurel & Prom and MPI will also file a joint motion to appoint a merger auditor proposed by the ad hoc committees of the Maurel & Prom and MPI Boards of Directors to the Presiding Judge of the Paris Commercial Court. Pursuant to the applicable legal provisions and regulations, the merger auditor must check that the proposed parity is fair for all of the shareholders of Maurel & Prom and MPI.

The merger auditor’s report, the independent expert’s fairness opinion, the draft merger agreement and an information document on the transaction which will be registered by the Autorité des marchés financiers will be available no later than one month before the General Shareholders’ Meetings of Maurel & Prom and MPI called to make a decision on the merger, pursuant to the applicable legal provisions and regulations.

The transaction will be subject to certain usual conditions precedent, particularly confirmation by the AMF that the merger will not result in any obligation for Pacifico to buy back the shares of Maurel & Prom and MPI under Article 236-6 of the AMF General Regulations.

The deal will be presented to shareholders, financial analysts and investors via webcast at 10:00 am (Paris time) on 28 August 2015 at the following link: http://edge.media-server.com/m/p/m8wepxjk/lan/en

The presentation will also be available to the public on the Maurel & Prom and MPI websites. www.maureletprom.fr and www.MPIenergy.com

Maurel & Prom: Press contacts, shareholder and investor relations

Tel: +33 1 53 83 16 45

ir@maureletprom.fr

MPI: Press contacts, shareholder and investor relations

Tel: +33 1 53 83 55 44

ir@mpienergy.com

4

Important information

This press release does not constitute and shall not be construed as an offer or the solicitation of an offer to purchase, sell or exchange any securities of MAUREL & PROM et MPI. In particular, it does not constitute an offer or the solicitation of an offer to purchase, sell or exchange of securities in any jurisdiction (including the US, the United Kingdom, Australia, Canada and Japan) in which it would be unlawful or subject to registration or qualification under the laws of such jurisdiction.

In connection with the proposed transaction, the required information documents will be filed with the Autorité des Marchés Financiers (“AMF”). Investors and shareholders are strongly advised to read, when available, the information documents that have been filed with the AMF because they will contain important information.

Shareholders and investors may obtain free copies of documents filed with the AMF at the AMF’s website at www.amf-france.org or directly from MAUREL & PROM’s website (www.maureletprom.fr) or MPI’s website (www.mpienergy.fr).

Forward-looking statements

This press release contains statements on the prospects and growth strategies of MAUREL & PROM and MPI, based on assumptions and estimates. These forward-looking statements mainly relate to the financial position, results, business and industrial strategy of MAUREL & PROM and MPI. By nature, forward-looking statements contain risks and uncertainties to the extent that they are based on events or circumstances that may or may not happen in the future. These perspectives are based on assumptions that we believe to be reasonable, but which may prove to be incorrect and which depend on a number of risk factors, such as fluctuations in crude oil prices, changes in exchange rates, uncertainties related to the valuation of our oil reserves, actual rates of oil production and the related costs, operational problems, political stability, legislative or regulatory reforms, and even wars, terrorism and sabotage.

5

Press release

Paris, 16 October 2015

No. 11/15

APPROVAL OF THE FINAL TERMS OF THE PROPOSED MERGER

DEFINITIVE PARITY: 1.75 MPI SHARES PER MAUREL & PROM SHARE

(AFTER PAYMENT OF EXTRAORDINARY DIVIDEND OF €0.45 PER SHARE TO MPI SHAREHOLDERS)

Approval of the final terms by the Board of Directors

MPI’s Board of Directors, in its 15 October 2015 extraordinary meeting, considered the various options available to determine the Company’s future in the current environment.

Having rejected all proposals leading to the dissolution of the Company, the Board reviewed the various options, which would optimise the value of its resources.

The merger with Maurel & Prom, under the terms put forward by the experts, i.e. an exchange parity of 1.75 MPI shares per Maurel & Prom share, seemed the most obvious opportunity.

The historical proximity of the two Groups, their know-how, complementary nature and their asset potential, led the Board of Directors to recommend this proposal be put to the vote of the shareholders at the 17 December 2015 Extraordinary General Shareholders’ Meeting.

This recommendation from the Board of Directors is part of a wider plan to merge the Companies to create a European leader among the oil juniors. This merger is a first step on that path.

Final terms of the proposed merger by Maurel & Prom and MPI’s Boards of Directors: definitive exchange parity of 1.75 MPI shares per Maurel & Prom share

The Boards of Directors of MPI and of Maurel & Prom have unanimously (i) voted to confirm in principle the merger by absorption of MPI by Maurel & Prom announced on 27 August 2015, (ii) approved the final terms and conditions for the transaction as well as the terms of the proposed merger, and (iii) decided to convene their shareholders to a General Shareholders’ Meeting to be held on 17 December 2015 to approve the proposed merger.

The Boards of Directors of Maurel & Prom and MPI came to this decision having reviewed the positive recommendations of their respective ad hoc committees set up in accordance with the preliminary conclusions of the Merger Auditors appointed by the Chairman of the Paris Commercial Court, and, for MPI, the conclusions of Associés en Finance, the appointed independent expert.

1

The adopted exchange parity was determined taking a multi-criteria approach based on the discounted future cash flow method, taking into account the macroeconomic context as well as recent events for both companies (in Gabon and Tanzania for Maurel & Prom and in Nigeria for MPI) and on the stock market prices of both companies before the merger was announced.

Based on these analyses, the parity set by the Boards of Directors of Maurel & Prom and MPI is 1.75 MPI shares per Maurel & Prom share, or 7 MPI shares for 4 Maurel & Prom shares.

This final exchange parity factors in an extraordinary dividend of €0.45 for each MPI share with dividend rights. This extraordinary dividend will be subject to approval by MPI shareholders at the 17 December 2015 Ordinary General Shareholders’ Meeting. This dividend is the maximum amount that MPI can pay based on its distributable reserves.

The report of the independent expert appointed by MPI, Associés en Finance, will be available on MPI’s website as soon as possible. It includes its opinion on the fairness of the exchange parity adopted for the merger.

The Merger Auditors’ reports will be made available to shareholders on the websites of both companies as soon as possible after the companies have received them.

The companies will make the following documents available to their shareholders via their websites:

•	the merger agreement, once it is filed with the Clerk of the Paris Commercial Court;

•	an information document regarding the transaction, once this document is filed by the AMF; and

•	updates of both companies’ 2014 Annual Reports, once these documents are filed with the AMF.

The Notice of Meeting for each company’s General Shareholders’ Meeting will be published in accordance with applicable laws and regulations. In accordance with AMF recommendations, the reports of the Boards of Directors of Maurel & Prom and MPI to its General Shareholders’ Meetings, will be available on each company’s website on the same day that the Notice of Meeting is published in the official gazette (Bulletin des Annonces Légales Obligatoires).

In addition to approval by the shareholders of MPI and Maurel & Prom, the transaction requires confirmation by the AMF that the merger does not legally oblige Pacifico to file a compulsory buyout offer for the two companies pursuant to Article 236-6 of the General Regulations of the AMF.

According to the proposed schedule, the merger should be approved on 17 December 2015 and definitively completed on 23 December 2015, with retroactive effect from 1 January 2015.

The shareholders of both companies will be notified when the documents and information referred to above, relating to both companies, are available on their websites.

In view of the completion of this transaction, the liquidity contract on MPI shares was suspended at the end of trading as of October 13, 2015 .

2

Important information

This press release does not constitute and shall not be construed as an offer or the solicitation of an offer to purchase, sell or exchange any securities of MAUREL & PROM or MPI. In particular, it does not constitute an offer or the solicitation of an offer to purchase, sell or exchange of securities in any jurisdiction (including the US, the United Kingdom, Australia, Canada and Japan) in which it would be unlawful or subject to registration or qualification under the laws of such jurisdiction.

This business combination is made for the securities of a foreign company, and is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in any of the documents made available to the public in the context of the business combination have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the US federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

In connection with the proposed transaction, the required information documents will be filed with the Autorité des Marchés Financiers (“AMF”). Investors and shareholders are strongly advised to read, when available, the information documents that have been filed with the AMF because they will contain important information.

Shareholders and investors may obtain free copies of documents filed with the AMF at the AMF’s website at www.amf-france.org or directly from MAUREL & PROM’s website (www.maureletprom.fr) or MPI’s website (www.mpienergy.fr).

PRESS CONTACTS, INVESTOR AND SHAREHOLDER RELATIONS

MPI

ir@mpienergy.com

Phone: +33 1 53 83 55 44

For more information: www.mpienergy.com

Listed on: NYSE Euronext – Compartment B – CAC All Shares – CAC PME

ISIN code: FR0011120914

MPI is eligible for the French “PEA PME” investment scheme’

This document may contain forward-looking statements about MPI’s financial position, income, activities and industrial strategy. By nature, forward-looking statements contain risks and uncertainties to the extent that they are based on events or circumstances that may or may not happen in the future. These projections are based on assumptions we believe to be reasonable, but which may prove to be incorrect and which depend on a number of risk factors such as, fluctuations in crude oil prices, changes in exchange rates, uncertainties related to the valuation of our oil reserves, actual rates of oil production and the related costs, operational problems, political stability, legislative or regulatory reforms, or even wars, terrorism and sabotage.

3

Press Release

Paris, 16 October 2015

No. 12/15

Planned Merger MPI and Maurel & Prom

Publication of the independent expert report

As part of the merger between MPI and Maurel & Prom, the Company announces the availability on the website of the company the report of the independent expert: www.mpienergy.com in the section dedicated to the operation “Merger MPI / M & P”.

The translation in English of the independent expert report is underway and will be posted as soon as possible.

PRESS CONTACTS, INVESTOR AND SHAREHOLDER RELATIONS

MPI

ir@mpienergy.com

Phone: +33 1 53 83 55 44

For more information: www.mpienergy.com

Listed on: NYSE Euronext – Compartment B – CAC All Shares – CAC PME

ISIN code: FR0011120914

MPI is eligible for the French “PEA PME” investment scheme

This document may contain forward-looking statements about MPI’s financial position, income, activities and industrial strategy. By nature, forward-looking statements contain risks and uncertainties to the extent that they are based on events or circumstances that may or may not happen in the future. These projections are based on assumptions we believe to be reasonable, but which may prove to be incorrect and which depend on a number of risk factors such as, fluctuations in crude oil prices, changes in exchange rates, uncertainties related to the valuation of our oil reserves, actual rates of oil production and the related costs, operational problems, political stability, legislative or regulatory reforms, or even wars, terrorism and sabotage.

1

Press Release

Paris, 21 October 2015

No. 12/15-2

Planned Merger MPI and Maurel & Prom

Publication of the independent expert report (in English)

As part of the merger between MPI and Maurel & Prom, the translation in English of the independent expert is available on the website of the company : www.mpienergy.com in the section dedicated to the operation “Merger MPI / M & P”.

PRESS CONTACTS, INVESTOR AND SHAREHOLDER RELATIONS

MPI

ir@mpienergy.com

Phone: +33 1 53 83 55 44

For more information: www.mpienergy.com

Listed on: NYSE Euronext – Compartment B – CAC All Shares – CAC PME

ISIN code: FR0011120914

MPI is eligible for the French “PEA PME” investment scheme

This document may contain forward-looking statements about MPI’s financial position, income, activities and industrial strategy. By nature, forward-looking statements contain risks and uncertainties to the extent that they are based on events or circumstances that may or may not happen in the future. These projections are based on assumptions we believe to be reasonable, but which may prove to be incorrect and which depend on a number of risk factors such as, fluctuations in crude oil prices, changes in exchange rates, uncertainties related to the valuation of our oil reserves, actual rates of oil production and the related costs, operational problems, political stability, legislative or regulatory reforms, or even wars, terrorism and sabotage.

1

Press Release

Paris, 4 November 2015

No. 13/15

Planned Merger MPI and Maurel & Prom

Publication of documents

As part of the merger between MPI and Maurel & Prom, the Company announces the availability on its website www.mpienergy.com in the section dedicated to the operation “Merger MPI / M&P” of the following documents :

•	The draft agreement on the merger

•	The notice of proposed merger

•	The report of the merger auditors on the value of contributions (in French)

•	The report of the merger auditors on the remuneration for the contributions (in French)

The translations in English of the report of the merger auditors on the value of contributions and the report of the merger auditors on the remuneration for the contributions are underway and will be posted as soon as possible.

1

Important information

This press release does not constitute and shall not be construed as an offer or the solicitation of an offer to purchase, sell or exchange any securities of MAUREL & PROM or MPI. In particular, it does not constitute an offer or the solicitation of an offer to purchase, sell or exchange of securities in any jurisdiction (including the US, the United Kingdom, Australia, Canada and Japan) in which it would be unlawful or subject to registration or qualification under the laws of such jurisdiction.

This business combination is made for the securities of a foreign company, and is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in any of the documents made available to the public in the context of the business combination have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the US federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

In connection with the proposed transaction, the required information documents will be filed with the Autorité des Marchés Financiers (“AMF”). Investors and shareholders are strongly advised to read, when available, the information documents that have been filed with the AMF because they will contain important information.

Shareholders and investors may obtain free copies of documents filed with the AMF at the AMF’s website at www.amf-france.org or directly from MAUREL & PROM’s website (www.maureletprom.fr) or MPI’s website (www.mpienergy.com).

PRESS CONTACTS, INVESTOR AND SHAREHOLDER RELATIONS

MPI

ir@mpienergy.com

Phone: +33 1 53 83 55 44

For more information: www.mpienergy.com

Listed on: NYSE Euronext – Compartment B – CAC All Shares – CAC PME

ISIN code: FR0011120914

MPI is eligible for the French “PEA PME” investment scheme

This document may contain forward-looking statements about MPI’s financial position, income, activities and industrial strategy. By nature, forward-looking statements contain risks and uncertainties to the extent that they are based on events or circumstances that may or may not happen in the future. These projections are based on assumptions we believe to be reasonable, but which may prove to be incorrect and which depend on a number of risk factors such as, fluctuations in crude oil prices, changes in exchange rates, uncertainties related to the valuation of our oil reserves, actual rates of oil production and the related costs, operational problems, political stability, legislative or regulatory reforms, or even wars, terrorism and sabotage.

2

Press Release

Paris, 11 November 2015

No. 15/15

Planned Merger MPI and Maurel & Prom

AVAILABILITY OF PREPARATORY DOCUMENTS FOR THE SHAREHOLDERS’

COMBINED GENERAL MEETING OF 17 DECEMBER 2015

The Company informs its shareholders that they are invited to attend the combined general meeting (ordinary and extraordinary) at Pavillon Gabriel, 5 avenue Gabriel (75008 Paris), on 17 December 2015, at 10.00 am.

Notice of the shareholders’ combined general meeting (ordinary and extraordinary) was published in the Bulletin des Annonces Légales Obligatoires (BALO) of 11 November 2015, as well as on the Company’s website (www.mpienergy.com). It contains the agenda for this general meeting, the draft resolutions proposed by the board of directors and the main conditions under which shareholders may participate, vote and exercise their rights.

The report of the board of directors to the shareholders’ combined general meeting (ordinary and extraordinary) is also available now on the Company’s website (www.mpienergy.com) in accordance with the AMF recommendation No. 2012-05.

In accordance with applicable legal and regulatory provisions, all the documents that must be kept at the disposal of shareholders under general meetings will be available at the Company’s registered office, within the applicable time limits, and, in relation to the documents provided for in Article R. 225-73-1 of the French commercial Code, on the Company’s website at the following address: www.mpienergy.com from the twenty-first day at the latest preceding the shareholders’ combined general meeting (ordinary and extraordinary) of the Company.

The Company also reminds, as part of the merger with Maurel & Prom, that the draft merger agreement and the reports of the merger auditors on the value of contributions and the remuneration for the contributions are available on its website (www.mpienergy.com) in the section dedicated to the operation “Planned merger Maurel & Prom and MPI”. In accordance with applicable legal regulatory provisions, these documents have also been filed with the registrar of the commercial Court of Paris.

1

Important information

This press release does not constitute and shall not be construed as an offer or the solicitation of an offer to purchase, sell or exchange any securities of MAUREL & PROM or MPI. In particular, it does not constitute an offer or the solicitation of an offer to purchase, sell or exchange of securities in any jurisdiction (including the US, the United Kingdom, Australia, Canada and Japan) in which it would be unlawful or subject to registration or qualification under the laws of such jurisdiction.

This business combination is made for the securities of a foreign company, and is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in any of the documents made available to the public in the context of the business combination have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the US federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

In connection with the proposed transaction, the required information documents will be filed with the Autorité des Marchés Financiers (“AMF”). Investors and shareholders are strongly advised to read, when available, the information documents that have been filed with the AMF because they will contain important information.

Shareholders and investors may obtain free copies of documents filed with the AMF at the AMF’s website at www.amf-france.org or directly from MAUREL & PROM’s website (www.maureletprom.fr) or MPI’s website (www.mpienergy.com).

PRESS CONTACTS, INVESTOR AND SHAREHOLDER RELATIONS

MPI

ir@mpienergy.com

Phone: +33 1 53 83 55 44

For more information: www.mpienergy.com

Listed on: NYSE Euronext – Compartment B – CAC All Shares – CAC PME

ISIN code: FR0011120914

MPI is eligible for the French “PEA PME” investment scheme

This document may contain forward-looking statements about MPI’s financial position, income, activities and industrial strategy. By nature, forward-looking statements contain risks and uncertainties to the extent that they are based on events or circumstances that may or may not happen in the future. These projections are based on assumptions we believe to be reasonable, but which may prove to be incorrect and which depend on a number of risk factors such as, fluctuations in crude oil prices, changes in exchange rates, uncertainties related to the valuation of our oil reserves, actual rates of oil production and the related costs, operational problems, political stability, legislative or regulatory reforms, or even wars, terrorism and sabotage.

2